As filed with the Securities and Exchange Commission on January 10, 2025
Registration No. 333-282333

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BERRY GLOBAL GROUP, INC.
BERRY GLOBAL, INC.
(Exact name of registrant as specified in its charter)
Delaware	3089	35-1814673
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
101 Oakley Street
Evansville, Indiana 47710
(812) 424-2904
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Kevin Kwilinski
Chief Executive Officer
Berry Global Group, Inc.
101 Oakley Street
Evansville, Indiana 47710
(812) 424-2904
(Name, address, including zip code, and telephone number, including area code, of agent for service)
SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Copies of communications to:
Jason K. Greene Executive Vice President, Chief Legal Officer and Secretary Berry Global Group, Inc. 101 Oakley Street Evansville, Indiana 47710 (812) 424-2904	Eliot W. Robinson Tyler F. Mark Bryan Cave Leighton Paisner LLP One Atlantic Center, Fourteenth Floor 1201 West Peachtree Street, NW Atlanta, Georgia 30309-3488 (404) 572-6600
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
☐

Exchange Act Rule 14d-1(d) (Cross-Border Third Party Tender Offer)
☐

The registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors
Exact name of registrant as specified in its charter	State or other jurisdiction of formation	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
AeroCon, LLC	Delaware	3089	35-1948748
Berry Global Films, LLC	Delaware	3089	35-2184293
Berry Plastics IK, LLC	Delaware	3089	42-1382173
Berry Plastics Acquisition Corporation V	Delaware	3089	36-4509933
Berry Plastics Acquisition LLC X	Delaware	3089	35-2184301
Berry Plastics Design, LLC	Delaware	3089	62-1689708
Berry Plastics Filmco, Inc.	Delaware	3081	34-1848686
Berry Plastics Opco, Inc.	Delaware	3089	30-0120989
Berry Plastics SP, Inc	Delaware	3089	52-1444795
Berry Plastics Technical Services, Inc.	Delaware	3089	57-1029638
Berry Specialty Tapes, LLC	Delaware	2673	35-2184302
Berry Tapes Holding Company, Inc.	Delaware	2672	99-4097803
BPRex Closure Systems, LLC	Delaware	3089	27-4588544
BPRex Closures Kentucky Inc.	Delaware	3089	56-2209554
BPRex Closures, LLC	Delaware	3089	27-4579074
BPRex Delta Inc	Delaware	3089	71-0725503
BPRex Healthcare Brookville Inc.	Delaware	3089	22-2784127
BPRex Healthcare Packaging Inc.	Delaware	3089	20-1555450
BPRex Plastic Packaging Inc.	Delaware	3089	34-1559354
BPRex Product Design and Engineering Inc.	Minnesota	3089	41-0751022
BPRex Specialty Products Puerto Rico Inc.	New Jersey	3089	66-0414062
Caplas LLC	Delaware	3089	20-3888603
Caplas Neptune, LLC	Delaware	3089	20-5557864
Captive Plastics, LLC	Delaware	3089	22-1890735
Cardinal Packaging, Inc.	Delaware	3089	34-1396561
Chocksett Road Limited Partnership	Massachusetts	3081	30-0556078
Chocksett Road Realty Trust	Massachusetts	3081	04-6646061
Consumer Packaging Int’l Holdings, LLC	Delaware	3089	99-0782980
Covalence Specialty Adhesives LLC	Delaware	2672	20-4104683
CPI Holding Corporation	Delaware	3089	34-1820303
Dumpling Rock, LLC	Massachusetts	3081	27-2763918
Estero Porch, LLC	Delaware	3081	27-4109579
F&S Export, Inc.	Delaware	3544	47-2168540
F&S Precision Holdings, Inc.	Delaware	3544	85-1852044
F&S Tool, Inc.	Pennsylvania	3544	25-1674239
Global Closure Systems America 1, Inc.	Delaware	3089	02-0759661
Grafco Industries Limited Partnership	Maryland	3089	52-1729327
Kerr Group, LLC	Delaware	3089	95-0898810
Knight Plastics, LLC	Delaware	3089	35-2056610
Laddawn, Inc	Massachusetts	3081	04-2590187
Lamb’s Grove, LLC	Delaware	3081	20-1648837
Letica Corporation	Michigan	3089	38-1871243

Exact name of registrant as specified in its charter	State or other jurisdiction of formation	Primary Standard Industrial Classification Code No.	I.R.S. Employer Identification No.
Letica Resources, Inc.	Michigan	3089	38-2308379
M&H Plastics, LLC	Virginia	3089	06-1711463
Millham, LLC	Delaware	3081	51-0437775
Packerware, LLC	Delaware	3089	48-0759852
Pliant International, LLC	Delaware	2673	87-0473075
Pliant, LLC	Delaware	2673	43-2107725
Poly-Seal, LLC	Delaware	3089	52-0892112
Rollpak Corporation	Delaware	3089	35-1582626
RPC Bramlage, Inc.	Pennsylvania	3089	23-2879309
RPC Leopard Holdings, Inc.	Delaware	3089	35-2646493
RPC Packaging Holdings (US), Inc.	Delaware	3089	51-0408655
RPC Superfos US, Inc.	Delaware	3089	45-4818978
RPC Zeller Plastik Libertyville, Inc.	Delaware	3089	20-3452025
Saffron Acquisition, LLC	Delaware	3089	94-3293114
Setco, LLC	Delaware	3089	56-2374074
Sugden, LLC	Delaware	3081	26-2577829
Sun Coast Industries, LLC	Delaware	3089	59-1952968
Uniplast Holdings, LLC	Delaware	2673	13-3999589
Uniplast U.S., Inc.	Delaware	2673	04-3199066
Venture Packaging Midwest, Inc.	Delaware	3089	34-1809003
Venture Packaging, Inc.	Delaware	3089	51-0368479
All additional registrants have the following principal executive office:
c/o Berry Global Group, Inc.
101 Oakley Street,
Evansville, Indiana 47710

The information in this prospectus is not complete and may be changed. We may not exchange these securities until the registration statement filed with the Securities and Exchange Commission is effective. The prospectus is not an offer to exchange these securities and is not soliciting an offer to exchange these securities in any state where the offer or sale is not permitted.
Subject to completion, dated January 10, 2025
PRELIMINARY PROSPECTUS
Berry Global, Inc.
a wholly owned subsidiary of Berry Global Group, Inc.
OFFER TO EXCHANGE ITS
5.650% First Priority Senior Secured Notes due 2034, and
5.800% First Priority Senior Secured Notes due 2031
that have been registered under the Securities Act of 1933, as amended (the “Securities Act”),
FOR AN EQUAL AMOUNT OF ITS OUTSTANDING
5.650% First Priority Senior Secured Notes due 2034, and
5.800% First Priority Senior Secured Notes due 2031
that were issued and sold in transactions exempt from registration under the Securities Act

We are offering, upon the terms and subject to the conditions set forth in this prospectus and the accompanying letter of transmittal, to exchange an aggregate principal amount of up to $800,000,000 of our new 5.650% First Priority Senior Secured Notes due 2034 (the “5.650% Exchange Notes”), and an aggregate principal amount of up to $800,000,000 of our new 5.800% First Priority Senior Secured Notes due 2031 (the “5.800% Exchange Notes” and together with the 5.650% Exchange Notes, the “Exchange Notes”), for an equal amount of our outstanding unregistered 5.650% First Priority Senior Secured Notes due 2034 (the “5.650% Outstanding Notes”) and unregistered 5.800% First Priority Senior Secured Notes due 2031 (the “5.800% Outstanding Notes” and together with the 5.650% Outstanding Notes, the “Outstanding Notes”), in a transaction registered under the Securities Act of 1933, as amended, which we refer to as the “Securities Act.” We collectively refer to the Exchange Notes and the Outstanding Notes as the “Notes.” We refer to the offers described in this prospectus to exchange the Exchanges Notes for the Outstanding Notes as the “exchange offers.”
The issuer of the Notes is Berry Global, Inc., which we refer to as “BGI” or the “Issuer.” BGI is a wholly owned subsidiary of Berry Global Group, Inc. Except as otherwise indicated, all references to “Berry,” “the Company,” “we,” “our,” “us,” and similar terms in this prospectus refer to Berry Global Group, Inc. together with its subsidiaries through which it operates.
The Outstanding Notes are, and the Exchange Notes will be, fully and unconditionally guaranteed, jointly and severally, on a first priority senior secured basis, by each of BGI’s existing and future direct or indirect subsidiaries that guarantees our senior secured credit facilities and our existing first and second priority senior secured notes, which we refer to as our existing first priority notes and our existing second priority notes, as applicable, and by Berry on an unsecured basis. The Outstanding Notes and the guarantees thereof are, and the Exchange Notes and the guarantees thereof will be, unsubordinated obligations of BGI and the guarantors, are equal in right of payment to all of BGI’s and such guarantors’ existing and future unsubordinated indebtedness and structurally subordinated to all the liabilities of BGI’s subsidiaries that are not or do not become subsidiary guarantors, are secured by a second priority lien on accounts receivable, inventory and certain related assets that secure BGI’s revolving credit facility and a first priority security interest in substantially all of the other assets of BGI and the existing and future domestic subsidiary guarantors that guarantee its obligations under its senior secured credit facilities (subject to certain specified exceptions and permitted liens), are contractually senior to the existing second priority notes in respect of the right to receive proceeds of the collateral, are effectively senior to all of BGI’s and the subsidiary guarantors’ existing and future indebtedness that is not secured by a lien on the collateral to the extent of the value of the collateral securing the Notes, equal in right of BGI’s other first priority notes, and are effectively junior to the obligations under BGI’s revolving credit facility to the extent of the value of the collateral that secures such facility on a senior basis.
We will exchange all Outstanding Notes that are validly tendered and not withdrawn prior to the expiration of the exchange offer. The Exchange Notes are substantially identical to the Outstanding Notes, except that the Exchange Notes will be registered under the Securities Act and will not be subject to transfer restrictions or entitled to registration rights, and the additional interest provisions applicable to the outstanding notes in some circumstances relating to the timing of the exchange offers will not apply to the Exchange Notes.
The exchange offers will expire at 5:00 p.m., New York City time, on            , 2025, unless we extend the offer. We will announce any extension by press release or other permitted means no later than 9:00 a.m. on the business day after the expiration of the exchange offers. Completion of the exchange offers is subject to certain customary conditions, which we may waive. The exchange offers are not conditioned upon any minimum principal amount of the Outstanding Notes being tendered for exchange.
The exchange of Outstanding Notes for Exchange Notes pursuant to the exchange offers should not constitute a taxable exchange for U.S. federal income tax purposes. See “Certain Material United States Federal Income Tax Considerations.”
There is no existing market for the Exchange Notes, and we do not intend to apply for listing or quotation on any exchange or other securities market.
Each broker-dealer that receives Exchange Notes for its own account pursuant to the exchange offers must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act (or, to the extent permitted by law, make available a prospectus meeting the requirements of the Securities Act to purchasers) in connection with any resale of such Exchange Notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making or other trading activities. We have agreed that, for a period of 90 days following the effective date of the registration statement of which this prospectus forms a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”
For a discussion of factors you should consider in determining whether to tender your Outstanding Notes, see “Risk Factors” beginning on page 12 of this prospectus.

We are not asking you for a proxy, and you are requested not to send us a proxy.
Neither the Securities and Exchange Commission, which we refer to as the SEC, nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is            , 2025.

We have not authorized anyone to give any information or to make any representations concerning this exchange offers except the information and representations that are in this prospectus, or referred to under “Where You Can Find More Information.” If anyone gives or makes any other information or representation, you should not rely on it. This prospectus is not an offer to sell or a solicitation of an offer to buy securities in any circumstances in which the offer or solicitation is unlawful. You should not interpret the delivery of this prospectus, or any sale of securities, as an indication that there has been no change in our affairs since the date of this prospectus. You should also be aware that information in this prospectus may change after this date.
This prospectus incorporates by reference business and financial information about us that is not included in or delivered with this prospectus. See “Incorporation By Reference.” This information is available without charge upon written or oral request directed to:
Berry Global Group, Inc.
101 Oakley Street
Evansville, Indiana 47710
Attention: Director of Investor Relations
(812) 424-2904
If you would like to request copies of these documents, please do so by                  , 2025 (which is five business days before the scheduled expiration of the exchange offer) for delivery prior to the expiration of the exchange offer.

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CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated by reference in this prospectus contain forward-looking statements that are based on current expectations, estimates, forecasts and projections about us, our future performance, our liquidity, our beliefs and management’s assumptions. Such forward-looking statements include statements regarding expected financial results and other planned events, including, but not limited to, anticipated liquidity, EBITDA and capital expenditures. Words such as “anticipate,” “assume,” “believe,” “estimate,” “expect,” “intend,” “plan,” “seek,” “project,” “target,” “goal,” “likely,” “will,” “would,” “could,” and variations of such words and similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. The occurrence of the events described and the achievement of the expected results depend on many events, some or all of which are not predictable or within our control. Therefore, actual future events or results may differ materially from these statements.
The following is a list of factors, among others, that could cause actual results to differ materially from the forward-looking statements:
•
risks associated with our substantial indebtedness and debt service;

•
changes in prices and availability of resin and other raw materials and our ability to pass on changes in raw material prices to our customers on a timely basis;

•
risks related to acquisitions or divestitures and integration of acquired businesses and their operations, and realization of anticipated cost savings and synergies;

•
risks related to international business, including transactional and translational foreign currency exchange rate risk and the risks of compliance with applicable export controls, sanctions, anti-corruption laws and regulations;

•
increases in the cost of compliance with laws and regulations, including environmental, safety and climate change laws and regulations;

•
labor issues, including the potential labor shortages, shutdowns or strikes, or the failure to renew effective bargaining agreements;

•
risks related to disruptions in the overall global economy, persistent inflation, supply chain disruptions, and the financial markets that may adversely impact our business;

•
risks of catastrophic loss of one of our key manufacturing facilities, natural disasters, and other unplanned business interruptions;

•
risks related to weather-related events and longer-term climate change patterns;

•
risks related to the failure of, inadequacy of, or attacks on our information technology systems and infrastructure;

•
risks that our restructuring programs may entail greater implementation costs or result in lower cost savings than anticipated;

•
risks related to future write-offs of substantial goodwill;

•
risks of competition, including foreign competition, in our existing and future markets;

•
risks related to market conditions associated with our share repurchase program;

•
risks related to market disruptions and increased market volatility; and

•
the other factors discussed in the section of this prospectus titled “Risk Factors.”

These forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. Forward-looking statements should, therefore, be considered in light of various factors, including those set forth in this prospectus under “Risk Factors” and elsewhere in this prospectus, and under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the

ii

documents incorporated by reference into this prospectus. Moreover, we caution that the foregoing list of important factors may not contain all of the material factors that are important to you. Accordingly, readers should not place undue reliance on those statements. All forward-looking statements are based upon information available to us on the date hereof. All forward-looking statements are made only as of the date hereof and we do not undertake any obligation to update or publicly release any revisions to these forward-looking statements to reflect changes in underlying assumptions, new information, future events or other changes after the date of this prospectus or to reflect the occurrence of unanticipated events.

iii

PROSPECTUS SUMMARY
The following summary contains information about our Company and the exchange offers and highlights information contained elsewhere in this prospectus, and is qualified in its entirety by the more detailed information and consolidated financial statements included elsewhere in this prospectus or incorporated by reference herein. This summary is not complete and may not contain all of the information that may be important to you. You should carefully read the entire prospectus, including the information incorporated by reference in this prospectus, the section entitled “Risk Factors” and our consolidated financial statements and notes to those statements incorporated by reference herein, before making an investment decision. See the sections of this prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference”. Unless otherwise indicated, the non-financial information presented herein is as of the date of this prospectus.
Our Company
At Berry, we create innovative packaging solutions that we believe make life better for people and the planet. We do this every day by leveraging our unmatched global capabilities, sustainability leadership, and deep innovation expertise to serve customers of all sizes around the world. Harnessing the strength in our diversity and industry-leading talent of over 34,000 global employees across more than 200 locations, we partner with customers to develop, design, and manufacture innovative products with an eye toward the circular economy. The challenges we solve and the innovations we pioneer benefit our customers at every stage of their journey. We sell our products predominantly into stable, consumer-oriented end markets, such as healthcare, personal care, and food and beverage.
Our customers consist of a diverse mix of global, national, regional and local specialty businesses. For the fiscal year ended September 28, 2024 (“fiscal 2024”), no single customer represented more than 5% of net sales and our top ten customers represented 14% of net sales. We believe our manufacturing processes, manufacturing footprint and our ability to leverage our scale to reduce costs positions us as a low-cost manufacturer relative to our competitors.
Additional financial information about Berry’s business segments is provided in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the “Notes to Consolidated Financial Statements” in Berry’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024, which is incorporated by reference herein.
Berry was incorporated in Delaware on November 18, 2005. BGI, a wholly owned subsidiary of Berry, was incorporated in Delaware on December 11, 1990. The principal executive offices of Berry and BGI are located at 101 Oakley Street, Evansville, Indiana 47710, and the telephone number is (812) 424-2904. Berry also maintains an Internet site at http://www.berryglobal.com . Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus (except for our SEC reports expressly incorporated by reference herein) and you should not rely on any such information in making your investment decision.
Our Businesses
In fiscal 2024, our business was organized into four reporting segments: Consumer Packaging International, Consumer Packaging North America, Flexibles and Health, Hygiene & Specialties. The structure is designed to align us with our customers, provide optimal service, drive future growth, and to facilitate synergy realization.
Consumer Packaging International
The Consumer Packaging International segment is a manufacturer of rigid products that primarily services non-North American markets. Product groups within the segment include Closures and Dispensing Systems, Pharmaceutical Devices and Packaging, Bottles and Canisters, Containers, and Technical Components.
Consumer Packaging North America
The Consumer Packaging North America segment is a manufacturer of rigid products that primarily services North American markets. Product groups within the segment include Containers and Pails, Foodservice, Closures, Bottles and Prescription Vials, and Tubes.

Flexibles
The Flexibles segment is a manufacturer of flexible products that services primarily North American and European markets. Product groups within the segment include Stretch and Shrink Films, Converter Films, Institutional Can Liners, Food and Consumer Films, Retail Bags, and Agriculture Films.
Health, Hygiene & Specialties
The Health, Hygiene & Specialties segment is a manufacturer of non-woven and related products that services global markets. Product groups within the segment include Healthcare, Hygiene, Specialties, and Tapes.
Our Strengths
We believe our consistent financial performance is the direct result of the following competitive strengths:
Industry leader with significant scale and relevance in the supply chain.   One of our key business strategies is to be a market leader in each of our product lines. Through quality manufacturing, innovation in product design, a focus on customer service and a skilled and dedicated workforce, we have achieved strong competitive positions in many major product lines.
Large, stable, blue-chip customer base.   Our customers consist of a diverse mix of global, national, regional and local specialty businesses. In fiscal year 2024, no single customer represented more than 5% of Berry’s net sales and our top ten customers represented 14% of net sales.
Track record of strong and stable cash flows.   Our strong earnings, combined with our modest capital expenditure profile and limited working capital requirements, have historically resulted in the generation of significant cash flow. We have a consistent track record of generating strong cash flow as a percentage of net sales relative to our plastic packaging peers.
Manufacturing capabilities and low-cost operations drive profitability.   We believe that our large, high volume equipment and flexible, cross-facility manufacturing capabilities result in lower unit-production costs than many of our competitors as we can leverage fixed costs, capacity utilization and longer production runs. We also expect to capitalize on our purchasing power to lower the cost of raw materials such as resin, a raw material where we believe we are one of the largest global buyers in the market.
Recent Developments
Spinoff of Global Nonwovens and Hygiene Films Business
On February 6, 2024, Berry entered into certain definitive agreements with Glatfelter Corporation (“Glatfelter”) and certain of their respective subsidiaries that provide for a series of transactions including the spinoff of the global nonwovens and hygiene films business (the “HHNF Business”) of Berry and subsequent merger of the HHNF Business with and into a subsidiary of Glatfelter (collectively, the “Spinoff Transaction”).
On November 4, 2024, the Company completed the Spinoff Transaction. At the closing of the Spinoff Transaction, the subsidiary guarantors and the liens on collateral securing the Notes that are part of the HHNF Business were released in accordance with the terms of the indenture governing the Notes.
On November 19, 2024, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Amcor plc (“Amcor”), pursuant to which Berry will be merged with and into a subsidiary of Amcor and become a wholly-owned subsidiary of Amcor. The transaction with Amcor is subject to certain customary closing conditions including, but not limited to, approval by the shareholders of Berry and Amcor and the effectiveness of a registration statement under the U.S. federal securities laws.
Risk Factors
You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein and, in particular, you should evaluate the specific factors set forth under “Risk Factors” in this prospectus for risks you should consider in connection with the exchange offer.

The Exchange Offers
In January 2024, BGI issued $800,000,000 in aggregate principal amount of 5.650% Outstanding Notes. In May 2024, BGI issued $800 million in aggregate principal amount of 5.800% Outstanding Notes. The Outstanding Notes, in each case, were issued to groups of initial purchasers in reliance on exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable securities laws. In connection with the sale of the Outstanding Notes to the initial purchasers, in each case we entered into a registration rights agreement pursuant to which we agreed, among other things, to file an exchange offer registration statement of which this prospectus is a part. The summary below describes the principal terms and conditions of the exchange offers. Some of the terms and conditions described below are subject to important limitations and exceptions. See “The Exchange Offers” for a more detailed description of the terms and conditions of the exchange offers and “Description of Exchange Notes” for a more detailed description of the terms of the Exchange Notes.
The Exchange Offers
We are offering to exchange up to $1,600,000,000 aggregate principal amount of newly issued and registered Exchange Notes, consisting of $800,000,000 of our 5.650% Exchange Notes and our 5.800% Exchange Notes, in each case, registered under the Securities Act, which we refer to collectively as the “Exchange Notes,” for all of our outstanding unregistered 5.650% Outstanding Notes and 5.850% Outstanding Notes, which we refer to collectively as our “Outstanding Notes.” For each Outstanding Note surrendered to us pursuant to the exchange offers, the holder of such Outstanding Note will receive an Exchange Note having a principal amount equal to that of the surrendered Outstanding Note. Holders may tender some or all of their Outstanding Notes pursuant to the exchange offers. However, Outstanding Notes may be tendered only in integral multiples of $1,000 in principal amount, subject to a minimum denomination of $2,000. The form and terms of the Exchange Notes will be substantially the same as the form and terms of the surrendered Outstanding Notes. The Exchange Notes will evidence the same indebtedness and will replace the Outstanding Notes tendered in exchange therefor, and will be issued pursuant to, and entitled to the benefits of, the indenture governing the Outstanding Notes. As of the date of this prospectus, the following aggregate principal amounts of our unregistered Outstanding Notes remains outstanding: $800,000,000 aggregate principal amount of the 5.650% Outstanding Notes and $800,000,000 aggregate principal amount of the 5.800% Outstanding Notes.
The terms of the Exchange Notes are identical in all material respects to those of the Outstanding Notes, except the Exchange Notes will not be subject to transfer restrictions and holders of the Exchange Notes, with limited exceptions, will have no registration rights. Also, the Exchange Notes will not include provisions contained in the Outstanding Notes that required payment of additional interest in the event we failed to satisfy our registration obligations with respect to the Outstanding Notes.
Outstanding Notes that are not tendered for exchange will continue to be subject to transfer restrictions and, with limited exceptions, will not have registration rights. Therefore, the market for secondary resales of Outstanding Notes that are not tendered for exchange is likely to be substantially limited. However, no market currently exists for the Exchange Notes and we can offer no assurance that such a market will develop.

BGI will issue registered Exchange Notes promptly after the expiration of the exchange offers. The exchange offers are not subject to any federal or state regulatory requirements or approvals other than securities laws and blue sky laws.
Transferability of Exchange
Notes
Based on interpretations by the staff of the SEC as detailed in a series of no-action letters issued to third parties, we believe that, as long as you are not a broker-dealer, the Exchange Notes offered in the exchange offers may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act as long as:
•
you are acquiring the Exchange Notes in the ordinary course of your business;

•
you are not participating in, do not intend to participate in and have no arrangement or understanding with any person to participate in a “distribution” of the Exchange Notes; and

•
you are not an “affiliate” of ours within the meaning of Rule 405 of the Securities Act.

If any of these conditions is not satisfied and you transfer any Exchange Notes issued to you in the exchange offers without delivering a proper prospectus or without qualifying for a registration exemption, you may incur liability under the Securities Act.
Moreover, our belief that transfers of Exchange Notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make a similar interpretation with respect to our exchange offers. We will not be responsible for or indemnify you against any liability you may incur under the Securities Act.
Each broker or dealer that receives Exchange Notes for its own account in the exchange offers for Outstanding Notes that were acquired as a result of market-making or other trading activities must acknowledge that it will comply with the prospectus delivery requirements of the Securities Act in connection with any offer to resell or other transfer of the Exchange Notes issued in the exchange offers.
Furthermore, any broker-dealer that acquired any of its Outstanding Notes directly from us, in the absence of an exemption therefrom,
•
may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (July 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

•
must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

See “Plan of Distribution.”

Expiration Date
The exchange offers will expire at 5:00 p.m., New York City time, on      , 2025, unless we extend the expiration date. See “The Exchange Offers — Expiration Date; Extension; Amendment.”
Withdrawal Rights
You may withdraw your tender at any time before the exchange offers expire. Any Outstanding Notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offers. See “The Exchange Offers — Withdrawal Rights.”
Interest
Each series of Exchange Notes will have the same interest payment dates as the corresponding series of Outstanding Notes for which they are being offered in exchange. With respect to each series of Exchange Notes, interest will accrue from the date of original issuance or, if interest has already been paid on the corresponding Outstanding Notes exchanged therefor, the date it was most recently paid on such Outstanding Notes.
We will pay interest on the 5.650% Exchange Notes twice a year, on each January 15 and July 15. We will pay interest on the 5.800% Exchange Notes twice a year, on each June 15 and December 15.
The Exchange Notes will bear interest from the most recent interest payment date on which interest has been paid on the Outstanding Notes, or, if no interest has been paid, from the applicable date of the issuance for each of the Outstanding Notes.
If your Outstanding Notes are accepted for exchange, then you will receive interest on the Exchange Notes and not on the Outstanding Notes. Any Outstanding Notes not tendered will remain outstanding and continue to accrue interest according to their terms. Such interest will be computed on the basis of a 360-day year, comprised of twelve 30-day months.
Exchange Date; Issuance of Exchange Notes
The date of acceptance for exchange of the Outstanding Notes is the exchange date, which will be the first business day following the expiration date of the exchange offer. We will issue the Exchange Notes in exchange for the Outstanding Notes tendered and accepted in the exchange offers promptly following the exchange date. See “The Exchange Offers — Terms of the Exchange Offers; Acceptance of Tendered Notes.”
Conditions to the Exchange
Offer
The exchange offers are subject to customary conditions. We may assert or waive these conditions in our reasonable discretion. See “The Exchange Offers — Conditions to the Exchange Offers” for more information regarding conditions to the exchange offers.
Special Procedures for Beneficial Owners
If you beneficially own Outstanding Notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender in the exchange offers, you should contact such registered holder promptly and instruct such person to tender on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal. See “The Exchange Offers — Procedures for Tendering Outstanding Notes.”
Acceptance of Outstanding Notes and Delivery of Exchange
Notes
Subject to the conditions stated in “The Exchange Offers — Conditions to the Exchange Offers,” we will accept for exchange any and all Outstanding Notes which are properly tendered in the exchange offers before 5:00 p.m., New York City time, on the expiration date. The Exchange Notes will be delivered promptly after the expiration date. See “The Exchange Offers — Terms of the Exchange Offers; Acceptance of Tendered Notes.”
Exchange Agent
U.S. Bank Trust Company, National Association is serving as exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent is set forth under “The Exchange Offers — The Exchange Agent.”
Material U.S. Federal Income Tax Considerations
Generally, a holder of Outstanding Notes will not recognize taxable gain or loss on the exchange of Outstanding Notes for Exchange Notes pursuant to the exchange offers. See “Certain Material United States Federal Income Tax Considerations.”
Accounting Treatment
The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes, as reflected in our accounting records on the date of exchange. Accordingly, we will recognize no gain or loss for accounting purposes upon the closing of the exchange offers. The expenses of the exchange offers will be expensed as incurred. See “The Exchange Offers — Accounting Treatment.”
Use of Proceeds
We will not receive any proceeds from the exchange offers or the issuance of the Exchange Notes. See “Use of Proceeds.”
Effect on Holders of Outstanding Notes
As a result of making this exchange offers, and upon acceptance for exchange of all validly tendered Outstanding Notes, we will have fulfilled our obligations under the registration rights agreement relating to the Outstanding Notes.
Any Outstanding Notes that are not tendered in the exchange offer, or that are not accepted in the exchange, will remain subject to the restrictions on transfer. Since the Outstanding Notes have not been registered under the U.S. federal securities laws, you will not be able to offer or sell the Outstanding Notes except under an exemption from the requirements of the Securities Act or unless the Outstanding Notes are registered under the Securities Act. Upon the completion of the exchange offers, we will have no further obligations, except under limited circumstances, to provide for registration of the Outstanding Notes under the U.S. federal securities laws. See “The Exchange Offers — Effect of Not Tendering.”
Any trading market for the Outstanding Notes could be adversely affected if some but not all of the Outstanding Notes are tendered and accepted in the exchange offers.

Description of the Exchange Notes
The form and terms of these Exchange Notes are identical in all material respects to those of the Outstanding Notes except that:
•
the Exchange Notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

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the Exchange Notes bear a different CUSIP number than the Outstanding Notes;

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the Exchange Notes will not be subject to transfer restrictions or entitled to registration rights; and

•
the Exchange Notes will not be entitled to additional interest provisions applicable to the Outstanding Notes in some circumstances relating to the timing of the exchange offer. See “The Exchange Offers — Terms of the Exchange Offers; Acceptance of Tendered Notes.”

The Exchange Notes will evidence the same debt as the Outstanding Notes and will be governed by the same indenture. A brief description of the material terms of the Exchange Notes follows. See “Description of Exchange Notes” for further information regarding the Exchange Notes.
Issuer
Berry Global, Inc.
Securities Offered
$800,000,000 of 5.650% Exchange Notes.
$800,000,000 of 5.800% Exchange Notes.
Maturity Dates
The 5.650% Exchange Notes will mature on January 15, 2034.
The 5.800% Exchange Notes will mature on June 15, 2031.
Interest
The 5.650% Exchange Notes will bear interest from January 17, 2024 at a rate of 5.650% per annum, payable semiannually, in cash in arrears, on January 15 and July 15 of each year, commencing July 15, 2024.
The 5.800% Exchange Notes will bear interest from May 28, 2024 at a rate of 5.800% per annum, payable semiannually, in cash in arrears, on June 15 and December 15 of each year, commencing December 15, 2024.
Guarantees
The Exchange Notes will be fully and unconditionally guaranteed, jointly and severally, on a first priority senior secured basis, by each of BGI’s existing and future direct or indirect subsidiaries that guarantees our senior secured credit facilities and our other existing first priority notes, and by Berry on an unsecured basis. Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the Exchange Notes. See “Description of the Exchange Notes — Subsidiary Guarantees and Parent Guarantee.”
Collateral
The Exchange Notes will be secured on a second priority basis by liens (subject to certain exceptions and permitted liens) on accounts receivable, inventory and certain related assets that secure BGI’s revolving credit facility on a first priority basis and on a first priority basis by liens (subject to certain exceptions and permitted liens) on all of BGI’s and the subsidiary guarantors’ property and assets that secure BGI’s senior secured term loan credit facility and our existing first priority secured notes, which exclude (i) any property or assets owned by any subsidiaries of BGI that are not subsidiary guarantors (including foreign subsidiaries and Qualified CFC Holding Companies (as defined in “Description of First Priority Notes — Certain Definitions”)), (ii) any license, contract or agreement of BGI or any of the subsidiary guarantors, if and only for so long as the grant of a security interest under the security documents would result in a breach or default under, or abandonment, invalidation or unenforceability of, that license, contract or agreement, (iii) any equity interests or other securities of our subsidiaries to the extent that the pledge of such equity interests or other securities results in our being required to file separate financial statements of such subsidiary with the SEC, as further described in “Description of First Priority Notes — Security for the First Priority Notes”, (iv) any vehicle covered by a certificate of title or ownership, (v) any deposit accounts, securities accounts or cash, (vi) any real property held by BGI or any of its subsidiaries under a lease and (vii) certain other limited exceptions described in the security documents. While the collateral securing BGI’s senior secured credit facilities includes the equity interests of substantially all of our domestic subsidiaries and “first-tier” foreign subsidiaries and certain accounts and cash as described in BGI’s revolving credit facility, the collateral securing the Exchange Notes will not include securities and other equity interests of our subsidiaries described in clause (iii) above or such accounts or cash.
Berry will not pledge the stock of BGI as security for the Exchange Notes or grant any other liens on Berry’s assets.
The value of collateral securing the Exchange Notes at any time will depend on market and other economic conditions, including the availability of suitable buyers for the collateral. The liens on the collateral may be released without the consent of the holders of Exchange Notes if collateral is disposed of in a transaction that complies with the applicable indenture, security documents and intercreditor agreement or agreements. In the event of a liquidation of the collateral, the proceeds may not be sufficient to satisfy the obligations under the Exchange Notes and any other indebtedness secured on a senior or pari passu basis thereto. See “Risk Factors — Risks Related to the Exchange Notes — It may be difficult to realize the value of the collateral securing the notes.”
See “Description of the Exchange Notes — Security for the First Priority Notes” for a more complete description of the security granted to the holders of the Exchange Notes.
Intercreditor Agreements
The liens and rights of holders of the Exchange Notes to receive the proceeds of certain collateral, including accounts, inventory, certain cash and proceeds and products of the foregoing and certain assets related thereto, will be contractually second to the liens and rights of holders of all of BGI’s and the guarantors’ obligations under the revolving credit facility and holders of certain other obligations and will be equal to the liens and rights of holders of all of BGI’s and the guarantors’ obligations under our term loan facility, our existing first priority senior secured notes and holders of certain other obligations. The liens and rights of holders of the Notes to receive the proceeds of all other collateral securing the Notes, shall be contractually equal to the liens and rights of holders of all of our obligations under the term loan facility and the holders of certain other obligations and senior to the liens and rights of holders of all our obligations under the revolving credit facility. The liens and rights of holders of the Notes to receive proceeds of the collateral will be contractually senior to the liens and rights of holders of our existing second priority senior secured notes to receive proceeds of the collateral.
The collateral agent for the trustee and the holders of the Notes, and the trustee in respect of the Notes, have become parties to intercreditor agreements among the trustees and the collateral agents under the indentures governing our existing second priority notes, the collateral agents under the indentures governing our existing first priority secured notes, and the collateral agents and the administrative agents under the senior secured credit facilities as to the relative priorities of their respective security interests in the assets securing BGI’s and the guarantors’ obligations under the Notes, our existing first priority senior secured notes, our existing second priority notes and BGI’s senior secured credit facilities and certain other matters relating to the administration of security interests. The terms of such intercreditor agreements are summarized under “Description of the Exchange Notes — Security for the Exchange Notes” and “Description of the Exchange Notes — Intercreditor Agreement.”
Optional Redemption
BGI may redeem some or all of the 5.650% Exchange Notes prior to October 15, 2033 (the date that is three months prior to the maturity date of the 5.650% Exchange Notes) at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any to, but not including, the date of redemption plus a “make-whole” premium. On or after October 15, 2033 (the date that is three months prior to the maturity date of the 5.650% Exchange Notes), BGI may redeem some or all of the 5.650% Exchange Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any to, butnot including, the date of redemption.
BGI may redeem some or all of the 5.800% Exchange Notes prior to April 15, 2031 (the date that is two months prior to the maturity date of the 5.800 Exchange Notes) at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any to, but not including, the date of redemption plus a “make-whole” premium. On or after April 15, 2031 (the date that is two months prior to the maturity date of the Exchange Notes), BGI may redeem some or all of the Exchange Notes at a price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any to, but not including, the date of redemption.
See “Description of the Exchange Notes — Optional Redemption.”
Change of Control Triggering Event
If a change of control triggering event occurs, each holder will have the right to require BGI to repurchase all or any part of such holder’s Exchange Notes at a purchase price of 101% of the principal amount of such Exchange Notes, plus accrued and unpaid interest, if any, to, but not including, the date of purchase. See “Description of the Exchange Notes — Change of Control Triggering Event.”
Ranking
The Exchange Notes and the subsidiary guarantees will constitute BGI’s and the subsidiary guarantors’ unsubordinated secured debt. Subject to the contractual arrangements described above under “Collateral” and “Intercreditor Agreements,” they will rank:

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equally in right of payment with all of BGI’s and the subsidiary guarantors’ existing and future unsubordinated debt;

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senior in right of payment to all of BGI’s and the subsidiary guarantors’ existing and future subordinated debt;

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equal in right of BGI’s existing first priority notes;

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effectively junior in right of payment to all existing and future indebtedness and other liabilities of any subsidiary that is not a guarantor of the Notes;

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effectively junior to all of the obligations under BGI’s revolving credit facility, to the extent of the ABL Priority Collateral (as defined in the “Description of Exchange Notes”) and under the senior secured term loan credit facility, to the extent of the collateral securing such facility that does not secure the Notes; and

•
effectively senior to all of BGI’s and the subsidiary guarantor’s existing and future unsecured debt to the extent of the value of the collateral securing the Notes and effectively senior to debt secured by the collateral on a junior priority basis to the Notes (including our existing second priority senior secured notes) to the extent of the value of the collateral securing the Notes.

For fiscal 2024, the guarantor and non-guarantor subsidiaries had net sales of $6,531 million and $5,727 million, respectively, and, as of the end of fiscal 2024, (x) held $7,328 million and $9,285 million, respectively, of total assets and (y) had $10,924 million and $2,081 million, respectively, of total liabilities.
At September 28, 2024, after giving effect to the offering of Notes hereby, BGI and its subsidiaries would have had $7,515 million of first priority secured indebtedness outstanding (excluding $1,000 million of letters of credit and additional availability under our revolving credit facility) and $791 million of second priority secured indebtedness outstanding.
Restrictive Covenants
The indenture governing the Exchange Notes will contain covenants that limit the ability of BGI and certain of its subsidiaries’ ability to:
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create or incur certain liens;

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incur debt or grant a subsidiary guarantee of debt incurred under our credit agreements or certain capital markets debt without also providing a guarantee of the Notes; and

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transfer all or substantially all of BGI’s assets or enter into merger or consolidation transactions.

These covenants are subject to a number of important limitations and exceptions as described under “Description of the Exchange Notes — Certain Covenants.”
Berry will not be subject to any of the restrictive covenants contained in the indenture governing the Notes.

Absence of Public Market for the Notes
A liquid market for the Exchange Notes may not be available if you wish to sell your Exchange Notes.
The Exchange Notes constitute new issues of securities for which there is no established trading market. An active trading market may not develop for the Exchange Notes or, if developed, may not continue. If an active public trading market for the Exchange Notes does not develop or ceases to exist, the market price and liquidity of the Exchange Notes may be adversely affected.
Listing
We do not intend to apply to list the Exchange Notes on any stock exchange. Consummation of the exchange offers is not conditioned on our making an application or obtaining such listing or admission to trading.
Denominations
Minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Trustee
The trustee for the Exchange Notes will be U.S. Bank Trust Company, National Association.
Governing Law
The Exchange Notes, the Security Documents (as defined under “Description of Exchange Notes”), the indenture governing the Exchange Notes and the guarantees will be governed by the laws of the State of New York.
Risk Factors
You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein and, in particular, you should evaluate the specific factors set forth under “Risk Factors” in this prospectus for risks you should consider in connection with the exchange offers.

RISK FACTORS
You should carefully consider the risk factors described below as well as the risk factors described in Berry’s Annual Report on Form 10-K for the fiscal year ended September 28, 2024 and any risk factors set forth in the documents that are incorporated in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus, including our financial statements and the related notes. Any of these risks could materially and adversely affect our business, financial condition, results of operations or cash flows. The risk and uncertainties we face are not limited to those described in these documents. Additional risks and uncertainties that we are unaware of or that we believe are less significant than those set forth in the risk factors described in these documents at the time of the applicable document could also materially adversely affect our business, financial condition, results of operations or cash flows and/or the value of your investment. In any case, the value of our securities could decline, and you could lose all or part of your investment. See also the information contained under the heading “Cautionary Language Regarding Forward-Looking Statements.”
Risks Relating to the Exchange Offer
If you fail to exchange your Outstanding Notes, they will continue to be restricted securities and may become less liquid.
Outstanding Notes that you do not tender or that we do not accept will, following the exchange offers, continue to be restricted securities, and you may not offer to sell them except under an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We will issue the Exchange Notes in exchange for the Outstanding Notes in the exchange offers only following the satisfaction of the procedures and conditions set forth in “The Exchange Offers — Procedures for Tendering Outstanding Notes.” Such procedures and conditions include timely receipt by the exchange agent of such Outstanding Notes and of a properly completed and duly executed letter of transmittal. Because we anticipate that most holders of the Outstanding Notes will elect to exchange their Outstanding Notes, we expect that the liquidity of the market for the Outstanding Notes remaining after the completion of the exchange offers will be substantially limited. Any Outstanding Notes tendered and exchanged in the exchange offers will reduce the aggregate principal amount at maturity of the Outstanding Notes and increase by a corresponding amount the aggregate principal amount at maturity of the Exchange Notes. Consequently, you may find it difficult to sell any Outstanding Notes you continue to hold or to sell such Outstanding Notes at the price you desire because there will be fewer Outstanding Notes outstanding. Further, following the exchange offers, if you did not tender your Outstanding Notes, you generally will not have any further registration rights, and such Outstanding Notes will continue to be subject to certain transfer restrictions.
Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the Exchange Notes may be deemed to be underwriting compensation under the Securities Act.
Any broker-dealer that acquires Exchange Notes in the exchange offers for its own account in exchange for Outstanding Notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the Exchange Notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.
You may not receive the Exchange Notes in the exchange offers if the exchange offer procedures are not properly followed.
We will issue the Exchange Notes in exchange for your Outstanding Notes only if you properly tender the Outstanding Notes before expiration of the exchange offers. Therefore, you should allow sufficient time to ensure timely delivery of your Outstanding Notes, and you should carefully follow the instructions on how to tender your Outstanding Notes Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the Outstanding Notes for exchange. If you are the beneficial holder of Outstanding Notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your Outstanding Notes are held and instruct that person to tender on your behalf.
The consummation of the exchange offers may not occur.
We are not obligated to complete the exchange offers under certain circumstances. See “The Exchange Offers — Conditions to the Exchange Offers.” Even if the exchange offers are completed, it may not be completed on the schedule described in this prospectus. Accordingly, holders participating in the exchange offers may have to wait longer than expected to receive their Exchange Notes.
Risks Related to the Exchange Notes
Our substantial indebtedness could affect our ability to meet our obligations under the Exchange Notes and may otherwise restrict our activities.
We have a significant amount of indebtedness. See “Capitalization.” We are permitted by the terms of the Exchange Notes and our other debt instruments to incur substantial additional indebtedness, subject to the restrictions therein, which in the case of the Exchange Notes is limited to secured indebtedness. Our inability to generate sufficient cash flow to satisfy our debt obligations, or to refinance our obligations on commercially reasonable terms, would have a material adverse effect on our business, financial condition and results of operations.
Our substantial indebtedness could have important consequences. For example, it could:
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make it more difficult for us to satisfy our obligations under our indebtedness, including the Exchange Notes;

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limit our ability to borrow money for our working capital, capital expenditures, debt service requirements or other corporate purposes;

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require us to dedicate a substantial portion of our cash flow to payments on our indebtedness, which would reduce the amount of cash flow available to fund working capital, capital expenditures, product development and other corporate requirements;

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increase our vulnerability to general adverse economic and industry conditions; and

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limit our ability to respond to business opportunities, including growing our business through acquisitions.

The indenture governing the Exchange Notes will contain restrictive covenants, which will impose operating and financial restrictions on BGI and certain of its subsidiaries (and in the case of debt of Berry, Berry), including restrictions on Berry’s, BGI’s and such subsidiaries’ ability to, among other things:
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create or incur certain liens;

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incur debt or grant a subsidiary guarantee of debt incurred under our credit agreements or certain capital markets debt without also providing a guarantee of the Exchange Notes; and

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transfer all or substantially all of BGI’s assets or enter into merger or consolidation transactions.

In addition, the credit agreements and indentures governing our current indebtedness contain, and any future debt instruments may contain, financial and other restrictive covenants, which will impose operating and financial restrictions on BGI and certain of its subsidiaries (and in the case of debt of Berry, Berry), including restrictions on Berry’s, BGI’s and such subsidiaries’ ability to, among other things:
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incur or guarantee additional debt;

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pay dividends and make other restricted payments;

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create or incur certain liens;

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make certain investments;

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engage in sales of assets and subsidiary stock;

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enter into transactions with affiliates;

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transfer all or substantially all of its or their respective assets or enter into merger or consolidation transactions;

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incur debt or grant a subsidiary guarantee of debt incurred under our credit agreements or certain other debt without also providing a guarantee of such existing indebtedness; and

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make capital expenditures.

As a result of these covenants, we will be limited in the manner in which we conduct our business, and we may be unable to engage in favorable business activities or finance future operations or capital needs.
Furthermore, a failure to comply with these covenants could result in an event of default, which, if not cured or waived, could have a material adverse effect on our business, financial condition, and results of operations. In the event of any default under BGI’s senior secured credit facilities or the indenture governing the Exchange Notes, BGI’s existing first priority senior secured notes or BGI’s existing second priority senior secured notes, the lenders under BGI’s senior secured credit facilities:
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will not be required to lend any additional amounts to us;

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could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable;

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may have the ability to require us to apply all of our available cash to repay these borrowings; or

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may prevent us from making debt service payments under our other agreements, including the indenture governing the Exchange Notes, any of which could result in an event of default under the Exchange Notes.

In addition, in the event of any default under Berry’s term loan credit agreement that is not cured or waived, the lenders thereunder could elect to declare all borrowings thereunder outstanding, together with accrued and unpaid interest and fees, to be due and payable.
If the indebtedness under BGI’s senior secured credit facilities or our other indebtedness, including the Exchange Notes, were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. See “Description of Other Indebtedness” and “Description of First Priority Notes.”
There are limited restrictive covenants in the indenture governing the Notes and the restrictive covenants in the indenture governing the Notes are subject to a number of important qualifications and exceptions. Among other things, despite our substantial indebtedness, we and our subsidiaries may still be able to incur significantly more debt. This could intensify the risks described above.
The terms of the indenture governing the Exchange Notes do not contain restrictions on our and our subsidiaries’ ability to incur additional indebtedness, unless such indebetedness is secured by liens. The terms of the indenture governing the Exchange Notes and our existing first priority senior secured notes and existing second priority senior secured notes, and the terms of our senior secured credit facilities, contain restrictions on our and our subsidiaries’ ability to incur additional senior secured indebtedness that will be effectively senior to our existing second priority senior secured notes to the extent of the assets securing such indebtedness, or senior secured indebtedness that will be pari passu with the Exchange Notes and the existing first priority senior secured notes, subject to the terms of the applicable intercreditor agreements and senior secured debt under our revolving credit facility that will be effectively senior to the Exchange Notes with respect to certain collateral, in each case subject to the terms of the applicable intercreditor agreements. However, these restrictions are subject to a number of important qualifications and exceptions, and the indebtedness incurred in compliance with these restrictions could be substantial. In addition, Berry will not be subject to any of the restrictive covenants in the indenture governing the Exchange Notes, including as they may relate to indebtedness. Accordingly, we or our subsidiaries could incur significant additional indebtedness in the future, much of which could constitute secured or senior indebtedness. In addition to the Exchange Notes, the existing first priority senior secured notes, the existing second priority senior secured notes and our borrowings under our senior secured credit facilities, the covenants under any other existing or future debt instruments could allow us to borrow a significant amount of additional indebtedness. The more leveraged we become, the more we, and in turn our security holders, become exposed to the risks described above under “— Our substantial indebtedness could affect our ability to meet our obligations under the Exchange Notes and may otherwise restrict our activities.”
In addition, there are limited other restrictive covenants in the indenture governing the Exchange Notes. Among other things, there are no restrictions on BGI’s ability to pay dividends and make other restricted payments, make investments, engage in sales of assets and subsidiary stock (other than all or substantially all of its assets) or enter into transactions with affiliates.
We may not be able to generate sufficient cash to service all of our indebtedness, including the Exchange Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness that may not be successful.
Our ability to pay principal and interest on the Exchange Notes and to satisfy our other debt obligations will depend upon, among other things:
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our future financial and operating performance, which will be affected by prevailing economic conditions and financial, business, regulatory and other factors, many of which are beyond our control; and

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the future availability of borrowings under BGI’s senior secured credit facilities, which depends on, among other things, our complying with the covenants in BGI’s senior secured credit facilities.

We cannot assure you that our business will generate sufficient cash flow from operations, or that future borrowings will be available under BGI’s senior secured credit facilities or otherwise, in an amount sufficient to fund our liquidity needs, including the payment of principal and interest on the Exchange Notes. See “Cautionary Language Regarding Forward-Looking Statements” included in this prospectus and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2024, which is incorporated by reference herein.
If our cash flows and capital resources are insufficient to service our indebtedness, we may be forced to reduce or delay capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including the Exchange Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous covenants, which could further restrict our business operations. In addition, the terms of existing or future debt agreements, including BGI’s senior secured credit facilities and the indenture governing the Exchange Notes, the existing first priority senior secured notes and the existing second priority senior secured notes, may restrict us from adopting some of these alternatives. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions for fair market value or at all. Furthermore, any proceeds that we could realize from any such dispositions may not be adequate to meet our debt service obligations then due.
Repayment of BGI’s debt, including the Exchange Notes, is dependent on cash flow generated by BGI’s subsidiaries.
BGI’s subsidiaries own a significant portion of our assets and conduct a significant portion of our operations. Accordingly, repayment of BGI’s indebtedness, including the Exchange Notes, is dependent, to a significant extent, on the generation of cash flow by BGI’s subsidiaries and (if they are not guarantors of the Exchange Notes) their ability to make such cash available to BGI, by dividend, debt repayment or otherwise. Unless they are guarantors of the Exchange Notes, BGI’s subsidiaries do not have any obligation to pay amounts due on the Exchange Notes or to make funds available for that purpose. BGI’s subsidiaries may not be able to, or may not be permitted to, make distributions to enable BGI to make payments in respect of BGI’s indebtedness, including the Exchange Notes.
Each subsidiary is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit BGI’s ability to obtain cash from its subsidiaries. While the indenture governing the Exchange Notes will limit the ability of BGI’s subsidiaries to incur consensual restrictions on their ability to pay dividends or make other intercompany payments to BGI, these limitations will be subject to certain qualifications and exceptions. In the event that BGI does not receive distributions from its non-guarantor subsidiaries, BGI may be unable to make required principal and interest payments on its indebtedness, including the Exchange Notes.
The collateral securing the Exchange Notes is subject to control by other creditors with senior priority liens, and subject to the terms of the intercreditor agreements. If there is a default, the value of the collateral may not be sufficient to repay both the holders of the Exchange Notes and the other senior priority creditors.
The Exchange Notes will be secured on a second priority basis (subject to certain exceptions and permitted liens) on the ABL Priority Collateral (as defined below) that secures BGI’s revolving credit facility on a first priority basis and on a senior priority basis by substantially all of the other assets of BGI and its restricted subsidiaries that secures BGI’s senior secured term loan credit facility and existing first priority senior secured notes on a first priority basis (in each case subject to certain exceptions described herein). Under the terms of the indenture governing the Exchange Notes, we are permitted in the future to incur additional indebtedness and other obligations that may share in the senior priority liens on the collateral securing the Exchange Notes and, in certain circumstances, in the senior priority liens on the collateral securing BGI’s senior secured credit facilities, and under certain circumstances we will be permitted to contribute cash or other assets held by BGI or its restricted subsidiaries to unrestricted subsidiaries. At September 28, 2024, after giving effect to the offering of Notes hereby, BGI and its subsidiaries would have had $7,515 million of first priority secured indebtedness outstanding (excluding $1,000 million of letters of credit and additional availability under our revolving credit facility).
Under the terms of the senior lender intercreditor agreement, the holders of debt under our revolving credit facility will be entitled to receive proceeds from the realization of certain collateral (including accounts, inventory, certain cash and proceeds and products of the foregoing and certain assets related thereto) (the “ABL Priority Collateral”) to repay their obligations in full before the holders of the Exchange Notes and holders of debt under our term loan credit facility, existing first priority senior secured notes and existing second priority senior secured notes will be entitled to any recovery from the ABL Priority Collateral. Under the terms of the senior lender intercreditor agreement, at any time that obligations under our revolving credit facility and certain other obligations are outstanding, any actions that may be taken in respect of the ABL Priority Collateral, including commencement of enforcement proceedings against the ABL Priority Collateral and to control the conduct of such proceedings, will be at the direction of the holders of the obligations under the revolving credit facility and neither the trustee nor the collateral agent, on behalf of the holders of the Exchange Notes, will have the ability to control or direct such actions, even if the rights of the holders of the Exchange Notes are adversely affected, subject to certain exceptions. See “Description of First Priority Notes — Security for the First Priority Notes.” In addition, because the holders of the obligations under the revolving credit facility and certain other obligations control the Disposition of the ABL Priority Collateral, such holders could decide not to proceed against such collateral, regardless of whether there is a default under the documents governing such indebtedness or under the indenture governing the Exchange Notes. In such event, the only remedy available to the holders of the Exchange Notes would be to sue for payment on the Notes and the related subsidiary guarantees. We cannot assure you that, in the event of a foreclosure, the proceeds from the sale of all collateral would be sufficient to satisfy the amounts outstanding under the Exchange Notes, the term loan facility and any other pari passu lien obligations after the application of the proceeds of the ABL Priority Collateral to the revolving credit facility obligations. The holders of the Exchange Notes, our existing first priority senior secured notes and holders of debt under our term loan credit facility will under the terms of the senior lender intercreditor agreement also waive certain rights with respect to the ABL Priority Collateral normally accruing to secured creditors in a bankruptcy. Under the indenture governing the Exchange Notes, we could also incur additional indebtedness secured by senior priority liens so long as such senior priority liens are securing indebtedness permitted to be incurred by the covenants described under “Description of First Priority Notes” and certain other conditions are met. Our ability to designate future debt as senior priority secured debt and our ability to enable the holders thereof to share in the collateral on a pari passu basis with holders of the Exchange Notes and our senior secured credit facilities may have the effect of diluting the ratio of the value of such collateral to the aggregate amount of the obligations secured by the collateral.
BGI’s senior secured credit facilities have the benefit of a pledge of the stock of BGI, which the Exchange Notes will not have, and the existing first priority senior secured notes and existing second priority senior secured notes do not have. In addition, BGI’s and the guarantor subsidiaries’ obligations under BGI’s senior secured credit facilities are secured by pledges of stock of subsidiaries of BGI (with certain exceptions) and, to the extent described in BGI’s revolving credit facility, certain accounts and cash, while BGI’s and the guarantor subsidiaries’ obligations under the existing first priority senior secured notes and the existing second priority senior secured notes are not, and BGI’s and the guarantor subsidiaries’ obligations under the Exchange Notes will not be, secured by some of such stock, accounts and cash. The proceeds of such assets, if any, may not be available to repay the Exchange Notes.
Finally, Berry will not be subject to any of the restrictive covenants in the indenture governing the Exchange Notes, including as they may relate to indebtedness or asset sales.
The lien-ranking and related provisions set forth in the senior fixed collateral priority and intercreditor agreement will substantially limit the rights of the holders of the Exchange Notes with respect to the collateral securing the Notes.
The rights of the holders of the Exchange Notes with respect to the collateral securing the Exchange Notes will be substantially limited pursuant to the terms of the lien-ranking and other provisions set forth in the senior fixed collateral priority and intercreditor agreement. Under those provisions, at any time that obligations that have the benefit of the first priority liens on the non-ABL Priority Collateral are outstanding, the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, will be at the direction of the holders of the series of such obligations with the largest outstanding principal amount of all such obligations, which on the issue date will be the obligations under BGI’s senior secured term loan credit facility. The trustee and collateral agent, on behalf of the holders of the Exchange Notes, will not have the ability to control or direct such actions, even if the rights of the holders of the Exchange Notes are adversely affected. In connection with such enforcement proceedings the collateral will be released from the lien securing the Exchange Notes. Pursuant to the senior fixed collateral priority and intercreditor agreement, the holders of the Exchange Notes will also waive certain rights normally accruing to secured creditors in a bankruptcy. See “Description of First Priority Notes — Security for the First Priority Notes.”
It may be difficult to realize the value of the collateral securing the Exchange Notes.
The collateral securing the Exchange Notes will be subject to any and all exceptions, defects, encumbrances, liens and other imperfections as may be accepted by the holders of first priority liens on the collateral securing the Exchange Notes from time to time, whether on or after the date the Exchange Notes are issued. The initial purchasers have neither analyzed the effect of, nor participated in any negotiations relating to such exceptions, defects, encumbrances, liens and other imperfections. The existence of any such exceptions, defects, encumbrances, liens and other imperfections could adversely affect the value of the collateral securing the Exchange Notes, as well as the ability of the collateral agent, to realize or foreclose on such collateral.
The collateral securing the Exchange Notes does not include all of BGI’s or the subsidiary guarantors’ assets. In particular, the collateral does not include (i) any property or assets owned by subsidiaries of the Issuer that are not subsidiary guarantors, (ii) any license, contract or agreement, if and only for so long as the grant of a security interest under the security documents relating to the Exchange Notes would result in a breach or default under, or abandonment, invalidation or unenforceability of, such license, contract or agreement, (iii) any equity securities or other equity interests of any of BGI’s subsidiaries (with respect to the Exchange Notes, to the extent that the pledge thereof results in the requirement to file separate financial statements of such subsidiaries with the SEC), (iv) any vehicle covered by a certificate of title or ownership, (v) any deposit accounts, securities accounts or cash and (vi) certain other exceptions described in such security documents. Berry will not pledge the stock of BGI as security for the Exchange Notes or grant any other liens on Berry’s assets. No appraisals of any collateral have been prepared in connection with this offering. The value of the collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers. By their nature, some or all of the pledged assets may be illiquid and may have no readily ascertainable market value. We cannot assure you that the fair market value of the collateral as of the date of this prospectus exceeds the principal amount of the debt secured thereby. The value of the assets pledged as collateral for the Exchange Notes could be impaired in the future as a result of changing economic conditions, our failure to implement our business strategy, competition and other future trends. In the event that a bankruptcy case is commenced by or against us or any guarantor, if the value of the collateral is less than the amount of principal and accrued and unpaid interest on the Exchange Notes (after taking into account the obligations with a senior priority lien or an equal priority lien on the collateral or any portion thereof), interest, fees and expenses may cease to accrue on the Exchange Notes from and after the date the bankruptcy petition is filed. See “— The value of the collateral securing the Exchange Notes may not be sufficient to secure post- petition interest, fees or expenses.”
The security interest of the collateral agent for the Exchange Notes will be subject to practical problems generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of a third party to obtain or enforce a security interest in a contract. We cannot assure you that the collateral agent will be able to obtain any such consent. We also cannot assure you that the consents of any third parties will be given when required to facilitate a foreclosure on such assets. Accordingly, the collateral agent may not have the ability to foreclose upon those assets and the value of the collateral may significantly decrease.
Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the Exchange Notes and the other senior priority lien secured obligations (including the obligations under the term loan facility and any other pari passu lien obligations) after application of proceeds of the ABL Priority Collateral to the obligations under the BGI’s revolving credit facility, the holders of the Exchange Notes would have “undersecured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, fees, and expenses to creditors holding “undersecured claims” during the debtor’s bankruptcy case, nor would the undersecured portion of the holders’ respective claims be entitled to “adequate protection.” See “— The value of the collateral securing the Exchange Notes may not be sufficient to secure post-petition interest, fees or expenses.”
Your rights in the collateral may be adversely affected by the failure to perfect security interests in collateral.
Applicable law provides that a security interest in certain tangible and intangible assets can only be properly perfected and its priority retained through certain actions undertaken by the secured party. The liens in the collateral securing the Exchange Notes may not be perfected with respect to the claims of such Exchange Notes if the collateral agent for the Exchange Notes is not able to take the actions necessary to perfect any of these liens on or prior to the date of the indenture governing the Exchange Notes. In addition, applicable law provides that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate of title and certain proceeds, can only be perfected at the time such property and rights are acquired and identified. BGI and the guarantors have limited obligations to perfect the noteholders’ security interest in specified collateral. There can be no assurance that the collateral agent for the Exchange Notes will monitor, or that we will inform the trustee of, the future acquisition of property and rights that constitute collateral, and that the necessary action will be taken to properly perfect the security interest in such after- acquired collateral. The collateral agents for the Exchange Notes will have no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest. Such failure may result in the loss of the security interest in the collateral or the priority of the security interest in favor of the collateral agent for the Exchange Notes against third parties. In addition, as described further herein, even if the liens on collateral acquired in the future are properly perfected, such liens may potentially be avoidable as a preference in any bankruptcy or insolvency proceeding under certain circumstances. See “— Any future pledge of collateral or future guarantee might be avoidable in bankruptcy.” The documentation related to the Exchange Notes will provide that BGI and the subsidiary guarantors are obligated to use commercially reasonable efforts to deliver mortgages or mortgage amendments, as applicable, with respect to real property owned by BGI and the subsidiary guarantors with a fair market value in excess of $10 million, including title insurance policies, or title insurance date downs, as applicable, surveys and other related documentation, to the collateral agent within 120 days after the Issue Date in order to provide the collateral agent (for the benefit of holders of the Exchange Notes) a perfected lien on such real property that secures BGI’s senior term secured credit facility. Such real property is subject to mortgages in favor of the lenders under our senior term secured credit facility and holders of our existing first priority senior secured notes and existing second priority senior secured notes. Until such time as such mortgages, amendments to mortgages and related documentation are delivered, if at all, such real estate and the proceeds thereof will not constitute collateral securing the Exchange Notes. In addition, until such time as such title insurance policies or title date- down endorsements, as applicable, are delivered, the holders of the Exchange Notes will not have the benefit of title insurance to the effect that the entity identified as the mortgagor of each mortgaged property which is required to be mortgaged holds valid fee title to such property, that the mortgaged properties are not now or when mortgaged pursuant to the mortgages/mortgage amendments encumbered by unpermitted liens, that no intervening liens exist which would have priority over the mortgage liens in favor of each collateral agent for its benefit and the benefit of the Trustee and the holders of the applicable Exchange Notes, or that the mortgages will create valid, enforceable liens in favor of each collateral agent for its benefit and the benefit of the Trustee and the holders of the Exchange Notes. Moreover, land surveys will not be delivered at the time of the issuance of the Exchange Notes. As a result, there is no independent assurance that, among other things, no encroachments, adverse possession claims, zoning or other restricts exist with respect to the properties intended to be mortgaged which could result in a material adverse effect on the value or utility of such properties.
The title insurance process and surveys could reveal certain issues that we will not be able to resolve. If we are unable to resolve any issues raised by the surveys or that are otherwise raised in connection with obtaining the mortgages or title insurance policies, the mortgages and title insurance policies will be subject to such issues. Such issues could have a significant impact on the value of the collateral or any recovery under the title insurance policies. If we are unable to obtain any mortgage or title insurance policy on any of the real property intended to constitute collateral for the Exchange Notes and guarantees, the value of the collateral securing the Exchange Notes and the guarantees will be significantly reduced.
State law may limit the ability of the collateral agent for the holders of the Exchange Notes to foreclose on the real property and improvements and leasehold interests included in the collateral.
The Exchange Notes may in the future be secured by, among other things, liens on owned real property and improvements. The laws in some states may limit the ability of the Trustee and the holders of the Exchange Notes to foreclose on the improved real property collateral located in that state, since the applicable states’ laws govern the perfection, enforceability and foreclosure of mortgage liens against real property interests which secure debt obligations such as the Exchange Notes. In addition, these laws may impose procedural requirements for foreclosure different from and necessitating a longer time period for completion than the requirements for foreclosure of security interests in personal property. Debtors may have the right to reinstate defaulted debt (even it is has been accelerated) before the foreclosure date by paying the past due amounts and a right of redemption after foreclosure. Governing laws may also impose security first and one form of action rules which can affect the ability to foreclose or the timing of foreclosure on real and personal property collateral regardless of the location of the collateral and may limit the right to recover a deficiency following a foreclosure.
The holders of the Exchange Notes and the Trustee also may be limited in their ability to enforce a breach of the “no liens” covenant. Some decisions of state courts have placed limits on a lender’s ability to accelerate debt secured by real property upon breach of covenants prohibiting the creation of certain junior liens or leasehold estates, and a lender may need to demonstrate that enforcement is reasonably necessary to protect against impairment of the lender’s security or to protect against an increased risk of default. Although the foregoing court decisions may have been preempted, at least in part, by certain federal laws, the scope of such preemption, if any, is uncertain. Accordingly, a court could prevent the Trustee and the holders of the Exchange Notes from declaring a default and accelerating the Exchange Notes by reason of a breach of this covenant, which could have a material adverse effect on the ability of holders to enforce the covenant.
The collateral is subject to casualty risks.
Although we maintain insurance policies to insure against losses, there are certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, it is possible that the insurance proceeds will not compensate us fully for our losses in the event of a catastrophic loss. We cannot assure you that any insurance proceeds received by us upon the total or partial loss of the collateral securing the Exchange Notes and guarantees will be sufficient to satisfy all of our secured obligations, including the Exchange Notes and guarantees.
Bankruptcy laws may limit your ability to realize value from the collateral.
The right of the collateral agents to foreclose upon, repossess and dispose of the collateral upon the occurrence of an event of default under the indenture governing the Exchange Notes is likely to be significantly impaired (or at a minimum delayed) by applicable bankruptcy law if a bankruptcy case were to be commenced by or against us or any guarantor before such collateral agent foreclosed upon, repossessed and disposed of the collateral. Upon the commencement of a case under the Bankruptcy Code, a secured creditor such as the collateral agent in respect of the Exchange Notes is prohibited from foreclosing upon or repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without prior bankruptcy court approval, which may not be given. Moreover, the Bankruptcy Code permits the debtor to continue to retain and use collateral (including cash collateral) even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to the circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral as of the commencement of the bankruptcy case and may include cash payments or the granting of additional or replacement security if and at such times as the bankruptcy court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.
In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:
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whether or when payments under the Exchange Notes could be made following the commencement of a bankruptcy case or the length of any delay in making such payments;

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whether or when the collateral agents could foreclose upon, repossess or dispose of the collateral;

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the value of the collateral at the time of the bankruptcy petition or at any time thereafter; or

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whether or to what extent holders of the Exchange Notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection” or otherwise.

Any disposition of the collateral during a bankruptcy case outside the ordinary course of the debtor’s business would also require prior permission from the bankruptcy court (which may not be given).
The right of the holders of other obligations secured by first priority liens on any portion of the collateral to foreclose upon and sell the collateral upon the occurrence of an event of default also would be subject to limitations under applicable bankruptcy laws if we or any of our subsidiaries become subject to a bankruptcy proceeding.
In addition, under the applicable intercreditor agreements, the collateral agents may not object following the filing of a bankruptcy petition to certain debtor-in-possession financing or to the liens securing that financing or to the proposed use of cash collateral, subject to certain conditions and limited exceptions, to the extent that the authorized representative for holders of obligations secured by first priority liens on the applicable portion of the collateral do not object to such proposed financing, liens, or cash collateral. After such a filing, the value of the collateral securing the Exchange Notes could materially deteriorate, and holders of the Exchange Notes would be unable to raise an objection. The holders will also waive certain other rights under the applicable intercreditor agreements normally accruing to secured creditors in a bankruptcy, particularly under the terms of the senior lender intercreditor agreement with respect to the ABL Priority Collateral.

In the event of a bankruptcy of BGI or any of the guarantors, holders of the Exchange Notes may be deemed to have an unsecured claim to the extent that our obligations in respect of the Exchange Notes exceed the fair market value of the collateral securing the Exchange Notes.
In any bankruptcy proceeding with respect to BGI or any of the guarantors, it is possible that the bankruptcy trustee, the debtor-in-possession or competing creditors will assert that the fair market value of the collateral with respect to the Exchange Notes on the date of the bankruptcy filing was less than the then-current principal amount of such Exchange Notes (after taking into account all obligations with a senior lien or an equal priority lien on the collateral or any portion thereof). Upon a finding by the bankruptcy court that the Exchange Notes are under-collateralized, the claims in the bankruptcy proceeding with respect to such Exchange Notes would be bifurcated between a secured claim and an unsecured claim, and the unsecured claim would not be entitled to the benefits of security in the collateral. The consequences of a finding of under-collateralization would include, among other things, a lack of entitlement on the part of the Exchange Notes to receive post-petition interest, fees or expenses and a lack of entitlement on the part of the unsecured portion of such Exchange Notes to receive “adequate protection” under federal bankruptcy laws. In addition, if any payments of post-petition interest had been made at the time of such a finding of under-collateralization, those payments could be recharacterized by the bankruptcy court as a reduction of the principal amount of the secured claim with respect to such Exchange Notes.
The value of the collateral securing the Exchange Notes may not be sufficient to secure post-petition interest, fees or expenses.
In the event of a bankruptcy, liquidation, dissolution, reorganization or similar proceeding against BGI or any of the guarantors, holders of the Exchange Notes will only be entitled to post-petition interest, fees or expenses under the Bankruptcy Code to the extent that the value of their security interest in the collateral is greater than their pre-bankruptcy claim (after taking into account claims secured by a senior lien or an equal priority lien on the collateral or any portion thereof). Holders of the Exchange Notes that have a security interest in collateral with a value equal or less than their pre-bankruptcy claim will not be entitled to post-petition interest, fees or expenses under the Bankruptcy Code. No appraisal of the fair market value of the collateral has been prepared in connection with this offering and we therefore cannot assure you that the value of the noteholders’ interest in the collateral equals or exceeds the principal amount of the Exchange Notes.
Any future pledge of collateral or future guarantee might be avoidable in bankruptcy.
Any future pledge of collateral or future guarantee in favor of the collateral agents or the Trustee and holders of the Exchange Notes, including pursuant to mortgages and security documents delivered after the date of the indenture governing the Exchange Notes, might face a greater risk than mortgages, security interests, or guarantees in place on the issue date of being avoided, by the pledgor or guarantor (as debtor in possession) or by its trustee in bankruptcy (or potentially by our other creditors), as a preferential transfer or otherwise. Any such future pledge of collateral or future guarantee could be so avoided if certain events or circumstances exist or occur, including, among others, if the pledgor or guarantor is insolvent at the time of the pledge or guarantee, the pledge or guarantee permits the holders of the Exchange Notes to receive a greater recovery in a hypothetical Chapter 7 liquidation than if the pledge or guarantee had not been given, and a bankruptcy proceeding in respect of the pledgor or guarantor is commenced within 90 days following the pledge or issuance of the guarantee, or, in certain circumstances, a longer period. To the extent that the grant of any such mortgage or other security interest or guarantee is avoided as a preference or otherwise, you would lose the benefit of such mortgage, security interest, or guarantee.
We note that the documentation related to the Exchange Notes will provide that BGI and the guarantors are obligated to use commercially reasonable efforts to deliver mortgages or mortgage amendments, as applicable, and related documentation to the collateral agent within 120 days after the Issue Date in order to provide the holders of the Exchange Notes a perfected security interest in certain real property owned by BGI and the guarantors.
If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the Exchange Notes.
Any default under the agreements governing our indebtedness, including a default under BGI’s senior secured credit facilities that is not waived by the required holders of such indebtedness, and any remedies sought by the holders of such indebtedness, could prohibit us from making payments of principal, premium, if any, or interest on the Exchange Notes and could substantially decrease the market value of the Exchange Notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, or interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness, we could be in default under the terms of the agreements governing such indebtedness. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest. More specifically, the lenders under our revolving credit facility could elect to terminate their commitments, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to seek waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility or any of the other agreements governing our indebtedness and seek a waiver, we may not be able to obtain a waiver from the required holders of such indebtedness. If this occurs, we would be in default under such indebtedness, the holders of such indebtedness could exercise their rights as described above, and we could be forced into bankruptcy or liquidation. See “Description of Other Indebtedness” and “Description of First Priority Notes.”
There are circumstances other than repayment or discharge of the Exchange Notes under which the collateral securing the Exchange Notes and guarantees will be released automatically, without your consent or the consent of the trustee.
The security documents allow BGI and the guarantors to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from, the collateral securing the Exchange Notes and the related guarantees secured thereby. There are circumstances other than repayment or discharge of the Exchange Notes under which the collateral securing the Exchange Notes and the related guarantees will be released automatically, without your consent or the consent of the collateral agent, including:
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a sale, transfer or other disposal of such collateral (other than to the Issuer or a guarantor) in a transaction that complies with the indenture and the security document;

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with respect to collateral held by a guarantor, upon the release of such guarantor from its guarantee of the Exchange Notes pursuant to the terms of the indenture; and

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in accordance with the provisions of any intercreditor agreement to which the holders of the Exchange Notes are bound.

In addition, the indenture will permit us to designate any existing or future restricted subsidiary that is a guarantor of the Exchange Notes or any future subsidiary as an unrestricted subsidiary. If we designate such a future subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantees of the Exchange Notes by such subsidiary or any of its subsidiaries will be released under the indenture but not necessarily under our senior secured credit facilities. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the Exchange Notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released.
The Exchange Notes will be structurally subordinated to all liabilities of our non-guarantor subsidiaries.
The Exchange Notes are structurally subordinated to the indebtedness and other liabilities of BGI’s subsidiaries that are not guaranteeing the Exchange Notes, which include certain of our domestic subsidiaries and all of our non-U.S. subsidiaries. These non-guarantor subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to pay any amounts due pursuant to the Exchange Notes, or to make any funds available therefor, whether by dividends, loans, distributions or other payments. For the fiscal year ended September 28, 2024, the subsidiaries that are guaranteeing the Notes and the subsidiaries that are not guaranteeing the Notes had net sales of $6,531 million and $5,727 million, respectively, and, as of September 28, 2024, (x) held $7,328 million and $9,285 million, respectively, of total assets and (y) had $10,924 million, and $2,081 million, respectively, of total liabilities. Any right that we or the subsidiary guarantors have to receive any assets of any of the non-guarantor subsidiaries upon the liquidation or reorganization of those subsidiaries, and the consequent rights of holders of Exchange Notes to realize proceeds from the sale of any of those subsidiaries’ assets, will be effectively subordinated to the claims of those subsidiaries’ creditors, including trade creditors and holders of preferred equity interests of those subsidiaries. Accordingly, in the event of a bankruptcy, liquidation or reorganization of any of our non- guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debts, holders of preferred equity interests and their trade creditors before they will be able to distribute any of their assets to BGI.
Federal and state fraudulent transfer or fraudulent conveyance laws permit a court, under certain circumstances, to void the Exchange Notes, guarantees and security interests, and, if that occurs, you may not receive any payments on the Exchange Notes.
The issuance of the Exchange Notes and the guarantees (and the related security interests) may be subject to review under federal and state fraudulent transfer and fraudulent conveyance statutes if a bankruptcy, liquidation or reorganization case or a lawsuit, including under circumstances in which bankruptcy is not involved, were commenced at some future date by us, by the guarantors or on behalf of our unpaid creditors or the unpaid creditors of a guarantor. While the relevant laws may vary from state to state, the incurrence of the obligations in respect of the Exchange Notes and the guarantees, and the granting of the security interests in respect thereof, will generally be a fraudulent conveyance or fraudulent transfer if (i) the consideration was paid with the intent of hindering, delaying or defrauding creditors or (ii) BGI or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for issuing either the Exchange Notes or a guarantee (or the related security interest), and, in the case of (ii) only, any one of the following is also true:
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BGI or any of the guarantors were or was insolvent or rendered insolvent by reason of issuing the Exchange Notes or the guarantees (or the related security interests);

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payment of the consideration left BGI or any of the guarantors with an unreasonably small amount of capital to carry on the business in which they were engaged or about to engage; or

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BGI or any of the guarantors intended to, or believed that we or it would, incur debts beyond its ability to pay as they mature.

If a court were to find that the issuance of the Exchange Notes or a guarantee (or the related security interests) was a fraudulent transfer or fraudulent conveyance, the court could void the payment obligations under the Exchange Notes or such guarantee or further subordinate the Exchange Notes or such guarantee to presently existing and future indebtedness of BGI or such guarantor, require the holders of the Exchange Notes to repay any amounts received with respect to the Exchange Notes or such guarantee or void or otherwise decline to enforce the security interests and related security agreements in respect thereof. In the event of a finding that a fraudulent conveyance or fraudulent transfer occurred, you may not receive any repayment on the Exchange Notes. Further, the voidance of the Exchange Notes could result in an event of default with respect to our other debt and that of the guarantors that could result in acceleration of such debt.
The measures of insolvency for purposes of fraudulent conveyance or fraudulent transfer laws vary depending upon the law of the jurisdiction that is being applied, such that we cannot be certain as to the standards a court would use to determine whether or not BGI or the guarantors were solvent at the relevant time, or regardless of the standard used, that any payments to the holders of the Exchange Notes did not constitute preferences, fraudulent transfers or fraudulent conveyances on other grounds or that the issuance of the Exchange Notes and the guarantees would not be subordinated to BGI’s or any guarantor’s other debt. Generally, an entity would be considered insolvent if, at the time it incurred indebtedness:
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the sum of its debts, including contingent liabilities, was greater than the fair value of all its assets;

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the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts and liabilities, including contingent liabilities, as they become absolute and mature; or

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it could not pay its debts as they become due.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or a valid antecedent debt is satisfied. A court would likely find that a guarantor did not receive reasonably equivalent value or fair consideration for its guarantee or security interest to the extent such guarantor did not obtain a reasonably equivalent benefit from the issuance of the Exchange Notes. Thus, if the guarantees were legally challenged, any guarantee could be subject to the claim that, since the guarantee was incurred for BGI’s benefit, and only indirectly for the benefit of the guarantor, the obligations of the applicable guarantor were incurred for less than reasonably equivalent value or fair consideration. Therefore, a court could void the obligations under the guarantees (and the related security interests), subordinate them to the applicable guarantor’s other debt or take other action detrimental to the holders of the Exchange Notes.
In addition, the liability of each guarantor under its guarantee may be limited to the amount that will result in such guarantee not constituting a preference, fraudulent conveyance or improper corporate distribution or otherwise being set aside. A bankruptcy court decision in Florida (that was later reinstated by the applicable court of appeals on other grounds) questioned the validity of such a savings clause in a guarantee.
In addition, any payment by BGI or a guarantor pursuant to the Exchange Notes or a guaranty made at a time that BGI or a guarantor were found to be insolvent could be avoided and required to be returned to BGI or such guarantor or to a fund for the benefit of BGI’s or such guarantor’s creditors if such payment is made to an insider within a one-year period prior to a bankruptcy filing or within 90 days for any non- insider party and such payment would give such insider or non-insider party more than such creditors would have received in a distribution in a hypothetical Chapter 7 case under the Bankruptcy Code.
Finally, as a court of equity, the bankruptcy court may otherwise subordinate the claims in respect of the Exchange Notes to other claims against BGI under the principle of equitable subordination, if the court determines that: (i) the holder of the Exchange Notes engaged in some type of inequitable conduct; (ii) such inequitable conduct resulted in injury to BGI’s other creditors or conferred an unfair advantage upon the holder of the Exchange Notes; and (iii) equitable subordination is not inconsistent with the provisions of the Bankruptcy Code.
Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.
You have the benefit of the guarantees of the guarantors. However, the guarantees by the guarantors are limited to the maximum amount that the guarantors are permitted to guarantee under applicable law. As a result, a guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such guarantor. Also, there can be no assurance as to what standard a court will apply in making a determination of the maximum liability of each guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and fraudulent transfer statutes could void the obligations under a guarantee (and the related security interests) or further subordinate it to all other obligations of the guarantor. See “Federal and state fraudulent transfer or fraudulent conveyance laws permit a court, under certain circumstances, to void the Exchange Notes, guarantees and security interests, and, if that occurs, you may not receive any payments on the Exchange Notes.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of First Priority Notes — Subsidiary Guarantees and Parent Guarantee.”
We may not be able to repurchase the Exchange Notes upon a change of control triggering event.
Upon a change of control triggering event as defined in the indenture governing the Exchange Notes, we will be required to make an offer to repurchase all outstanding Exchange Notes at 101% of their principal amount, plus accrued and unpaid interest, unless we have previously given notice of our intention to exercise our right to redeem the Exchange Notes or unless such obligation is suspended. See “Description of First Priority Notes — Change of Control Triggering Event.” We may not have sufficient financial resources to purchase all of the Exchange Notes that are tendered upon a change of control offer or, if then permitted under the indenture governing the Exchange Notes, to redeem the Exchange Notes. A failure to make the applicable change of control offer or to pay the applicable change of control purchase price when due would result in a default under the indenture. The occurrence of a change of control would also constitute an event of default under BGI’s senior secured credit facilities and may constitute an event of default under the terms of our other indebtedness. The terms of the credit agreements governing BGI’s senior secured credit facilities and the indentures governing BGI’s existing first priority senior secured notes and existing second priority senior secured notes limit our right to purchase or redeem certain indebtedness. In the event any purchase or redemption is prohibited, we may seek to obtain waivers from the required lenders under BGI’s senior secured credit facilities or holders of our existing first priority senior secured notes and the existing second priority senior secured notes to permit the required repurchase or redemption, but the required holders of such indebtedness have no obligation to grant, and may refuse to grant such a waiver. Absent such a waiver, the indenture for the Exchange Notes will require us to repay all obligations under such senior secured credit agreements in order to eliminate such prohibitions; however, we may not have sufficient financial resources to do so and may not be able to refinance such obligations on commercially reasonable terms (or at all). A change of control is defined in the indenture governing the Exchange Notes and would not include all transactions that could involve a change of control of our day-to-day operations, including a transaction involving the Management Group as defined in the indenture governing the Exchange Notes. See “Description of First Priority Notes — Change of Control Triggering Event.”
You may not be able to resell the Exchange Notes because there is no established market for them and one may not develop.
The Exchange Notes will constitute a new issue of securities with no established trading market. The Issuer does not intend to apply to list the Exchange Notes on any stock exchange. There can be no assurance as to:
•
the liquidity of any trading market that may develop;

•
the ability of holders to sell their Exchange Notes; or

•
the price at which the holders will be able to sell their Exchange Notes.

If a trading market were to develop, the Exchange Notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debt securities, BGI’s and its subsidiaries’ financial performance and the interest of securities dealers in making a market in the Exchange Notes.
BGI understands that the initial purchasers presently intend to make a market in the Exchange Notes. However, they are not obligated to do so, and any market-making activity with respect to the Exchange Notes may be discontinued at any time without notice. In addition, any market-making activity may be limited by applicable law. There can be no assurance that an active market will exist for the Exchange Notes or that any trading market that does develop will be liquid. Even if an active trading market for the Exchange Notes does develop, there is no guarantee that it will continue. The market, if any, for the Exchange Notes may experience disruptions, and such disruptions may adversely affect the liquidity in the market or the prices at which you may sell your notes. In addition, subsequent to their initial issuance, the Exchange Notes may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar notes, its performance and other factors.
Our variable rate indebtedness subject us to interest rate risk, which could cause our debt service obligations to increase significantly.
Borrowings drawn under our revolving credit facility are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on certain of our variable rate indebtedness will increase even though the amount borrowed remains the same, and our net income and cash flows, including cash available for servicing our indebtedness, will correspondingly decrease.
We have entered into, and in the future we continue to enter into, interest rate swaps that involve the exchange of floating for fixed-rate interest payments to reduce interest rate volatility. However, we may not maintain interest rate swaps with respect to all of our variable rate indebtedness, and any such swaps may not fully mitigate our interest rate risk, may prove disadvantageous, or may create additional risks.

Our cash balances are held at a number of financial institutions that expose us to their credit risk.
We maintain our cash and cash equivalents at financial or other intermediary institutions. The combined account balances at each institution typically exceed FDIC insurance coverage of $250,000 per depositor, and, as a result, there is a concentration of credit risk related to amounts on deposit in excess of FDIC insurance coverage. At September 28, 2024, substantially all of our cash and cash equivalent balances held at financial institutions exceeded FDIC insured limits.

USE OF PROCEEDS
We will not receive any proceeds from the exchange offers. Because the Exchange Notes have substantially identical terms as the Outstanding Notes, the issuance of the Exchange Notes will not result in any increase or decrease in our indebtedness. The exchange offers are intended to satisfy our obligations under the registration rights agreements entered into with the initial purchasers of the Outstanding Notes. See “The Exchange Offers — Purpose and Effect; Registration Rights.” We used the proceeds from the offering of the Outstanding Notes to prepay certain existing BGI term loans and to pay certain fees and expenses related to the refinancing of such term loans and the Outstanding Notes offering.

THE EXCHANGE OFFERS
Purpose and Effect; Registration Rights
We entered into registration rights agreements with the initial purchasers of the Outstanding Notes, in which we agreed to use our commercially reasonable efforts to (x) within 270 days of the applicable issuance date of the Outstanding Notes file with the SEC and (y) within 365 days of the applicable issuance date of the Outstanding Notes, cause to become effective under the Securities Act a registration statement relating to offer to exchange the Outstanding Notes for the Exchange Notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. The Exchange Notes will have terms substantially identical to the Outstanding Notes except that the Exchange Notes do not contain terms with respect to transfer restrictions and registration rights and additional interest payable for the failure to consummate the exchange offers.
If:
(1)
BGI and the guarantors are not permitted to consummate the exchange offers because the exchange offers are not permitted by applicable law or SEC policy;

(2)
for any reason the exchange offers are not consummated within 30 days after the date notice of the exchange offers are required to be mailed to the holders of the Outstanding Notes; or

(3)
any holder of Outstanding Notes notifies us prior to the 20th day following consummation of the exchange offers that:

(a)
it is prohibited by law or SEC policy from participating in the exchange offers;

(b)
it may not resell the Exchange Notes acquired by it in the exchange offers to the public without delivering a prospectus (other than by reason of such holder’s status as our affiliate) and the prospectus contained in this exchange offer registration statement is not appropriate or available for such resales;

(c)
it is a broker-dealer and owns the Outstanding Notes acquired directly from us or our affiliate,

then BGI and the guarantors will be obligated, with respect to the Outstanding Notes, to cause to be filed with the SEC a shelf registration statement to cover the resales of the Outstanding Notes, by holders thereof who satisfy certain conditions relating to the provision of information in connection with the shelf registration statement, within 270 days after such filing obligation arises.
The registration rights agreements provide that, if:
(1)
unless the exchange offers would not be permitted under applicable law or SEC policy, the exchange offers registration statement has not been declared effective by the SEC on or prior to 365 days after applicable issuance date of the Outstanding Notes;

(2)
if obligated to file the shelf registration statement, the shelf registration statement has not been declared effective by the SEC on or prior to 365 days after such filing obligation arises (the “effectiveness target date”);

(3)
BGI and the guarantors fail to consummate the exchange offers within 30 business days of the effectiveness target date with respect to the exchange offers registration statement; or

(4)
the shelf registration statement or the exchange offer registration statement is filed and declared effective but shall thereafter cease to be effective or fail to be usable, subject to certain exceptions, in connection with resales or exchanges of the Outstanding Notes, respectively, during the periods specified in the registration rights agreements (each such event referred to in clauses (1) through (4) above, a “registration default”), then BGI and the guarantors will pay additional interest to each holder, with respect to the first 90-day period immediately following the occurrence of the first registration default, in an amount equal to 0.25%

per annum of the principal amount of the Outstanding Notes held by such holder, as applicable. The amount of the additional interest will increase by an additional 0.25% per annum of the principal amount of such Outstanding Notes, with respect to each subsequent 90-day period until all registration defaults have been cured, up to a maximum amount additional interest for all registration defaults of 1.0% per annum of the principal amount of such Outstanding Notes.
The summary herein of certain provisions of the registration rights agreements does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the full text of the registration rights agreements, copies of which have been filed as Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on January 17, 2024, and Exhibit 4.2 to our Current Report on Form 8-K filed with the SEC on May 28, 2024.
Transferability of the Exchange Notes
We are making these exchange offers in reliance on interpretations of the staff of the SEC set forth in several no-action letters. However, we have not sought our own no-action letter. Based upon these interpretations, we believe that you, or any other person receiving Exchange Notes, may offer for resale, resell or otherwise transfer such Exchange Notes without complying with the registration and prospectus delivery requirements of the U.S. federal securities laws, if:
•
you, or the person or entity receiving such Exchange Notes, is acquiring such Exchange Notes in the ordinary course of business;

•
neither you nor any such person or entity is participating in or intends to participate in a distribution of the Exchange Notes within the meaning of the U.S. federal securities laws;

•
neither you nor any such person or entity has an arrangement or understanding with any person or entity to participate in any distribution of the Exchange Notes;

•
neither you nor any such person or entity is our “affiliate” as such term is defined under Rule 405 under the Securities Act; and

•
you are not acting on behalf of any person or entity who could not truthfully make these statements.

In order to participate in the exchange offers, each holder of Exchange Notes must represent to us that each of these statements is true:
•
such holder is not an affiliate of ours;

•
such holder is not engaged in and does not intend to engage in, and has no arrangement or understanding with any person to participate in a distribution of the Exchange Notes; and

•
any Exchange Notes such holder receives will be acquired in the ordinary course of business.

Broker-dealers and each holder of Outstanding Notes intending to use the exchange offers to participate in a distribution of Exchange Notes (1) may not rely under the SEC’s policy on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993) and (2) must comply with the registration and prospectus requirements of the Securities Act in connection with a secondary resale transaction and will deliver a prospectus in connection with any such resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of the Exchange Notes received in exchange for the Outstanding Notes where such Outstanding Notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of not less than 180 days after the date on which this registration statement is declared effective, we will make this prospectus available to broker-dealers for use in connection with any such resale, if requested by the initial purchasers or by a broker-dealer that receives the Exchange Notes for its own account in the exchange offers in exchange for the Outstanding Notes, as a result of market-making activities or other trading activities.

Terms of the Exchange Offers; Acceptance of Tendered Notes
Upon the terms and subject to the conditions of the exchange offers, we will accept any and all Outstanding Notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on          , 2025. The date of acceptance for exchange of the Outstanding Notes, and completion of the exchange offers, is the exchange date, which will be the first business day following the expiration date (unless extended as described in this prospectus). We will issue, on or promptly after the exchange date, up to $1,600,000,000 of Exchange Notes for a like principal amount of Outstanding Notes tendered and accepted in the exchange offers. Holders may tender some or all of their Outstanding Notes pursuant to the exchange offers. However, Outstanding Notes may be tendered only in integral multiples of $1,000, subject to a minimum denomination of $2,000.
The form and terms of the Exchange Notes will be identical in all material respects to the form and terms of the Outstanding Notes except that:
•
the Exchange Notes have been registered under the U.S. federal securities laws and will not bear any legend restricting their transfer;

•
the Exchange Notes bear a different CUSIP number from the Outstanding Notes;

•
the Exchange Notes will not be subject to transfer restrictions or entitled to registration rights; and

•
the holders of the Exchange Notes will not be entitled to certain rights under the registration rights agreements, including the provisions for an increase in the interest rate on the Outstanding Notes in some circumstances relating to the timing of the exchange offers.

The Exchange Notes will evidence the same debt as the Outstanding Notes. Holders of Exchange Notes will be entitled to the benefits of the indenture governing the Outstanding Notes.
As of the date of this prospectus, $1,600,000,000 aggregate principal amount of the Outstanding Notes was outstanding. The Exchange Notes offered will be limited to $1,600,000,000 in aggregate principal amount.
In connection with the issuance of the Outstanding Notes, we have arranged for the Outstanding Notes to be issued in the form of global notes through the facilities of The Depository Trust Company, which we refer to as DTC, acting as depositary. The Exchange Notes will also be issued in the form of global notes registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC.
Holders of Outstanding Notes do not have any appraisal or dissenters’ rights in connection with the exchange offers. Outstanding Notes that are not tendered for exchange or are tendered but not accepted in connection with the exchange offers will remain outstanding and be entitled to the benefits of the indenture under which they were issued, including accrual of interest, but, subject to a limited exception, will not be entitled to any registration rights under the applicable registration rights agreement. See “Effect of Not Tendering.”
We will be deemed to have accepted validly tendered Outstanding Notes when and if we have given oral or written notice (if oral, to be promptly confirmed in writing) to the exchange agent of our acceptance. The exchange agent will act as agent for the tendering holders for the purpose of receiving the Exchange Notes from us. If any tendered Outstanding Notes are not accepted for exchange because of an invalid tender, the occurrence of other events described in this prospectus or otherwise, we will return the certificates for any unaccepted Outstanding Notes, at our expense, to the tendering holder promptly after expiration of the exchange offers.
Holders who tender Outstanding Notes in the exchange offers will not be required to pay brokerage commissions or fees with respect to the exchange of Outstanding Notes. We will pay all charges and expenses in connection with the exchange offers as described under the subheading “Solicitation of Tenders; Fees and Expenses.” Except as provided in the letter of transmittal, holders who tender their Outstanding Notes for exchange will not be obligated to pay any transfer taxes in connection therewith. If, however, a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the exchange offers, including any taxes incurred in connection with a holder’s request to have Exchange Notes or non-exchanged notes issued in the name of a person other than the registered holder, then the amount of any such transfer tax (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. See “Transfer Taxes” below.
Expiration Date; Extensions; Amendment
The exchange offers will expire at 5:00 p.m., New York City time, on            , 2025, unless we extend the exchange offers. To extend the exchange offers, we will notify the exchange agent and each registered holder of Outstanding Notes of any extension before 9:00 a.m. New York City time, on the next business day after the previously scheduled expiration date. We reserve the right to extend the exchange offers, delay accepting any tendered Outstanding Notes in the case of an extension of the exchange offers or, if any of the conditions described below under “Conditions to the Exchange Offers” have not been satisfied, to terminate the exchange offers. Subject to the terms of the registration rights agreements, we also reserve the right to amend the terms of the exchange offers in any manner. We will give oral or written notice (if oral, to be promptly confirmed in writing) of such delay, extension, termination or amendment to the exchange agent.
If we amend the exchange offers in a manner that we consider material, we will disclose such amendment by means of a prospectus supplement, and we will extend the exchange offers for a period of five to ten business days.
If we determine to make a public announcement of any delay, extension, amendment or termination of the exchange offers, we will do so by making a timely release through an appropriate news agency.
If we delay accepting any Outstanding Notes or terminate the exchange offers, we promptly will pay the consideration offered, or return any Outstanding Notes deposited, pursuant to the exchange offers as required by Rule 14e-1(c) under the Exchange Act.
Procedures for Tendering Outstanding Notes
We understand that the exchange agent has confirmed with DTC that any financial institution that is a participant in DTC’s system may use its Automated Tender Offer Program, which we refer to as ATOP, to tender Outstanding Notes. We further understand that the exchange agent will request, within two business days after the date the exchange offers commence, that DTC establish an account relating to the Outstanding Notes for the purpose of facilitating the exchange offers, and any participant may make book- entry delivery of Outstanding Notes by causing DTC to transfer the Outstanding Notes into the exchange agent’s account in accordance with ATOP procedures for transfer. Although delivery of the Outstanding Notes may be effected through book-entry transfer into the exchange agent’s account at DTC, unless an agent’s message is received by the exchange agent in compliance with ATOP procedures, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures.
The term “agent’s message” means a message, transmitted by DTC and received by the exchange agent and forming part of a book-entry confirmation, stating that DTC has received an express acknowledgment from a participant tendering Outstanding Notes that are the subject of the book-entry confirmation and that the participant has received and agrees to be bound by the terms of the letter of transmittal and that we may enforce such agreement against the participant. An agent’s message must, in any case, be transmitted to and received or confirmed by the exchange agent, at its address set forth under the subheading “The Exchange Agent” below, prior to 5:00 p.m., New York City time, on the expiration date. Delivery of documents to DTC in accordance with its procedures does not constitute delivery to the exchange agent.
Unless the tender is being made in book-entry form, to tender in the exchange offers, you must:
•
complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal;

•
have the signatures guaranteed if required by the letter of transmittal; and

•
mail or otherwise deliver the letter of transmittal or such facsimile, together with the Outstanding Notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date.

By executing the letter of transmittal, you will make to us the representations set forth in the second paragraph under the heading “Transferability of the Exchange Notes.”
All tenders not withdrawn before the expiration date and the acceptance of the tender by us will constitute an agreement between you and us under the terms and subject to the conditions in this prospectus and in the letter of transmittal including an agreement to deliver good and marketable title to all tendered notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, adverse claims and rights and restrictions of any kind.
The method of delivery of Outstanding Notes and the letter of transmittal and all other required documents to the exchange agent is at the election and sole risk of the holder. Instead of delivery by mail, you should use an overnight or hand delivery service. In all cases, you should allow for sufficient time to ensure delivery to the exchange agent before the expiration of the exchange offers. You may request your broker, dealer, commercial bank, trust company or nominee to effect these transactions for you. You should not send any note, letter of transmittal or other required document to us.
Any beneficial owner whose Outstanding Notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct such registered holder to tender on behalf of the beneficial owner. If the beneficial owner wishes to tender on that owner’s own behalf, the beneficial owner must, prior to completing and executing the letter of transmittal and delivering such beneficial owner’s Outstanding Notes, either make appropriate arrangements to register ownership of the Outstanding Notes in such beneficial owner’s name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time.
The exchange of Outstanding Notes will be made only after timely receipt by the exchange agent of certificates for Outstanding Notes, a letter of transmittal and all other required documents, or timely completion of a book-entry transfer. If any tendered notes are not accepted for any reason or if Outstanding Notes are submitted for a greater principal amount than the holder desires to exchange, the exchange agent will return such unaccepted or non-exchanged notes to the tendering holder promptly after the expiration or termination of the exchange offers. In the case of Outstanding Notes tendered by book-entry transfer, the exchange agent will credit the non-exchanged notes to an account maintained with the DTC.
Guarantee of Signatures
Signatures on letters of transmittal or notices of withdrawal must be guaranteed by a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Exchange Act, unless the original notes tendered pursuant thereto are tendered:
•
by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; and

•
for the account of an eligible guarantor institution.

In the event that a signature on a letter of transmittal or a notice of withdrawal is required to be guaranteed, such guarantee must be made by:
•
a member firm of a registered national securities exchange of the National Association of Securities Dealers, Inc.;

•
a commercial bank or trust company having an office or correspondent in the United States; and

•
another eligible guarantor institution.

Signature on the Letter of Transmittal; Bond Powers and Endorsements
If the letter of transmittal is signed by a person other than the registered holder of the Outstanding Notes, the registered holder must endorse the Outstanding Notes or provide a properly completed bond power. Any such endorsement or bond power must be signed by the registered holder as that registered holder’s name appears on the Outstanding Notes. Signatures on such Outstanding Notes and bond powers must be guaranteed by an “eligible guarantor institution.”
If you sign the letter of transmittal or any Outstanding Notes or bond power as a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation, fiduciary or in any other representative capacity, you must so indicate when signing. You must submit satisfactory evidence to the exchange agent of your authority to act in such capacity.
Determination of Valid Tenders; Our Rights under the Exchange Offers
All questions as to the validity, form, eligibility, time of receipt, acceptance and withdrawal of tendered notes will be determined by us in our sole discretion, which determination will be final and binding on all parties. We expressly reserve the absolute right, in our sole discretion, to reject any or all Outstanding Notes not properly tendered or any Outstanding Notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the absolute right in our sole discretion to waive or amend any conditions of the exchange offers or to waive any defects or irregularities of tender for any particular note, whether or not similar defects or irregularities are waived in the case of other notes. Our interpretation of the terms and conditions of the exchange offers will be final and binding on all parties. No alternative, conditional or contingent tenders will be accepted. Unless waived, any defects or irregularities in connection with tenders of Outstanding Notes must be cured by the tendering holder within such time as we determine.
Although we intend to request the exchange agent to notify holders of defects or irregularities in tenders of Outstanding Notes, neither we, the exchange agent nor any other person will have any duty to give notification of defects or irregularities in such tenders or will incur any liability to holders for failure to give such notification. Holders will be deemed to have tendered Outstanding Notes only when such defects or irregularities have been cured or waived. Any Outstanding Notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.
Guaranteed Delivery Procedures
If you desire to tender Outstanding Notes pursuant to the exchange offers and (1) certificates representing such Outstanding Notes are not immediately available, (2) time will not permit your letter of transmittal, certificates representing such Outstanding Notes and all other required documents to reach the exchange agent on or prior to the expiration date, or (3) the procedures for book-entry transfer (including delivery of an agent’s message) cannot be completed on or prior to the expiration date, you may nevertheless tender such Outstanding Notes with the effect that such tender will be deemed to have been received on or prior to the expiration date if all the following conditions are satisfied:
•
you must effect your tender through an “eligible guarantor institution,” which is defined above under the heading “Guarantee of Signatures”;

•
a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us herewith, or an agent’s message with respect to guaranteed delivery that is accepted by us, is received by the exchange agent on or prior to the expiration date as provided below; and

•
the certificates for the tendered notes, in proper form for transfer (or a book entry confirmation of the transfer of such notes into the exchange agent account at DTC as described above), together with a letter of transmittal (or a manually signed facsimile of the letter of transmittal) properly completed and duly executed, with any signature guarantees and any other documents required by the letter of transmittal or a properly transmitted agent’s message, are received by the exchange agent within one (1) New York Stock Exchange, Inc. trading day after the date of execution of the notice of guaranteed delivery.

The notice of guaranteed delivery may be sent by hand delivery, facsimile transmission or mail to the exchange agent and must include a guarantee by an eligible guarantor institution in the form set forth in the notice of guaranteed delivery.
Withdrawal Rights
Except as otherwise provided in this prospectus, you may withdraw tendered notes at any time before 5:00 p.m., New York City time, on the expiration date. For a withdrawal of tendered notes to be effective, a written or facsimile transmission notice of withdrawal must be received by the exchange agent on or prior to the expiration of the exchange offers at the address set forth herein. Any notice of withdrawal must:
•
specify the name of the person having tendered the Outstanding Notes to be withdrawn;

•
identify the Outstanding Notes to be withdrawn (including the certificate number(s) of the Outstanding Notes physically delivered) and principal amount of such notes, or, in the case of notes transferred by book-entry transfer, the name and number of the account at DTC;

•
be signed by the holder in the same manner as the original signature on the letter of transmittal by which such Outstanding Notes were tendered, with any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the Outstanding Notes register the transfer of such Outstanding Notes into the name of the person withdrawing the tender; and

•
specify the name in which any such notes are to be registered, if different from that of the registered holder.

If the Outstanding Notes have been tendered under the book entry delivery procedure described above, any notice of withdrawal must specify the name and number of the account at DTC to be credited with the withdrawn Outstanding Notes and otherwise comply with the procedures of DTC’s book entry transfer facility.
We will determine all questions as to the validity, form and eligibility (including time of receipt) of such Outstanding Notes in our sole discretion, and our determination will be final and binding on all parties. Any permitted withdrawal of notes may not be rescinded. Any notes properly withdrawn will thereafter be deemed not to have been validly tendered for purposes of the exchange offers. The exchange agent will return any withdrawn notes without cost to the holder promptly after withdrawal of the notes. Holders may retender properly withdrawn notes at any time before the expiration of the exchange offers by following one of the procedures described above under the heading “Procedures for Tendering Outstanding Notes.”
Conditions to the Exchange Offers
Notwithstanding any other term of the exchange offers, we will not be required to accept for exchange, or issue any Exchange Notes for, any Outstanding Notes, and may terminate or amend the exchange offers before the expiration of the exchange offers, if:
•
we determine that the exchange offers violate any law, statute, rule, regulation or interpretation by the staff of the SEC or any order of any governmental agency or court of competent jurisdiction; or

•
any action or proceeding is instituted or threatened in any court or by or before any governmental agency relating to the exchange offers which, in our judgment, could reasonably be expected to impair our ability to proceed with the exchange offers.

The conditions listed above are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any of these conditions. We may waive these conditions in our reasonable discretion in whole or in part at any time and from time to time prior to the expiration date. The failure by us at any time to exercise any of the above rights shall not be considered a waiver of such right, and such right shall be considered an ongoing right which may be asserted at any time and from time to time.
In addition, we will not accept for exchange any Outstanding Notes tendered, and no Exchange Notes will be issued in exchange for those Outstanding Notes, if at any time any stop order is threatened or issued with respect to the registration statement for the exchange offers and the Exchange Notes or the qualification of the indenture governing the Notes under the Trust Indenture Act of 1939. In any such event, we must use commercially reasonable efforts to obtain the withdrawal or lifting of any stop order at the earliest possible moment.
Effect of Not Tendering
To the extent Outstanding Notes are tendered and accepted in the exchange offers, the principal amount of Outstanding Notes will be reduced by the amount so tendered and a holder’s ability to sell untendered Outstanding Notes could be adversely affected. In addition, after the completion of the exchange offers, the Outstanding Notes will remain subject to restrictions on transfer. Because the Outstanding Notes have not been registered under the U.S. federal securities laws, they bear a legend restricting their transfer absent registration or the availability of a specific exemption from registration. The holders of Outstanding Notes not tendered will have no further registration rights, except that, under limited circumstances, we may be required to file a “shelf” registration statement for a continuous offer of Outstanding Notes.
Accordingly, the Outstanding Notes not tendered may be resold only:
•
to us or our subsidiaries;

•
pursuant to a registration statement that has been declared effective under the Securities Act;

•
for so long as the Outstanding Notes are eligible for resale pursuant to Rule 144A under the Securities Act to a person the seller reasonably believes is a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the transfer is being made in reliance on Rule 144A; or

•
pursuant to any other available exemption from the registration requirements of the Securities Act (in which case we and the trustee shall have the right to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to us and the trustee), subject in each of the foregoing cases to any requirements of law that the disposition of the seller’s property or the property of such investor account or accounts be at all times within its or their control and in compliance with any applicable state securities laws.

Upon completion of the exchange offers, due to the restrictions on transfer of the Outstanding Notes and the absence of such restrictions applicable to the Exchange Notes, it is likely that the market, if any, for Outstanding Notes will be relatively less liquid than the market for Exchange Notes. Consequently, Holders of Outstanding Notes who do not participate in the exchange offers could experience significant diminution in the value of their Outstanding Notes, compared to the value of the Exchange Notes.
Regulatory Approvals
Other than the U.S. federal securities laws, there are no U.S. federal or state regulatory requirements that we must comply with and there are no approvals that we must obtain in connection with the exchange offers.
Solicitation of Tenders; Fees and Expenses
We will bear the expenses of soliciting tenders and are mailing the principal solicitation. However, our officers and regular employees and those of our affiliates may make additional solicitation by telegraph, telecopy, telephone or in person.
We have not retained any dealer-manager in connection with the exchange offers. We will not make any payments to brokers, dealers, or others soliciting acceptances of the exchange offer. However, we may pay the exchange agent reasonable and customary fees for its services and may reimburse it for its reasonable out-of-pocket expenses.
We will pay the cash expenses incurred in connection with the exchange offers. These expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and reasonable expenses and printing costs, among others.

Transfer Taxes
We will pay all transfer taxes, if any, required to be paid by us in connection with the exchange of the Outstanding Notes for the Exchange Notes. However, if:
•
Exchange Notes are to be delivered to, or issued in the name of, any person other than the registered holder of the Outstanding Notes tendered;

•
tendered Outstanding Notes are registered in the name of any person other than the person signing the letter of transmittal; or

•
a transfer tax is imposed for any reason other than the exchange of Outstanding Notes in connection with the exchange offers,

then the amount of any such transfer taxes (whether imposed on the registered holder or any other person) will be payable by the tendering holder. If satisfactory evidence of payment of such transfer taxes or exemption from them is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.
Accounting Treatment
The Exchange Notes will be recorded at the same carrying value as the Outstanding Notes as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes upon the completion of the exchange offers. The expenses of the exchange offers that we pay will be charged to expense in accordance with generally accepted accounting principles.
The Exchange Agent
U.S. Bank Trust Company, National Association is serving as the exchange agent for the exchange offers. ALL EXECUTED LETTERS OF TRANSMITTAL SHOULD BE SENT TO THE EXCHANGE AGENT AT THE ADDRESS LISTED BELOW. Questions, requests for assistance and requests for additional copies of this prospectus or the letter of transmittal should be directed to the exchange agent at the address or telephone number listed below.
By Registered or Certified Mail:	U.S. Bank Trust Company, National Association Corporate Actions 111 Fillmore Avenue St. Paul, MN 55107-1402
By Overnight Courier or Regular Mail:	U.S. Bank Trust Company, National Association Corporate Actions 111 Fillmore Avenue St. Paul, MN 55107-1402
By Hand Delivery:	U.S. Bank Trust Company, National Association Corporate Actions 111 Fillmore Avenue St. Paul, MN 55107-1402
Originals of all documents sent by facsimile should be promptly sent to the exchange agent by registered or certified mail, by hand, or by overnight delivery service.
DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

DESCRIPTION OF THE EXCHANGE NOTES
On January 17, 2024, we issued $800,000,000 in aggregate principal amount of 5.650% Outstanding Notes to the initial purchasers, pursuant to an indenture dated January 17, 2024, by and among BGI, the guarantors party thereto and the Trustee (the “5.650% Notes Indenture”). On May 28, 2024, we issued $800,000,000 in aggregate principal amount of 5.800% Outstanding Notes to the initial purchasers, pursuant to an indenture dated May 28, 2024 by and among BGI, the guarantors party thereto and the Trustee (the “5.800 Notes Indenture” and together with the 5.650% Notes Indenture, as each may be amended, restated, supplemented or otherwise modified from time to time, the “Indentures”). The Exchange Notes will be issued as Additional Notes (as defined in the Indentures).
The initial purchasers sold the Outstanding Notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act. The terms of the Exchange Notes are substantially identical to the terms of the Outstanding Notes, except that the Exchange Notes will not be subject to transfer restrictions or entitled to registration rights, and the additional interest provisions applicable to the Outstanding Notes in some circumstances relating to the timing of the exchange offers will not apply to the Exchange Notes. See “The Exchange Offers — Transferability of the Exchange Notes.” In addition, we do not plan to list the Exchange Notes on any securities exchange or seek quotation on any automated quotation system. Any Outstanding Notes that remain outstanding after the exchange offers, together with the Exchange Notes issued in the exchange offers, will be treated as a single class of securities for voting purposes under the Indentures (as defined under the subheading “General” below). References to the “First Priority Notes” refer to the Exchange Notes and, unless the context otherwise requires, the Outstanding Notes.
The following description is a summary of the material provisions of the Indentures. It does not restate the Indentures in their entirety. We urge you to read the Indentures because they, and not this description, define your rights as holders of the Exchange Notes. Copies of the Indentures are available upon request to us at the address indicated under “Where You Can Find More Information.” Certain defined terms used in this description but not defined below under “Certain Definitions” have the meanings assigned to them in the Indentures.
The registered holder of a Note will be treated as the owner of such Note for all purposes. Only registered holders will have rights under the Indentures.
General
The following summary of certain provisions of the Indentures, the First Priority Notes, the Security Documents and the Intercreditor Agreement (as defined below) does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Indentures, the First Priority Notes, the Security Documents, the Intercreditor Agreement and the Registration Rights Agreements, including the definitions of certain terms therein and those made a part thereof by the TIA. Capitalized terms used in this “Description of First Priority Notes” section and not otherwise defined have the meanings set forth in the section “— Certain Definitions.” As used in this “Description of First Priority Notes” section, “we,” “us” and “our” mean Berry Global Group, Inc. and its Subsidiaries.
BGI may issue additional First Priority Notes from time to time (the “Additional Notes”). Any offering of Additional Notes is subject to the covenant described below under the caption “— Certain Covenants — Liens.” The First Priority Notes and any Additional Notes subsequently issued under the Indentures will be treated as a single class for all purposes under the Indentures, including, without limitation, waivers, amendments, redemptions and offers to purchase. Unless the context otherwise requires, for all purposes of the Indentures, the Parent Guarantee, the Subsidiary Guarantees, the Security Documents and this “Description of First Priority Notes,” references to the First Priority Notes include any Additional Notes actually issued.
Principal of, premium, if any, and interest on the First Priority Notes will be payable, and the First Priority Notes may be exchanged or transferred, at the office or agency designated by BGI (which initially shall be the designated corporate trust office of the Trustee).
The First Priority Notes will be issued only in fully registered form, without coupons, in minimum denominations of $2,000 and any integral multiple of $1,000. No service charge will be made for any registration of transfer or exchange of First Priority Notes, but BGI may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.
Terms of the First Priority Notes
The Exchange Notes will be senior obligations of BGI and will have the benefit of the first priority security interest in the Collateral described below under “— Security for the First Priority Notes.” The 5.650% Exchange Notes will mature on January 15, 2034. The 5.800% Exchange Notes will mature on June 15, 2031. Each 5.650% Exchange Note will bear interest at 5.650% per annum from January 17, 2024 or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on January 1 or July 1 immediately preceding the interest payment date on January 15 and July 15 of each year, commencing July 15, 2024. Each 5.800% Exchange Note will bear interest at 5.800% per annum from May 28, 2024 or from the most recent date to which interest has been paid or provided for, payable semiannually to holders of record at the close of business on June 1 or December 1 immediately preceding the interest payment date on June 15 and December 15 of each year, commencing December 15, 2024.
The Exchange Notes will be secured by the Collateral described in the caption “— Security for the First Priority Notes.”
Optional Redemption
Prior to the applicable Par Call Date, the First Priority Notes will be redeemable, in whole or in part, at BGI’s option, at any time or from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
(1)
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the First Priority Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 25 basis points in the case of the 5.650% Exchange Notes or 20 basis points in the case of the 5.800% Exchange Notes less (b) interest accrued to the date of redemption, and

(2)
100% of the principal amount of the First Priority Notes to be redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date.

On or after the applicable Par Call Date, the Company may redeem the First Priority Notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the First Priority Notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
The “Par Call Date” means: (i) October 15, 2033 with respect to the 5.650% Exchange Notes; and (ii) April 15, 2031 with respect to the 5.800% Exchange Notes.
“Treasury Rate” means, with respect to any redemption date, the yield determined by the Company in accordance with the following two paragraphs.
The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 or any successor designation or publication is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
The Company’s actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, selection of the First Priority Notes for redemption will be made pro rata, by lot or by such other method as the Trustee in its sole discretion deems appropriate and fair. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note is to be redeemed in part only, the notice of redemption that relates to the note will state the portion of the principal amount of the note to be redeemed. A new note in a principal amount equal to the unredeemed portion of the note will be issued in the name of the holder of the note upon surrender for cancellation of the original note. For so long as the First Priority Notes are held by DTC (or another depositary), the redemption of the First Priority Notes shall be done in accordance with the policies and procedures of the depositary.
Unless the Company defaults in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.
Mandatory Redemption; Offers to Purchase; Open Market Purchases
BGI is not required to make any mandatory redemption or sinking fund payments with respect to the First Priority Notes. However, under certain circumstances, BGI may be required to offer to purchase First Priority Notes as described under the captions “— Change of Control Triggering Event.” We may at any time and from time to time purchase First Priority Notes in the open market or otherwise.
Ranking
The Indebtedness evidenced by the First Priority Notes will be senior Indebtedness of BGI, will be equal in right of payment to all existing and future Pari Passu Indebtedness, will be senior in right of payment to all existing and future Subordinated Indebtedness of BGI and will have the benefit of the security interest in the Collateral described below under “— Security for the First Priority Notes.” Pursuant to the Security Documents and the Intercreditor Agreement, the First Priority Notes will be secured by first priority (subject to Permitted Liens and to exceptions described under “— Security for the First Priority Notes”) security interests on the Collateral owned by BGI and Guarantors.

The Indebtedness evidenced by the Subsidiary Guarantees will be senior Indebtedness of the applicable Subsidiary Guarantor, will be equal in right of payment to all existing and future Pari Passu Indebtedness of such Subsidiary Guarantor and will be senior in right of payment to all existing and future Subordinated Indebtedness of such Subsidiary Guarantor and will have the benefit of the security interest in the Collateral described below. Pursuant to the Security Documents and the Intercreditor Agreement, while in effect, the security interests securing the Subsidiary Guarantees will be first priority (subject to Permitted Liens and to exceptions described under “— Security for the First Priority Notes”) security interests on the Collateral owned by BGI and the Guarantors.
At September 28, 2024, after giving effect to the offering and issuance of all of the Outstanding Notes, and the application of the proceeds therefrom,

(1)
BGI and its Subsidiaries would have had $7,515 million of Secured Indebtedness outstanding (excluding $1,000 million of letters of credit and additional availability under our revolving credit facility) constituting First Priority Lien Obligations;

(2)
BGI and its Subsidiaries would have had $8,306 million of Secured Indebtedness outstanding (excluding $1,000 million of letters of credit and additional availability under our revolving credit facility); and

(3)
BGI and its Subsidiaries would have had $791 million of Second Priority Obligations.

The Indentures do not limit the Incurrence of Indebtedness by BGI and its Restricted Subsidiaries and the issuance of Disqualified Stock and Preferred Stock by the Restricted Subsidiaries. Although the Indentures limit the Incurrence of Secured Indebtedness by BGI and its Restricted Subsidiaries, such limitation is subject to a number of significant qualifications and exceptions. Such Secured Indebtedness may constitute First Priority Lien Obligations. See “— Certain Covenants — Liens.”
A significant portion of the operations of the Company is conducted through its Subsidiaries. Unless a Subsidiary is a Subsidiary Guarantor, claims of creditors of such Subsidiary, including trade creditors, and claims of preferred stockholders (if any) of such Subsidiary generally will have priority with respect to the assets and earnings of such Subsidiary over the claims of creditors of BGI, including holders of the First Priority Notes. The First Priority Notes, therefore, will be effectively subordinated to creditors (including trade creditors) and preferred stockholders (if any) of Subsidiaries of BGI that are not Subsidiary Guarantors. For the fiscal year ended September 28, 2024, the non-guarantor subsidiaries had net sales of $6,531 million, as of September 28, 2024, (x) held $7,328 million of total assets and (y) had $10,924 million of total liabilities.
The Indebtedness evidenced by the Parent Guarantee will be senior Indebtedness of the Parent Guarantor, will be equal in right of payment to all existing and future Parent Pari Passu Indebtedness and will be senior in right of payment to all existing and future Parent Subordinated Indebtedness. The Parent Guarantee will not be secured by any lien on the Parent Guarantor’s property or assets. See “Risk Factors.”
Security for the First Priority Notes
The First Priority Notes and the Subsidiary Guarantees will be secured by first priority security interests in the Collateral (subject to Permitted Liens). The Collateral, which also secures the other First Priority Lien Obligations on a ratable basis, consists of substantially all of the property and assets, in each case, that are held by BGI or any of the Subsidiary Guarantors, subject to the exceptions described below. The Collateral does not include (i) any property or assets owned by the Parent Guarantor or any Subsidiaries of BGI that are not Subsidiary Guarantors (including Foreign Subsidiaries and Qualified CFC Holding Companies), (ii) any license, contract or agreement of BGI or any of the Subsidiary Guarantors, if and only for so long as the grant of a security interest under the Security Documents would result in a breach or default under, or abandonment, invalidation or unenforceability of, that license, contract or agreement, (iii) any vehicle covered by a certificate of title or ownership, (iv) any deposit accounts, securities accounts or cash, (v) any real property held by BGI or any of BGI’s Subsidiaries under a lease or any real property that does not secure the other First Priority Lien Obligations, (vi) certain other exceptions described in the Security Documents, (vii) any equity interests or other securities of any of BGI’s Subsidiaries to the extent that the pledge of such securities results in BGI’s being required to file separate financial statements of such

Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence and (viii) equity interests of Foreign Subsidiaries, Qualified CFC Holdings Companies owned by BGI or any Subsidiary Guarantor, or the equity interests of Berry Plastics Acquisition Corporation II or Berry Plastics Acquisition Corporation XIV, LLC, in each case other than a pledge of 65% of the outstanding equity interests of (a) each “first tier” Foreign Subsidiary directly owned by BGI or any Subsidiary Guarantor (other than NIM Holdings Limited, Berry Plastics Asia Ptc. Ltd. And Ociesse s.r.l.) and (b) each “first tier” Qualified CFC Holding Company directly owned by BGI or any Subsidiary Guarantor. In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act and the Exchange Act (or any successor regulation) is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of BGI due to the fact that such Subsidiary’s securities secure the First Priority Notes, then the securities of such Subsidiary will not be subject to the Liens secured the First Priority Notes and will automatically be deemed not to be part of the Collateral but only to the extent necessary not to be subject to such requirement and only for so long as required to not be subject to the requirement In the event that Rule 3-16 of Regulation S-X under the Securities Act and the Exchange Act (or any successor regulation) is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s securities to secure the First Priority Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the securities of such Subsidiary will automatically be deemed to be a part of the Collateral but only to the extent permitted to not be subject to any such financial statement requirement Except for securities or other equity interests of certain of our Domestic Subsidiaries or “first tier” Foreign Subsidiaries described above and for certain accounts and cash as described in the Revolving Credit Agreement, the foregoing excluded property and assets do not secure the First Priority Lien Obligations. In addition, the applicable Revolving Facility Obligations will be secured by the assets of Canadian Subsidiaries of BGI. Such Canadian Subsidiaries will not provide guarantees or Collateral for the note obligations. The security interests securing the First Priority Notes will be subject to all other Permitted Liens. The First Priority Lien Obligations include Secured Bank Indebtedness and related obligations, as well as certain Hedging Obligations and certain other obligations in respect of cash management services, First Priority Dollar Notes Obligations and First Priority Euro Notes Obligations. The Persons holding other First Priority Lien Obligations may have rights and remedies with respect to the property subject to such Liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Collateral Agent to realize or foreclose on the Collateral on behalf of holders of the First Priority Notes. BGI and the Subsidiary Guarantors are and will be able to incur additional indebtedness in the future that could share in the Collateral, including additional First Priority Lien Obligations. The amount of such First Priority Lien Obligations and additional Indebtedness is and will be limited by the covenant described under “— Certain Covenants — Liens.” Under certain circumstances, the amount of such First Priority Lien Obligations could be significant.
Notwithstanding the foregoing, the Indenture or the Security Documents provide that BGI and the Subsidiary Guarantors shall use commercially reasonable efforts to deliver to the Trustee and Collateral Agent as promptly as reasonably practicable after the Issue Date but in any event within 120 days of the Issue Date, (a) (i) counterparts of each mortgage or mortgage amendment, as applicable, to be entered into with respect to each Real Property that also secures the other First Priority Lien Obligations duly executed and delivered by the record owner of such Real Property sufficient to grant to the Collateral Agent for its benefit and the benefit of the Trustee and the holders of the First Priority Notes a valid first priority mortgage lien on such Real Property and otherwise suitable for recording or filing, which mortgage or mortgage amendment, as applicable, may be in a form consistent with such mortgages securing the other First Priority Lien Obligations previously delivered and shall otherwise be in form and substance acceptable to the Collateral Agent, and (ii) opinions and such other documents including, but not limited to, any consents, agreements and confirmations of third parties with respect to any such mortgage or mortgage amendment, as applicable, in each case consistent in form and substance with such documents as have been previously delivered in connection with the other First Priority Lien Obligations, and (b) title insurance policies or title insurance date-downs, as applicable, in each case consistent in form and substance with such title insurance policies as have been previously delivered in connection with the other First Priority Lien Obligations, and paid for by the Company issued by a nationally recognized title insurance company (which may be the same as the title insurance company or companies insuring the mortgages securing the other First Priority Lien Obligations) insuring the lien of each Mortgage, as a valid first priority lien on such Real Property to be entered into on or after the Issue Date as a valid Lien on the applicable property described therein, free of any other liens, except for Permitted Liens, together with such customary endorsements, and with respect to any such property located in a state in which a zoning endorsement is not available, a zoning compliance letter from the applicable municipality in a form acceptable to the Collateral Agent.
After-Acquired Collateral
Subject to certain limitations and exceptions (including the exclusions of any securities or other equity interests of any of BGI’s Subsidiaries), if BGI or any Subsidiary Guarantor creates any additional security interest upon any First Priority After-Acquired Property, it must concurrently grant a first priority security interest (subject to Permitted Liens, including the first priority liens that secure obligations in respect of the other First Priority Lien Obligations) upon such property as security for the First Priority Notes. Also, if granting a security interest in such property requires the consent of a third party, BGI will use commercially reasonable efforts to obtain such consent with respect to the first priority security interest for the benefit of the Collateral Agent on behalf of the holders of the First Priority Notes. If such third party does not consent to the granting of the first priority security interest after the use of such commercially reasonable efforts, the applicable entity will not be required to provide such security interest.
Security Documents and Intercreditor Agreements
BGI, the Subsidiary Guarantors and the Collateral Agent entered into one or more Security Documents defining the terms of the security interests that secure the First Priority Notes, the Subsidiary Guarantees and the other Note Obligations. These security interests secure the payment and performance when due of all of the Obligations of BGI and the Subsidiary Guarantors under the First Priority Notes, the Indenture, the Subsidiary Guarantees and the Security Documents, as provided in the Security Documents. The Collateral Agent acts as a collateral agent on behalf of the Trustee and the holders of the First Priority Notes.
Senior Lender Intercreditor Agreement and Senior Fixed Collateral Intercreditor Agreement
The Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Company, the Subsidiaries of the Company named therein and Berry Global Group, Inc. entered into the Senior Lender Intercreditor Agreement, as was previously supplemented in connection with the issuance of the First Priority Dollar Notes and the First Priority Euro Notes Obligations, which may be amended from time to time without the consent of the holders of the First Priority Notes to add other parties holding Other First Priority Lien Obligations permitted to be incurred under the Revolving Credit Agreement, the Term Loan Credit Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Senior Lender Intercreditor Agreement. On the Issue Date, the Collateral Agent will join the Senior Lender Intercreditor Agreement. The Senior Lender Intercreditor Agreement allocates the benefits of any Collateral between the holders of the Revolving Facility Obligations on the one hand and the holders of the Senior Fixed Obligations on the other hand.
The Term Facility Administrative Agent, the Term Loan Collateral Agent, the Company, the Subsidiaries of the Company named therein, and Berry Global Group, Inc. also entered into the Senior Fixed Collateral Intercreditor Agreement as was previously supplemented in connection with the issuance of the First Priority Dollar Notes and the First Priority Euro Notes Obligations, which may be amended from time to time without the consent of the holders of the First Priority Notes to add other parties holding Other First Priority Lien Obligations permitted to be incurred under the Term Loan Credit Agreement, Senior Lender Intercreditor Agreement and the Senior Fixed Collateral Intercreditor Agreement. On the Issue Date, the Collateral Agent will join the Senior Fixed Collateral Intercreditor Agreement. As described below, the Senior Fixed Collateral Intercreditor Agreement allocates the benefits of the Common Collateral among the holders of the Senior Fixed Obligations, including the Note Obligations, the First Priority Dollar Notes Obligations, the First Priority Euro Notes Obligations and the Term Loan Obligations.

Until Discharge of the Senior Secured Obligations of a particular Class, (a) the Applicable Collateral Agent shall have the sole right to act or refrain from acting with respect to the Senior Secured Obligations Collateral of such Class, (b) the Collateral Agent, the Term Loan Collateral Agent, the Revolving Facility Collateral Agent and each collateral agent of any Series of Other First Priority Lien Obligations shall not follow any instructions with respect to such Senior Secured Obligations Collateral from any Junior Representative or from any Junior Secured Obligations Secured Parties, and (c) the Junior Representative and the Junior Secured Obligations Secured Parties will not and will not instruct the Applicable Collateral Agent, the Collateral Agent, the Term Loan Collateral Agent or the Revolving Facility Collateral Agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Junior Secured Obligations Collateral of such Class.
If a First Priority Event of Default has occurred and is continuing and the Revolving Facility Collateral Agent, the Term Loan Collateral Agent, the Collateral Agent or any other collateral agent representing holders of any Series of Other First Priority Lien Obligations is taking action to enforce rights in respect of any Collateral, or any distribution is made in respect of any Collateral in any Bankruptcy Case of BGI or any Subsidiary Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral, and proceeds of any such distribution (subject, in the case of any such distribution, to the third paragraph immediately following) shall be applied as follows:
(i)
In the case of Collateral other than Revolving Facility Senior Collateral,

FIRST, to the Applicable Fixed Collateral Agent for distribution in accordance with the Senior Fixed Collateral Intercreditor Agreement, and
SECOND, to the payment in full of the Revolving Facility Obligations; and
(ii)
In the case of Revolving Facility Senior Collateral,

FIRST, to the payment in full of the Revolving Facility Obligations, and
SECOND, to the Applicable Fixed Collateral Agent for distribution in accordance with the Senior Fixed Collateral Intercreditor Agreement.
The Senior Fixed Collateral Intercreditor Agreement provides that if a First Priority Event of Default has occurred and is continuing and the Applicable Fixed Collateral Agent is taking action to enforce rights in respect of any Common Collateral, or any distribution is made with respect to any Common Collateral in any Bankruptcy Case of BGI or any Subsidiary Guarantor, the proceeds of any sale, collection or other liquidation of any such Collateral by the Applicable Fixed Collateral Agent (or received by the Applicable Fixed Collateral Agent pursuant to the Senior Lender Intercreditor Agreement as a result of any action by the Revolving Facility Collateral Agent), as applicable, and proceeds of any such distribution (subject, in the case of any such distribution, to the paragraph immediately following) to which the Senior Fixed Obligations are entitled under the Senior Lender Intercreditor Agreement shall be applied among the Senior Fixed Obligations as follows:
(i)
In the case of Common Perfected Collateral, to the payment in full of the Senior Fixed Obligations on a ratable basis, and

(ii)
In the case of Common Collateral other than Common Perfected Collateral, first to each Representative of each Series of holders of Senior Fixed Obligations that has at any time held a perfected security interest in such Collateral which security interest is not subject to avoidance as a preference under the Bankruptcy Code until each such Series of Senior Fixed Obligations has been paid in full, and in the case of more than one Series, on a ratable basis, and second to each Representative of each other Series of holders of Senior Fixed Obligations for whom such Collateral constitutes Common Collateral, on a ratable basis until each such Series has been paid in full.

Notwithstanding the foregoing, with respect to any Common Collateral in respect of which a third party has a security interest or lien that has been perfected prior the date of joinder of any Series of Other

First Priority Lien Obligations (as applicable) or a lien that has become effective prior to the date of joinder of any Series of Other First Priority Lien Obligations (as applicable) that is junior in priority to the security interest of the Term Loan Collateral Agent but senior (as determined by appropriate legal proceedings in the case of any dispute) to the security interest of the Collateral Agent or any Note Secured Parties and/or any other Representative of the holders of any Other First Priority Lien Obligations or the other related secured parties of any Other First Priority Lien Obligations (such third party an “Intervening Creditor”), the value of any Collateral or proceeds which are allocated to such Intervening Creditor shall be deducted on a ratable basis solely from the Common Collateral or proceeds to be distributed to the Collateral Agent and/ or such other Representative in respect of Other First Priority Lien Obligations and their respective secured parties that are junior in priority to such Intervening Creditor.
In addition, the Senior Lender Intercreditor Agreement provides that if Holdings or any of its subsidiaries is subject to a Bankruptcy Case:
(1)   if Holdings or any of its subsidiaries shall, as debtor(s)-in-possession, move for approval of financing (“DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Junior Secured Obligations Secured Party will agree not to object to such financing, to the Liens on the Senior Secured Obligations Collateral securing the same (“DIP Financing Liens”) or to the use of cash collateral that constitutes Senior Secured Obligations Collateral, unless the Senior Secured Obligations Secured Parties of any Series or an authorized representative of the Senior Secured Obligations Secured Parties of such Series, shall oppose or object to such DIP Financing, DIP Financing Liens or use of cash collateral (and, to the extent that such DIP Financing Liens are senior to, or rank pari passu with, the Liens on any such Senior Secured Obligations Collateral pursuant to the Security Documents, the Bank Agreement Security Documents or any other security documents with respect to Other First Priority Lien Obligations, the Junior Representative will, for itself and on behalf of the other Junior Secured Obligations Secured Parties, confirm the priorities with respect to such Collateral as set forth in the Senior Lender Intercreditor Agreement) so long as the Junior Secured Obligations Secured Parties retain the benefit of such Liens on all Junior Secured Obligations Collateral, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis the Senior Secured Obligations Secured Parties (other than with respect to any DIP Financing Liens) as existed prior to the commencement of the case under the Bankruptcy Code;
(2)   each Junior Secured Obligations Secured Party will not object to or oppose a sale or other disposition of any Senior Secured Obligations Collateral (or any portion thereof) under Section 363 of the Bankruptcy Code or any other provision of the Bankruptcy Code if the Senior Secured Obligations Secured Parties of any Series shall have consented to such sale or disposition of such Senior Secured Obligations Collateral; and
(3)   each Junior Representative and each Junior Secured Obligations Secured Party will agree that if (i) Holdings or any of its subsidiaries shall become subject to a Bankruptcy Case, (ii) any Senior Secured Obligations are determined to be unsecured in part for purposes of Section 506(a) of the Bankruptcy Code, but would not have been deemed unsecured in part for such purposes, or would have been deemed to be unsecured in part by a lesser amount for such purposes, if each Series of the Senior Secured Obligations had been subject to a separate first priority perfected lien on the Senior Secured Obligations Collateral and each Series of Junior Secured Obligations had been secured by a separate second priority perfected lien on such Collateral, or if any such Liens which are documented in a single agreement had been documented in separate agreements (such arrangements being referred to as “Separate Security Arrangements”), and (iii) any payment or distribution is made in respect of such Senior Secured Obligations Collateral to or for the benefit or account of any Junior Secured Obligations Secured Parties (and such payment being a “Junior Payment”), then each Junior Representative and the Junior Secured Obligations Secured Parties (on a ratable basis) shall hold such Junior Payment (to the extent of the Excess Amount (as defined below)) in trust for the benefit of the Senior Secured Obligations Secured Parties and shall immediately pay and turn over to the Senior Representative, for the benefit of the Senior Secured Obligations Secured Parties (or, to the extent that such payment or distribution has been made to the Collateral Agent, the Term Loan Collateral Agent, the Revolving Facility Collateral Agent, or each collateral agent of any Series of Other First Priority Lien Obligations,

such collateral agent shall so hold and pay such amount), an amount equal to the lesser of (A) the Junior Payment and (B) the additional amount that would have been paid, payable or distributed to the Senior Secured Obligations Secured Parties if Separate Security Arrangements has been utilized (the lesser of (A) and (B) being the “Excess Amount”).
If Holdings or any of its subsidiaries shall become subject to any Bankruptcy Case, the Senior Fixed Collateral Intercreditor Agreement provides that (1) if Holdings or any of its subsidiaries shall, as debtor(s)- in-possession, move for approval of financing (the “DIP Financing”) to be provided by one or more lenders (the “DIP Lenders”) under Section 364 of the Bankruptcy Code or the use of cash collateral under Section 363 of the Bankruptcy Code, each Senior Fixed Obligations Secured Party will agree not to object to any such financing or to the Liens on Common Collateral securing the same (the “DIP Financing Liens”) or to any use of cash collateral that constitutes Common Collateral, unless the Term Loan Secured Parties, or a representative authorized by the Term Loan Secured Parties, shall then oppose or object to such DIP Financing or such DIP Financing Liens or use of cash collateral (and, (1) to the extent that such DIP Financing Liens are senior to the Liens on any such Common Collateral granted pursuant to the Senior Fixed Obligations security documents, each Representative for the Senior Fixed Obligations will, for itself and on behalf of the other Senior Fixed Obligations Secured Parties that it represents, subordinate its Liens with respect to such Collateral on the same terms as the Liens of the Term Loan Secured Parties (other than any Liens of the Term Loan Secured Parties constituting DIP Financing Liens) are subordinated thereto, and (2) to the extent that such DIP Financing Liens rank pari passu with the Liens on any such Common Collateral granted pursuant to the Senior Fixed Obligations security documents, each Representative for the Senior Fixed Obligations will, for itself and on behalf of the other Senior Fixed Obligations Secured Parties that it represents, confirm the priorities with respect to such Common Collateral as set forth in the Senior Fixed Collateral Intercreditor Agreement), in each case so long as:
(A)
the Senior Fixed Obligations Secured Parties retain the benefit of their Liens on all such Common Collateral pledged to the DIP Lenders, including proceeds thereof arising after the commencement of such proceeding, with the same priority vis-à-vis all the other Senior Fixed Obligations Secured Parties (other than any Liens of the Term Loan Secured Parties constituting DIP Financing Liens) as existed prior to the commencement of the Bankruptcy Case,

(B)
the Senior Fixed Obligations Secured Parties are granted Liens on any additional collateral pledged to the Term Loan Secured Parties or any other Senior Fixed Obligations Secured Parties as adequate protection or otherwise in connection with such DIP Financing or use of cash collateral, with the same priority vis-à-vis the Term Loan Secured Parties as set forth in the Senior Fixed Collateral Intercreditor Agreement,

(C)
if any amount of such DIP Financing or cash collateral is applied to repay any of the Senior Fixed Obligations, such amount is applied pursuant to the immediately preceding clauses (i) and (ii) above, and

(D)
if the Term Loan Secured Parties are granted adequate protection, including in the form of periodic payments, in connection with such DIP Financing or use of cash collateral, the proceeds of such adequate protection is applied pursuant to the immediately preceding clauses (i) and (ii) above;

provided that the Senior Fixed Obligations Secured Parties of each Series shall have a right to object to the grant of a Lien to secure the DIP Financing over any Collateral subject to Liens in favor of the Senior Fixed Obligations Secured Parties of such Series or its representative that shall not constitute Common Collateral; and provided, further, that the Term Loan Secured Parties shall not object to any other Senior Fixed Obligations Secured Party receiving adequate protection comparable to any adequate protection granted to the Term Loan Secured Parties in connection with a DIP Financing or use of cash collateral.
Second Priority Intercreditor Agreement
The Existing Second Priority Notes Trustee, the Existing Second Priority Notes Collateral Agent, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Company, the Subsidiaries of the Company party thereto and Berry Global Group, Inc. entered into the Second Priority Intercreditor Agreement, as was previously supplemented in connection with the issuance of the First Priority Dollar Notes and the First Priority Euro Notes Obligations and as will be supplemented through the execution and delivery of a joinder agreement by the Collateral Agent, the Trustee, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, Berry Global Group, Inc. (formerly known as Berry Plastics Group, Inc.), the Existing Second Priority Notes Trustee, the Existing Second Priority Notes Collateral Agent, the Company and the Subsidiary Guarantors, which may be amended from time to time to add other parties holding second-priority secured Obligations and Other First Priority Lien Obligations permitted to be incurred under the Revolving Credit Agreement, the Term Loan Credit Agreement, the Existing Second Priority Notes Indentures, any other credit agreement, indenture or similar agreement relating to Other First Priority Lien Obligations or other second-priority secured Obligations, the Senior Lender Intercreditor Agreement, the Senior Fixed Collateral Intercreditor Agreement and the Second Priority Intercreditor Agreement. Under the Second Priority Intercreditor Agreement, so long as the Discharge of Senior Claims has not occurred, the Collateral and any other collateral in respect of the second-priority secured Obligations or proceeds thereof received in connection with the sale or other disposition of, or collection on, such Collateral or other collateral upon the exercise of remedies as a secured party, shall be applied by the First Lien Agents to the First Priority Lien Obligations in such order as specified in the relevant documents covering the First Priority Lien Obligations until the Discharge of Senior Claims has occurred.
In addition, the Second Priority Intercreditor Agreement provides that (1) prior to the Discharge of Senior Claims, the holders of First Priority Lien Obligations and the First Lien Agents shall have the exclusive right to enforce rights, exercise remedies (including setoff and the right to credit bid their debt) and make determinations regarding the release, disposition or restrictions with respect to Collateral without any consultation with or the consent of the Existing Second Priority Notes Trustee, the holders of the Existing Second Priority Notes, or the agent, trustee or holders of any other second-priority secured Obligations and (2) the Second Priority Intercreditor Agreement may be amended, without the consent of the Existing Second Priority Notes Trustee, First Lien Agents, any holder of First Priority Lien Obligations, the holders of the Existing Second Priority Notes, or the agent, trustee or holders of any other second-priority secured Obligations to add additional secured creditors holding other second-priority secured Obligations (or any agent or trustee therefor) so long as such other Obligations are not prohibited by the provisions of the Credit Agreements, the Indenture, the Existing Second Priority Notes Indentures, the First Priority Dollar Notes Indentures, the First Priority Euro Notes Indenture or any other credit agreement, indenture or other similar agreement relating to other First Priority Lien Obligations or Other Second- Lien Obligations and (3) so long as the Discharge of Senior Lender Claims has not occurred, without the prior written consent of the First Lien Agents and the required lenders under each series of the First Priority Lien Obligations, no Security Document or security document with respect to Other Second-Lien Obligations may be amended, supplemented or otherwise modified or entered into to the extent such amendment, supplement or modification, or the terms of any such new Security Document or security document, would be prohibited by or inconsistent with any of the terms of the Intercreditor Agreement. Any such additional party, the First Lien Agents, the Existing Second Priority Notes Trustee shall be entitled to rely on the determination of officers of BGI that such modifications do not violate the provisions of the Credit Agreements, the Indenture, the Existing Second Priority Notes Indentures, the First Priority Dollar Notes Indentures or the First Priority Euro Notes Indenture if such determination is set forth in an Officers’ Certificate delivered to such party, the First Lien Agents, the Existing Second Priority Notes Trustee; provided, however, that such determination will not affect whether or not BGI has complied with its undertakings in the Indenture, the Credit Agreements, the Security Documents, the Bank Agreement Security Documents, the Existing Second Priority Notes Indentures and the security documents related thereto or the Second Priority Intercreditor Agreement.
In addition, the Second Priority Intercreditor Agreement provides that:
(1)
if BGI or any Subsidiary Guarantor is subject to any insolvency or liquidation proceeding and any of the First Lien Agents shall desire to permit the use of cash collateral or to permit BGI or any Subsidiary Guarantor to obtain debtor-in-possession financing under Section 363 or Section 364 of the Bankruptcy Code or any similar provision in any Bankruptcy Law (“DIP Financing”), then the Existing Second Priority Notes Trustee and the holders of Existing Second Priority Notes agree not to object to or support any objection to and will not otherwise contest (a) such use of cash collateral or DIP Financing and will not request adequate protection or any other relief in connection therewith (except to the extent permitted by clause 3 below) and, to the extent the Liens securing the First Priority Lien Obligations are subordinated or pari passu with such DIP Financing, will subordinate its Liens in the Collateral to such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Obligations under the Existing Second Priority Notes are so subordinated to the Liens securing First Priority Lien Obligations under the Second Priority Intercreditor Agreement; (b) any motion for relief from the automatic stay or from any injunction against foreclosure or enforcement in respect of the First Priority Lien Obligations made by any First Lien Agent or any holder of such obligations; (c) any lawful exercise by any holder of First Priority Lien Obligations of the right to credit bid such obligations at any sale in foreclosure of Senior Lender Collateral; (d) any other request for judicial relief made in any court by any holder of First Priority Lien Obligations relating to the lawful enforcement of any Lien on Senior Lender Collateral; or (e) any order relating to a sale of assets of BGI or any Subsidiary Guarantor for which any First Lien Agent has consented that provides, to the extent the sale is to be free and clear of Liens, that the Liens securing the First Priority Lien Obligations and the Existing Second Priority Notes will attach to the proceeds of the sale on the same basis of priority as the Liens securing the Senior Secured Obligations due to the Liens securing the Existing Second Priority Notes in accordance with the Second Priority Intercreditor Agreement;
(2)
until the Discharge of Senior Claims, each of the Existing Second Priority Notes Trustee, on behalf of itself and each holder of Existing Second Priority Notes, will not seek relief from the automatic stay or any other stay in any insolvency or liquidation proceeding in respect of the Collateral, without the prior written consent of all First Lien Agents and the required lenders under each series of the First Priority Lien Obligations;

(3)
the Existing Second Priority Notes Trustee, on behalf of itself and each holder of Existing Second Priority Notes, will not contest (or support any other Person contesting) (a) any request by any First Lien Agent or the holders of First Priority Lien Obligations for adequate protection or (b) any objection by any First Lien Agent or the holders of First Priority Lien Obligations to any motion, relief, action or proceeding based on such First Lien Agent’s or the holders of First Priority Lien Obligations’ claiming a lack of adequate protection. Notwithstanding the foregoing, in any insolvency or liquidation proceeding, (i) if the holders of First Priority Lien Obligations (or any subset thereof) are granted adequate protection in the form of additional collateral in connection with any DIP Financing or use of cash collateral under Section 363 or Section 364 of the Bankruptcy Code or any similar Bankruptcy Law, then the Existing Second Priority Notes Trustee on behalf of itself and each holder of Existing Second Priority Notes (A) may seek or request adequate protection in the form of a replacement Lien on such additional collateral, which Lien is subordinated to the Liens securing the First Priority Lien Obligations and such DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the Existing Second Priority Notes are so subordinated to the Liens securing First Priority Lien Obligations under the Second Priority Intercreditor Agreement and (B) agrees that it will not seek or request, and will not accept, adequate protection in any other form, and (ii) in the event the Existing Second Priority Notes Trustee on behalf of itself or any holder of Existing Second Priority Notes seeks or requests adequate protection and such adequate protection is granted in the form of additional collateral, then the Existing Second Priority Notes Trustee, on behalf of itself or the holders of the Existing Second Priority Notes, as applicable, agree that the First Lien Agents shall also be granted a senior Lien on such additional collateral as security for the applicable First Priority Lien Obligations and any such DIP Financing and that any Lien on such additional collateral securing the Existing Second Priority Notes, as applicable, shall be subordinated to the Liens on such collateral securing the First Priority Lien Obligations and any such DIP Financing (and all Obligations relating thereto) and any other Liens granted to the holders of First Priority Lien Obligations as adequate protection on the same basis as the other Liens securing the Existing Second Priority Notes are so subordinated to such Liens securing First Priority Lien Obligations under the Second Priority Intercreditor Agreement; and

(4)
until the Discharge of Senior Claims has occurred, each of the Existing Second Priority Notes Trustees on behalf of itself and each holder of Existing Second Priority Notes (i) will not assert or enforce any claim under Section 506(c) of the Bankruptcy Code senior to or on a parity with the Liens securing the First Priority Lien Obligations for costs or expenses of preserving or disposing of any Collateral, and (ii) will waive any claim it may now or hereafter have arising out of the election by any holder of First Priority Lien Obligations of the application of Section 1111(b)(2) of the Bankruptcy Code.

Subject to the terms of the Security Documents and Intercreditor Agreements, BGI and the Subsidiary Guarantors have the right to remain in possession and retain exclusive control of the Collateral securing the First Priority Notes (other than any cash, securities, obligations and Cash Equivalents constituting part of the Collateral and deposited with the applicable First Lien Agent in accordance with the provisions of the Security Documents and other than as set forth in the Security Documents) and to freely operate the Collateral and to collect, invest and dispose of any income therefrom.
The proceeds from the sale of the Collateral may not be sufficient to satisfy the obligations owed to the holders of the First Priority Notes. By its nature some or all of the Collateral is and will be illiquid and may have no readily ascertainable market value. Accordingly, the Collateral may not be able to be sold in a short period of time, if salable. See “Risk Factors — Risks Related to the Exchange Notes — It may be difficult to realize the value of the collateral securing the Notes.”
The holders of the First Priority Notes will not be entitled to the benefits of the Intercreditor Agreements with respect to any property of BGI and the Subsidiary Guarantors other than property constituting Collateral.
Release of Collateral
BGI and the Subsidiary Guarantors are entitled to the releases of property and other assets included in the Collateral from the Liens securing the First Priority Notes under any one or more of the following circumstances:
(1)
to enable us to consummate the disposition of such property or assets to the extent not prohibited by the Indentures;

(2)
in the case of a Subsidiary Guarantor that is released from its Subsidiary Guarantee with respect to the First Priority Notes, the release of the property and assets of such Subsidiary Guarantor;

(3)
as described under “— Amendments and Waivers” below; or

(4)
to the extent required by the terms of the Intercreditor Agreement.

Upon any release of the first priority security interests in the Collateral, the Collateral Agent shall receive an Officers’ Certificate and Opinion of Counsel certifying that such release is authorized and permitted under the Indenture and the Security Documents.
Subsidiary Guarantees and Parent Guarantee
Each of (i) the Parent Guarantor and (ii) BGI’s direct and indirect Restricted Subsidiaries that are Domestic Subsidiaries that guarantee Indebtedness under the Credit Agreements will jointly and severally irrevocably and unconditionally guarantee on a senior basis the performance and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of BGI under the Indentures and the First Priority Notes, whether for payment of principal of, premium, if any, or interest on the First Priority Notes, expenses, indemnification or otherwise (all such obligations being herein called the “Guaranteed Obligations”). The Guaranteed Obligations of each Subsidiary Guarantor will be secured by first priority security interests (subject to Permitted Liens) in the Collateral owned by such Subsidiary Guarantor. The Parent Guarantee will not be secured by any lien on the Parent Guarantor’s assets. Each of the Parent Guarantor and the Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all expenses (including reasonable counsel fees and expenses) incurred by the Collateral Agent, the Trustee or the holders in enforcing any rights under the Parent Guarantee or Subsidiary Guarantees, as applicable.

Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the applicable Subsidiary Guarantor without rendering the applicable Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. See “Risk Factors — Risks Related to the Exchange Notes — Because each guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the guarantors.” BGI will cause each Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that Incurs or guarantees certain Indebtedness of BGI or any of its Restricted Subsidiaries, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will guarantee payment of the First Priority Notes on the same senior basis. See “— Certain Covenants — Future Subsidiary Guarantors.”
Each of the Parent Guarantee and each Subsidiary Guarantee will be a continuing guarantee and shall:
(1)
remain in full force and effect until payment in full of all the Guaranteed Obligations;

(2)
subject to the next succeeding paragraph, be binding upon the Parent Guarantor or such Subsidiary Guarantor, as applicable, and its respective successors; and

(3)
inure to the benefit of and be enforceable by the Trustee, the holders and their successors, transferees and assigns.

A Subsidiary Guarantee of a Subsidiary Guarantor will be automatically released upon:
(1)
(a)   the sale, disposition or other transfer (including through merger or consolidation) of all the Capital Stock (including any sale, disposition or other transfer following which the applicable Subsidiary Guarantor is no longer a Restricted Subsidiary), of the applicable Subsidiary Guarantor if such sale, disposition or other transfer is made in compliance with the Indenture,

(b)   BGI designating such Subsidiary Guarantor to be an Unrestricted Subsidiary in accordance with the definition of “Unrestricted Subsidiary,”
(c)   in the case of any Restricted Subsidiary that is required to guarantee the First Priority Notes pursuant to the covenant described under “— Certain Covenants — Future Subsidiary Guarantors,” the release or discharge of the guarantee by such Restricted Subsidiary of Indebtedness of BGI or any Restricted Subsidiary of BGI or such Restricted Subsidiary or the repayment of the Indebtedness, in each case, which resulted in the obligation to guarantee the Note Obligations,
(d)   BGI’s exercise of its legal defeasance option or covenant defeasance option as described under “— Defeasance,” or the discharge of BGI’s obligations under the Indenture in accordance with the terms of the Indenture; and
(2)
in the case of clause (1)(a) above, such Subsidiary Guarantor is released from its guarantees, if any, of, and all pledges and security, if any, granted in connection with, the Credit Agreements and any other Indebtedness of BGI or any Restricted Subsidiary of BGI.

A Subsidiary Guarantee also will be automatically released upon (i) the applicable Subsidiary ceasing to be a Subsidiary as a result of any foreclosure of any pledge or security interest securing First Priority Lien Obligations, subject to, in each case, the application of the proceeds of such foreclosure in the manner described under “— Security for the First Priority Notes,” or (ii) if such Subsidiary is released from its guarantees of, and all pledges and security interests granted in connection with, the Credit Agreements and any other Indebtedness of BGI or any Restricted Subsidiary of BGI which results in the obligation to guarantee the Note Obligations; provided, that in the case of clause (ii) above, BGI has obtained ratings from at least two Rating Agencies that reflect an Investment Grade Rating (x) for the corporate rating of BGI and (y) for the First Priority Notes after giving effect to the proposed release of guarantees and security interests.

For the avoidance of doubt, the Parent Guarantor shall not be considered a “Subsidiary Guarantor” for purposes of and as defined in the Indentures and shall not be subject to any of the obligations or agreements of a Subsidiary Guarantor thereunder.
Change of Control Triggering Event
Upon the occurrence of a Change of Control Triggering Event, each holder will have the right to require BGI to repurchase all or any part of such holder’s First Priority Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), except to the extent BGI has previously elected to redeem First Priority Notes as described under “— Optional Redemption.”
In the event that at the time of such Change of Control Triggering Event the terms of any Bank Indebtedness restrict or prohibit the repurchase of First Priority Notes pursuant to this covenant, then prior to the mailing or sending electronically of the notice to holders provided for in the immediately following paragraph but in any event within 30 days following any Change of Control Triggering Event, BGI shall:
(1)
repay in full all such Bank Indebtedness or, if doing so will allow the purchase of First Priority Notes, offer to repay in full all such Bank Indebtedness and repay all Bank Indebtedness of each lender who has accepted such offer; or

(2)
obtain the requisite consent under the agreements governing such Bank Indebtedness to permit the repurchase of the First Priority Notes as provided for in the immediately following paragraph.

See “Risk Factors — Risks Related to the Exchange Notes — We may not be able to repurchase the Exchange Notes upon a Change of Control Triggering Event.”
Within 30 days following any Change of Control Triggering Event, except to the extent that BGI has exercised its right to redeem the First Priority Notes as described under “— Optional Redemption,” BGI shall mail or send electronically a notice (a “Change of Control Offer”) to each holder with a copy to the Trustee stating:
(1)
that a Change of Control Triggering Event has occurred and that such holder has the right to require BGI to repurchase such holder’s First Priority Notes at a repurchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase (subject to the right of holders of record on a record date to receive interest on the relevant interest payment date);

(2)
the circumstances and relevant facts and financial information regarding such Change of Control Triggering Event;

(3)
the repurchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is sent); and

(4)
the instructions determined by BGI, consistent with this covenant, that a holder must follow in order to have its First Priority Notes purchased.

A Change of Control Offer may be made in advance of a Change of Control Triggering Event, and conditioned upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.
BGI will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by BGI and purchases all First Priority Notes validly tendered and not withdrawn under such Change of Control Offer.
If holders of not less than 90% in aggregate principal amount of the outstanding First Priority Notes validly tender and do not withdraw such notes in a Change of Control Offer and BGI, or any third party making a Change of Control Offer in lieu of BGI as described above, purchases all of the notes validly tendered and not withdrawn by such holders, BGI or such third party will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following such purchase pursuant to the Change of Control Offer described above, to redeem all notes that remain outstanding following such purchase at a price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to but excluding the date of redemption.
First Priority Notes repurchased by BGI pursuant to a Change of Control Offer will have the status of First Priority Notes issued but not outstanding or will be retired and canceled at the option of BGI. First Priority Notes purchased by a third party pursuant to the preceding paragraph will have the status of First Priority Notes issued and outstanding.
BGI will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of First Priority Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, BGI will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.
This Change of Control Triggering Event repurchase provision is a result of negotiations between BGI and the initial purchasers. BGI has no present intention to engage in a transaction involving a Change of Control, although it is possible that BGI could decide to do so in the future. Subject to the limitations discussed below, BGI could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indentures, but that could increase the amount of indebtedness outstanding at such time or otherwise affect BGI’s capital structure or credit rating.
The occurrence of events which would constitute a Change of Control would constitute a default under the Credit Agreements. Future Bank Indebtedness of BGI may contain prohibitions on certain events which would constitute a Change of Control or require such Bank Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of their right to require BGI to repurchase the First Priority Notes could cause a default under such Bank Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on BGI. Finally, BGI’s ability to pay cash to the holders upon a repurchase may be limited by BGI’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases. See “Risk Factors — Risks Related to the Exchange Notes — We may not be able to repurchase the Exchange Notes upon a change of control.”
The definition of “Change of Control” includes a phrase relating to the sale, lease or transfer of “all or substantially all” the assets of BGI and its Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of First Priority Notes to require BGI to repurchase such First Priority Notes as a result of a sale, lease or transfer of less than all of the assets of BGI and its Subsidiaries taken as a whole to another Person or group may be uncertain.
The provisions under the Indentures relating to BGI’s obligation to make an offer to repurchase the First Priority Notes as a result of a Change of Control Triggering Event may be waived or modified with the written consent of the holders of a majority in principal amount of the First Priority Notes.
Certain Covenants
Set forth below are summaries of certain covenants that are contained in the Indentures.
Liens.   The Indentures provides that BGI will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, Incur or suffer to exist any Lien other than Permitted Liens on any asset or property of BGI or such Restricted Subsidiary securing Indebtedness unless such Lien securing such Indebtedness of BGI or such Restricted Subsidiary is junior to the Liens securing the Note Obligations upon the assets or property constituting the collateral for such Indebtedness, on terms no less favorable in any material respect to the holders of the First Priority Notes than the terms set forth in the Second Priority Intercreditor Agreement. In the case of any Permitted Lien that secures First Priority Lien Obligations, the First Priority Notes shall be equally and ratably secured with (or on a senior basis to, in the case of obligations subordinated in right of payment to the First Priority Notes) the obligations so secured on terms no less favorable in any material respect to the holders of the First Priority Notes than the terms set forth in the First Priority Intercreditor Agreement; provided that First Priority Lien Obligations that are Obligations in respect of a Revolving Credit Agreement may be secured on a senior basis with respect to any Revolving Facility Senior Collateral to Liens securing the Note Obligations with respect to such collateral, on terms no less favorable in any material respect to the holders of the First Priority Notes than the terms set forth in the Second Priority Intercreditor Agreement.
For purposes of determining compliance with this covenant, in the event that a Lien meets the criteria of more than one of the categories of permitted Liens described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, BGI shall, in its sole discretion, classify or reclassify, or later divide, classify or reclassify, such Lien in any manner that complies with this covenant.
Reports and Other Information.   The Indentures provide that, notwithstanding that BGI may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, BGI will file with the SEC (and provide the Trustee and holders with copies thereof, without cost to each holder, within 15 days after it files them with the SEC):
(1)
within the time period specified in the SEC’s rules and regulations, annual reports on Form 10-K (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(2)
within the time period specified in the SEC’s rules and regulations, reports on Form 10-Q (or any successor or comparable form) containing the information required to be contained therein (or required in such successor or comparable form),

(3)
promptly from time to time after the occurrence of an event required to be therein reported (and in any event within the time period specified in the SEC’s rules and regulations), such other reports on Form 8-K (or any successor or comparable form), and

(4)
any other information, documents and other reports which BGI would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

provided, however, that BGI shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event BGI will make available such information to prospective purchasers of First Priority Notes, including by posting such reports on the primary website of BGI or its Subsidiaries, in addition to providing such information to the Trustee and the holders, in each case within 15 days after the time BGI would be required to file such information with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act it being understood that the Trustee shall have no responsibility whatsoever to determine whether any filings have been made with the SEC or reports have been posted on such website.
In the event that:
(a)
the rules and regulations of the SEC permit BGI and any direct or indirect parent of BGI to report at such parent entity’s level on a consolidated basis, and

(b)
such parent entity of BGI is not engaged in any business in any material respect other than incidental to its ownership, directly or indirectly, of the Capital Stock of BGI, such consolidated reporting at such parent entity’s level in a manner consistent with that described in this covenant for BGI will satisfy this covenant.

In addition, BGI will make such information available to prospective investors upon request. In addition, BGI has agreed that, for so long as any First Priority Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the First Priority Notes and to prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Notwithstanding the foregoing, BGI will be deemed to have furnished such reports referred to above to the Trustee and the holders if BGI has filed such reports with the SEC via the EDGAR filing system and such reports are publicly available; provided, however, that the Trustee shall have no responsibility whatsoever to determine whether or not BGI has made such filing;
(a)
So long as the Parent Guarantee is in effect, or

(b)
in the event that any direct or indirect parent of BGI is or becomes a guarantor of the Guaranteed Obligations, the Indentures permit BGI to satisfy its obligations in this covenant with respect to financial information relating to BGI by furnishing financial information relating to the Parent Guarantor, or to such direct or indirect parent, as applicable; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to the Parent Guarantor, or to such direct or indirect parent, and any of their respective Subsidiaries other than BGI and its Subsidiaries, on the one hand, and the information relating to BGI, the Subsidiary Guarantors and the other Subsidiaries of BGI on a standalone basis, on the other hand.

Future Subsidiary Guarantors.   The Indentures provide that BGI will cause each Restricted Subsidiary that is a Domestic Subsidiary (unless such Subsidiary is a Receivables Subsidiary) that is an obligor under (1) the Credit Agreements or (2) any capital markets debt securities in an aggregate principal amount in excess of $100.0 million, to execute and deliver to the Trustee a supplemental indenture pursuant to which such Subsidiary will guarantee payment of the First Priority Notes and joinders to the Security Documents and take all actions required thereunder to perfect the liens created thereunder. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be guaranteed by that Restricted Subsidiary without rendering the Subsidiary Guarantee, as it relates to such Restricted Subsidiary, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
Each Subsidiary Guarantee shall be released in accordance with the provisions of the Indenture described under “— Subsidiary Guarantees and Parent Guarantee.”
Amendment of Security Documents.   BGI shall not amend, modify or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to the holders of the First Priority Notes in any material respect, except as described above under “— Security for the First Priority Notes” or as permitted under “— Amendments and Waivers.”
After-Acquired Property.   The Indentures provide that upon the acquisition by any Issuer or any Subsidiary Guarantor of any First Priority After-Acquired Property, BGI or such Subsidiary Guarantor shall execute and deliver such mortgages, deeds of trust, security instruments, financing statements and certificates and opinions of counsel as shall be reasonably necessary to vest in the Collateral Agent a perfected security interest, subject only to Permitted Liens, in such First Priority After-Acquired Property and to have such First Priority After-Acquired Property (but subject to certain limitations, if applicable, including as described under “— Security for the First Priority Notes”) added to the Collateral, and thereupon all provisions of the Indenture relating to the Collateral shall be deemed to relate to such First Priority After-Acquired Property to the same extent and with the same force and effect; provided, however, that if granting such first priority security interest in such First Priority After-Acquired Property requires the consent of a third party, BGI will use commercially reasonable efforts to obtain such consent with respect to the first priority interest for the benefit of the Trustee on behalf of the holders of the First Priority Notes; provided, further, however, that if such third party does not consent to the granting of such first priority security interest after the use of such commercially reasonable efforts, BGI or such Subsidiary Guarantor, as the case may be, will not be required to provide such security interest.
Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets
The Indentures provide that BGI may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not BGI is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to any Person (including, in each case, pursuant to a Delaware LLC Division) unless:

(1)
BGI is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, merger, Delaware LLC Division, winding up or conversion (if other than BGI) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory of the United States (BGI or such Person, as the case may be, being herein called the “Successor Company”); provided that in the case where the surviving Person is not a corporation, a co-obligor of the First Priority Notes is a corporation;

(2)
the Successor Company (if other than BGI) expressly assumes all the obligations of BGI under the Indentures, the First Priority Notes and the Security Documents pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3)
immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any of its Restricted Subsidiaries as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction) no Default shall have occurred and be continuing;

(4)
each Subsidiary Guarantor, unless it is the other party to the transactions described above, shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person’s obligations under the Indenture and the First Priority Notes; and

(5)
BGI shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures (if any) comply with the Indenture.

The Successor Company (if other than BGI) will succeed to, and be substituted for, BGI under the Indenture, the First Priority Notes and the Security Documents, and in such event BGI will automatically be released and discharged from its obligations under the Indenture, the First Priority Notes and the Security Documents. Notwithstanding the foregoing clause (3), (a) any Restricted Subsidiary may merge, consolidate or amalgamate with or transfer all or part of its properties and assets to BGI or to another Restricted Subsidiary, and (b) BGI may merge, consolidate or amalgamate with an Affiliate incorporated solely for the purpose of reincorporating BGI in another state of the United States, the District of Columbia or any territory of the United States or may convert into a limited liability company, so long as the amount of Indebtedness of BGI and its Restricted Subsidiaries is not increased thereby. This “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” covenant will not apply to a sale, assignment, transfer, conveyance or other disposition of assets between or among BGI and its Restricted Subsidiaries.
The Indentures further provide that subject to certain limitations in the Indentures governing release of a Subsidiary Guarantee upon the sale or disposition of a Restricted Subsidiary of BGI that is a Subsidiary Guarantor, no Subsidiary Guarantor will, and BGI will not permit any Subsidiary Guarantor to, consolidate, amalgamate or merge with or into or wind up into (whether or not such Subsidiary Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any Person including, in each case, pursuant to a Delaware LLC Division unless:
(1)
either (a) such Subsidiary Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation, Delaware LLC Division, or merger (if other than such Subsidiary Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof, the District of Columbia or any territory of the United States (such Subsidiary Guarantor or such Person, as the case may be, being herein called the “Successor Subsidiary Guarantor”) and the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) expressly assumes all the obligations of such Subsidiary Guarantor under the Indentures, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents pursuant to a supplemental indenture or other documents or instruments in form reasonably satisfactory to the Trustee and the Collateral Agent, or (b) such sale or disposition or consolidation, amalgamation, Delaware LLC Division, or merger is not in violation of the Indentures; and

(2)
the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) shall have delivered or caused to be delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, amalgamation, merger or transfer and such supplemental indenture (if any) comply with the Indentures.

Subject to certain limitations described in the Indentures, the Successor Subsidiary Guarantor (if other than such Subsidiary Guarantor) will succeed to, and be substituted for, such Subsidiary Guarantor under the Indentures, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents, and such Subsidiary Guarantor will automatically be released and discharged from its obligations under the Indentures, such Subsidiary Guarantor’s Subsidiary Guarantee and the Security Documents. Notwithstanding the foregoing, (1) a Subsidiary Guarantor may merge, amalgamate or consolidate with an Affiliate incorporated solely for the purpose of reincorporating such Subsidiary Guarantor in another state of the United States, the District of Columbia or any territory of the United States so long as the amount of Indebtedness of the Subsidiary Guarantor is not increased thereby and (2) a Subsidiary Guarantor may merge, amalgamate or consolidate with another Subsidiary Guarantor or BGI.
In addition, notwithstanding the foregoing, any Subsidiary Guarantor may consolidate, amalgamate or merge with or into or wind up into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets (collectively, a “Transfer”) to (x) BGI or any Subsidiary Guarantor or (y) any Restricted Subsidiary of BGI that is not a Subsidiary Guarantor; provided that at the time of each such Transfer pursuant to clause (y) the aggregate amount of all such Transfers since the Issue Date shall not exceed 5.0% of the consolidated assets of BGI and the Subsidiary Guarantors as shown on the most recent available balance sheet of BGI and the Restricted Subsidiaries after giving effect to each such Transfer and including all Transfers occurring from and after the Issue Date (excluding Transfers in connection with the Transactions described in this prospectus).
Defaults
An Event of Default is defined in the Indentures with respect to the First Priority Notes as:
(1)
a default in any payment of interest on any First Priority Note when the same becomes due and payable and such default continues for a period of 30 days,

(2)
a default in the payment of principal or premium, if any, of any First Priority Note when due at its Stated Maturity, upon optional redemption, upon required repurchase, upon declaration or otherwise,

(3)
the failure by BGI or any of its Restricted Subsidiaries to comply with the covenant described under “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” above,

(4)
the failure by BGI or any of its Restricted Subsidiaries to comply for 60 days after notice with its other agreements contained in the First Priority Notes or the Indenture,

(5)
the failure by BGI or any Significant Subsidiary to pay any Indebtedness (other than Indebtedness owing to BGI or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default, in each case, if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent (the “cross-acceleration provision”),

(6)
certain events of bankruptcy, insolvency or reorganization of BGI or a Significant Subsidiary (the “bankruptcy provisions”),

(7)
failure by BGI or any Significant Subsidiary to pay final judgments aggregating in excess of $50.0 million or its foreign currency equivalent (net of any amounts which are covered by enforceable insurance policies issued by solvent carriers), which judgments are not discharged, waived or stayed for a period of 60 days following the entry thereof (the “judgment default provision”),

(8)
any Subsidiary Guarantee of a Significant Subsidiary with respect the First Priority Notes ceases to be in full force and effect (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms its obligations under the Indenture or any Subsidiary Guarantee with respect to the First Priority Notes and such Default continues for 10 days,

(9)
unless all of the Collateral has been released from the first priority Liens in accordance with the provisions of the Security Documents with respect to the First Priority Notes, BGI shall assert or any Subsidiary Guarantor shall assert, in any pleading in any court of competent jurisdiction, that any such security interest is invalid or unenforceable and, in the case of any such Person that is a Subsidiary of BGI, BGI fails to cause such Subsidiary to rescind such assertions within 30 days after BGI has actual knowledge of such assertions, or

(10)
the failure by BGI or any Subsidiary Guarantor to comply for 60 days after notice with its other agreements contained in the Security Documents except for a failure that would not be material to the holders of the First Priority Notes and would not materially affect the value of the Collateral taken as a whole (together with the defaults described in clauses (8) and (9) the “security default provisions”).

The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.
However, a Default under clause (4) or (10) will not constitute an Event of Default until the Trustee notifies BGI or the holders of 25% in principal amount of the outstanding First Priority Notes notify BGI and the Trustee of the Default and BGI does not cure such Default within the time specified in clause (4) or (10) hereof after receipt of such notice.
If an Event of Default (other than a Default relating to certain events of bankruptcy, insolvency or reorganization of BGI) occurs with respect to the First Priority Notes and is continuing, the Trustee or the holders of at least 25% in principal amount of outstanding First Priority Notes by notice to BGI may declare the principal of, premium, if any, and accrued but unpaid interest on all the First Priority Notes to be due and payable; provided, however, that so long as any Bank Indebtedness remains outstanding, no such acceleration shall be effective until the earlier of (1) five Business Days after the giving of written notice to BGI and the Representatives under the Credit Agreements and (2) the day on which any Bank Indebtedness is accelerated. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of BGI occurs, the principal of, premium, if any, and interest on all the First Priority Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or any holders. Under certain circumstances, the holders of a majority in principal amount of outstanding First Priority Notes may rescind any such acceleration with respect to the First Priority Notes and its consequences.
In the event of any Event of Default specified in clause (5) of the first paragraph above, such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the holders of the First Priority Notes, if within 20 days after such Event of Default arose BGI delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the First Priority Notes as described above be annulled, waived or rescinded upon the happening of any such events.
Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indentures at the request or direction of any of the holders unless such holders have offered to the Trustee indemnity or security satisfactory to the Trustee against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no holder may pursue any remedy with respect to the Indentures or the First Priority Notes unless:

(1)
such holder has previously given the Trustee written notice that an Event of Default is continuing,

(2)
holders of at least 25% in principal amount of the outstanding First Priority Notes have requested the Trustee to pursue the remedy,

(3)
such holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense,

(4)
the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity, and

(5)
the holders of a majority in principal amount of the outstanding First Priority Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, the holders of a majority in principal amount of outstanding First Priority Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indentures, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
The Indentures provide that if a Default occurs and is continuing and if it is actually known to a Trust Officer of the Trustee, the Trustee shall send to each holder of First Priority Notes notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any First Priority Note, the Trustee may withhold the notice if and so long as it in good faith determines that withholding notice is in the interests of the holders. In addition, BGI is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. BGI also is required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Defaults, their status and what action BGI is taking or proposes to take in respect thereof.
Amendments and Waivers
Subject to certain exceptions, the Indentures and the Security Documents may be amended with the consent of the holders of a majority in principal amount of the First Priority Notes then outstanding and any past default or compliance with any provisions may be waived with the consent of the holders of a majority in principal amount of the First Priority Notes then outstanding. However, without the consent of each holder of an outstanding First Priority Note affected, no amendment may, among other things:
(1)
reduce the amount of First Priority Notes whose holders must consent to an amendment,

(2)
reduce the rate of or extend the time for payment of interest on any First Priority Note,

(3)
reduce the principal of or change the Stated Maturity of any First Priority Note,

(4)
reduce the premium payable upon the redemption of any First Priority Note or change the time at which any First Priority Note may be redeemed as described under “— Optional Redemption” above,

(5)
make any First Priority Note payable in money other than that stated in such First Priority Note,

(6)
expressly subordinate the First Priority Notes or any Subsidiary Guarantee to any other Indebtedness of BGI or any Subsidiary Guarantor,

(7)
impair the right of any holder to receive payment of principal of, premium, if any, and interest on such holder’s First Priority Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s First Priority Notes,

(8)
make any change in the amendment provisions which require each holder’s consent or in the waiver provisions,

(9)
modify any Subsidiary Guarantee in any manner adverse to the holders, or

(10)
make any change in the provisions in the Intercreditor Agreement or the Indentures dealing with the application of gross proceeds of Collateral that would adversely affect the holders of the First Priority Notes.

Without the consent of the holders of at least two-thirds in aggregate principal amount of the First Priority Notes then outstanding, no amendment or waiver may release all or substantially all of the Collateral from the Lien of the Indentures and the Security Documents with respect to the First Priority Notes.
Without the consent of any holder, BGI and Trustee may amend the Indentures, any Security Document or the Intercreditor Agreement to cure any ambiguity, omission, defect or inconsistency, to provide for the assumption by a Successor Company of the obligations of BGI under the Indentures and the First Priority Notes, to provide for the assumption by a Successor Subsidiary Guarantor of the obligations of a Subsidiary Guarantor under the Indenture and its Subsidiary Guarantee, to provide for uncertificated First Priority Notes in addition to or in place of certificated First Priority Notes (provided that the uncertificated First Priority Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated First Priority Notes are described in Section 163(f)(2)(B) of the Code), to add a Subsidiary Guarantee with respect to the First Priority Notes, to secure the First Priority Notes, to add additional assets as Collateral, to release Collateral from the Lien pursuant to the Security Documents when permitted or required by the Indentures, the Security Documents or the Intercreditor Agreement, to modify the Security Documents and/or any Intercreditor Agreement, to secure additional extensions of credit and add additional secured creditors holding other First Priority Lien Obligations and/or second priority secured Obligations of BGI or any Subsidiary Guarantor so long as such other First Priority Lien Obligations and/or second-priority secured Obligations are not prohibited by the provisions of the Credit Agreements, the Existing Second Priority Notes Indentures, the Indentures, the First Priority Dollar Notes Indentures or the First Priority Euro Notes Indenture to add to the covenants of BGI for the benefit of the holders or to surrender any right or power conferred upon BGI, to make any change that does not adversely affect the rights of any holder, to effect any provision of the Indenture or to make certain changes to the Indentures to provide for the issuance of additional First Priority Notes, to provide for the issuance of additional First Priority Notes which shall have terms substantially identical in all material respects to the First Priority Notes and which shall be treated, together with any outstanding First Priority Notes as a single series of securities, to conform the text of the Indenture or the First Priority Notes to any provision of the “Description of First Priority Notes” section of this prospectus to the extent that such a provision in the “Description of First Priority Notes” section of this prospectus was intended to be a verbatim recitation of a provision of the Indentures or the First Priority Notes or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA.
The consent of the holders is not necessary under the Indentures to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.
After an amendment under the Indentures becomes effective, BGI is required to mail to the respective holders a notice briefly describing such amendment. However, the failure to give such notice to all holders entitled to receive such notice, or any defect therein, will not impair or affect the validity of the amendment.
No Personal Liability of Directors, Officers, Employees, Managers and Stockholders
No director, officer, employee, manager, incorporator or holder of any Equity Interests in BGI or any direct or indirect parent corporation, as such, will have any liability for any obligations of BGI under the First Priority Notes, the Indentures, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of First Priority Notes by accepting a First Priority Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the First Priority Notes. The waiver may not be effective to waive liabilities under the federal securities laws.
Transfer and Exchange
A noteholder may transfer or exchange First Priority Notes in accordance with the Indentures. Upon any transfer or exchange, the registrar and the Trustee may require a noteholder, among other things, to furnish appropriate endorsements and transfer documents and BGI may require a noteholder to pay any taxes required by law or permitted by the Indentures. BGI is not required to transfer or exchange any First Priority Note selected for redemption or to transfer or exchange any First Priority Note for a period of 15 days prior to the mailing of a notice of redemption of First Priority Notes. The First Priority Notes will be issued in registered form and the registered holder of a First Priority Note will be treated as the owner of such First Priority Note for all purposes.
Satisfaction and Discharge
The Indentures will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of First Priority Notes, as expressly provided for in the Indentures) as to all outstanding First Priority Notes when:
(1)
either (a) all the First Priority Notes theretofore authenticated and delivered (except lost, stolen or destroyed First Priority Notes which have been replaced or paid and First Priority Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by BGI and thereafter repaid to BGI or discharged from such trust) have been delivered to the Trustee for cancellation or (b) all of the First Priority Notes (i) have become due and payable, (ii) will become due and payable at their stated maturity within one year or (iii) if redeemable at the option of BGI, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of BGI, and BGI has irrevocably deposited or caused to be deposited with the Trustee funds in an amount sufficient to pay and discharge the entire Indebtedness on the First Priority Notes not theretofore delivered to the Trustee for cancellation, for principal of, premium, if any, and interest on the First Priority Notes to the date of deposit together with irrevocable instructions from BGI directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be; provided that in respect of any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption;

(2)
BGI and/or the Subsidiary Guarantors have paid all other sums payable under the Indentures; and

(3)
BGI has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel stating that all conditions precedent under the Indentures relating to the satisfaction and discharge of the Indentures have been complied with.

Defeasance
BGI at any time may terminate all of its obligations under the First Priority Notes and the Indenture with respect to the holders of the First Priority Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the First Priority Notes, to replace mutilated, destroyed, lost or stolen First Priority Notes and to maintain a registrar and Paying Agent in respect of the First Priority Notes. BGI at any time may terminate its obligations under the covenants described under “— Certain Covenants” for the benefit of the holders of the First Priority Notes, the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the security default provisions described under “— Defaults” (but only to the extent that those provisions relate to the Defaults with respect to the First Priority Notes) and the undertakings and covenants contained under “— Change of Control” and “— Merger, Amalgamation, Consolidation or Sale of All or Substantially All Assets” (“covenant defeasance”) for the benefit of the holders of the First Priority Notes. If BGI exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee and the Security Documents so long as no First Priority Notes are then outstanding.

BGI may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If BGI exercises its legal defeasance option, payment of the First Priority Notes may not be accelerated because of an Event of Default with respect thereto. If BGI exercises its covenant defeasance option, payment of the First Priority Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6), (7) (with respect only to Significant Subsidiaries), (8), (9) or (10) under “— Defaults.”
In order to exercise its defeasance option, BGI must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money or U.S. Government Obligations deemed sufficient in the opinion of a nationally recognized firm of public accountants for the payment of principal, premium (if any) and interest on the First Priority Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including (i) the passage of 123 days after the deposit, during which 123-day period no default occurs under clause (6) under “— Defaults” with respect to BGI, which default is continuing at the end of such period, and (ii) delivery to the Trustee of an Opinion of Counsel to the effect that holders of the First Priority Notes will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or change in applicable federal income tax law); provided that in respect of any redemption that requires the payment of the Applicable Premium, the amount deposited shall be sufficient for purposes of the Indenture to the extent that an amount is deposited with the Trustee equal to the Applicable Premium calculated as of the date of the notice of redemption, with any deficit as of the date of the redemption only required to be deposited with the Trustee on or prior to the date of the redemption. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of BGI.
Concerning the Trustee
U.S. Bank Trust Company, National Association is the Trustee and Collateral Agent under the Indentures and has been appointed by BGI as Registrar and a Paying Agent with regard to the First Priority Notes.
Governing Law
The Indentures provide that the indentures and the First Priority Notes will be governed by, and construed in accordance with, the laws of the State of New York.
Certain Definitions
“Additional Notes” has the meaning given to such term under the heading “General.”
“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.
“Applicable Collateral Agent” means (a) with respect to the Collateral other than the Revolving Facility Senior Collateral, the Applicable Fixed Collateral Agent, and (b) with respect to the Revolving Facility Senior Collateral, the Revolving Facility Collateral Agent.
“Applicable Fixed Collateral Agent” means whichever of the Term Loan Collateral Agent, the Collateral Agent or any other collateral agent representing holders of any other series of Senior Fixed Obligations that acts as collateral agent for holders of Obligations constituting the largest outstanding principal amount of all outstanding Senior Fixed Obligations; provided, however, that with respect to any

Collateral in which such collateral agent does not have a valid and perfected security interest, the Applicable Fixed Collateral Agent shall be the collateral agent of the Series of Senior Fixed Obligations which Obligations constitute the next largest outstanding principal amount of all outstanding Senior Fixed Obligations that are secured by a valid and perfected security interest in the Common Collateral. For avoidance of doubt, Hedging Obligations shall not be included in such determination. If no collateral agent representing holders of the Senior Fixed Obligations has valid and perfected security interests in such Common Collateral, the proviso in the first sentence of this definition shall not apply. The Term Loan Collateral Agent is the Applicable Fixed Asset Agent.
“Bank Agreement Borrowers” means each Borrower (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement).
“Bank Agreement Obligations” means (a) the due and punctual payment by each Bank Agreement Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the loans (pursuant to the Term Loan Credit Agreement and the Revolving Credit Agreement) made to such Bank Agreement Borrower, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by it under the Revolving Credit Agreement in respect of any letter of credit pursuant thereto, when and as due, including payments in respect of reimbursement of disbursements, interest thereon (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) and obligations to provide cash collateral, and (iii) all other monetary obligations of such Bank Agreement Borrower to any of the Term Loan Secured Parties and the Revolving Facility Secured Parties under either of the Term Loan Credit Agreement or the Revolving Credit Agreement or any of the other Loan Documents (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement), including obligations to pay fees, expense and reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Bank Agreement Borrower or any of the other Loan Documents (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement), and (c) the due and punctual payment and performance of all other obligations of each Loan Party (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement) under or pursuant to the Bank Security Agreement and each of the other Loan Documents (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement).
“Bank Agreement Security Documents” means the Bank Security Agreement, the Second Amended and Restated First Lien Intellectual Property Security Agreement dated as of April 3, 2007, among Berry Global Group, Inc. (formerly known as Berry Plastics Group, Inc.), the Company, the subsidiaries of the Company party thereto and the Collateral Agents, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, all “Mortgages” as defined in the Revolving Credit Agreement and/or the Term Loan Credit Agreement, and any other documents now existing or entered into after the date hereof that create Liens on any assets or properties of the Company or any Subsidiary Guarantor to secure any Term Loan Obligations or Revolving Facility Obligations.
“Bank Security Agreement” means the Second Amended and Restated First Lien Guarantee and Collateral Agreement dated as of April 3, 2007, among Berry Global Group, Inc. (formerly known as Berry Plastics Group, Inc.), BGI, the subsidiaries of BGI party thereto, the Term Loan Collateral Agent and the Revolving Facility Collateral Agent, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.
“Bank Indebtedness” means any and all amounts payable under or in respect of any Credit Agreement and any other Credit Agreement Documents as amended, restated, supplemented, waived, replaced, restructured, repaid, refunded, refinanced or otherwise modified from time to time (including after termination of any Credit Agreement), including principal, premium (if any), interest (including interest, fees and expenses accruing on or after the filing of any petition in bankruptcy or for reorganization relating to BGI whether or not a claim for post-filing interest, fees or expenses is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof.
“Bankruptcy Code” means Title 11 of the United States Code.
“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for relief of debtors.
“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.
“Borrowing Base” means, as of any date of determination, an amount equal to the sum without duplication of (x) 90% of the book value of accounts receivable of BGI and its Restricted Subsidiaries on a consolidated basis and (y) 85% of the book value of the inventory of BGI and its Restricted Subsidiaries on a consolidated basis, in each case as of the most recently ended fiscal month of BGI for which internal consolidated financial statements of BGI are available (such date, the “Borrowing Base Reference Date”). For purposes of such computation, BGI shall give pro forma effect to any Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business that BGI or any of its Restricted Subsidiaries has made after the Borrowing Base Reference Date. For purposes of this definition, any pro forma calculations shall be made in good faith by an Officer of BGI.
“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in New York City or London.
“Capital Stock” means:
(1)
in the case of a corporation, corporate stock or shares;

(2)
in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)
in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)
any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.
“Cash Equivalents” means:
(1)
U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or, in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by it from time to time in the ordinary course of business;

(2)
securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)
certificates of deposit, time deposits and euro/dollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency);

(4)
repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)
commercial paper issued by a corporation (other than an Affiliate of BGI) rated at least “A-1” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within one year after the date of acquisition;

(6)
readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7)
Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s in each case with maturities not exceeding two years from the date of acquisition; and

(8)
investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (7) above.

“Change of Control” means:
(1)
the sale, lease or transfer, in one or a series of related transactions, of all or substantially all the assets of BGI and its Subsidiaries, taken as a whole, to a Person other than any of the Permitted Holders; or

(2)
BGI becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) of the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than any of the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision), of more than 50% of the total voting power of the Voting Stock of BGI or any direct or indirect parent of BGI.

“Change of Control Triggering Event” means (x) the occurrence of both a Change of Control and a Rating Event or (y) the occurrence of a “Change of Control” under the Existing First Priority Notes which requires BGI to make a “Change of Control Offer” to the holders thereof.
“Class” has the meaning given to such term in the definition of “Senior Secured Obligations.” “Code” means the Internal Revenue Code of 1986, as amended.
“Collateral” means all property subject or purported to be subject, from time to time, to a Lien under any Security Documents.
“Collateral Agent” means U.S. Bank Trust Company, National Association in its capacity as “Collateral Agent” under the Indentures and under the Security Documents and any successors thereto in such capacity.
“Common Collateral” means Collateral in which the holders or Representatives of two or more Series of Senior Fixed Obligations have been granted a valid security interest and which security interest has not been voluntarily released or terminated by such holders or their respective Representative. If more than two Series of Senior Fixed Obligations are outstanding and less than all Series of Senior Fixed Obligations (or their respective collateral agents) have been granted a valid security interest in any Collateral then such Collateral shall constitute Common Collateral for those Series of Senior Fixed Obligations that have been granted a valid security interest in such Collateral (which security interest has not been voluntarily released by such holders or their respective Representative or their respective collateral agents) and shall not constitute Common Collateral for any Series which such Collateral is not security for such Series of Senior Fixed Obligations.
“Common Perfected Collateral” means Common Collateral in which each of the holders of Senior Fixed Obligations or their respective Representatives has been granted a valid security interest, which security interest was at any time a perfected security interest, and which security interest was at any time not voidable as a preference under the Bankruptcy Code (it being understood that “at any time” shall not be construed to mean at the same time).
“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:
(1)
consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees); plus

(2)
consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; plus

(3)
commissions, discounts, yield and other fees and charges Incurred in connection with any Receivables Financing which are payable to Persons other than BGI and its Restricted Subsidiaries; minus

(4)
interest income for such period.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis; provided, however, that:
(1)
any net after-tax extraordinary, nonrecurring or unusual gains or losses or income, expenses or charges (less all fees and expenses relating thereto), including, without limitation, any severance expenses, any expenses related to any reconstruction, recommissioning or reconfiguration of fixed assets for alternate uses and fees, expenses or charges relating to new product lines, plant shutdown costs, acquisition integration costs and any expenses or charges related to any Equity Offering, Investment, acquisition or Incurrence of Indebtedness not prohibited by the Indentures (in each case, whether or not successful), including any such fees, expenses, charges or change in control payments, in each case, shall be excluded;

(2)
any increase in amortization or depreciation or any one-time non-cash charges or increases or reductions in Net Income, in each case resulting from purchase accounting in connection with any acquisition that is consummated after September 20, 2006 shall be excluded;

(3)
the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period;

(4)
any net after-tax income or loss from discontinued operations and any net after-tax gains or losses on disposal of discontinued operations shall be excluded;

(5)
any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the Board of Directors of BGI) shall be excluded;

(6)
any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of indebtedness shall be excluded;

(7)
the Net Income for such period of any Person that is not a Subsidiary of such Person, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period;

(8)
[reserved];

(9)
an amount equal to the amount of Tax Distributions actually made to any parent of such Person shall be included as though such amounts had been paid as income taxes directly by such Person for such period;

(10)
any non-cash impairment charges resulting from the application of Statement of Financial Accounting Standards (“SFAS”) Nos. 142 and 144 and the amortization of intangibles arising pursuant to SFAS No. 141 shall be excluded;

(11)
any non-cash expense realized or resulting from stock option plans, employee benefit plans or post-employment benefit plans, grants of stock appreciation or similar rights, stock options or other rights to officers, directors and employees of such Person or any of its Restricted Subsidiaries shall be excluded;

(12)
any (a) severance or relocation costs or expenses, (b) one-time non-cash compensation charges, (c) the costs and expenses after September 20, 2006 related to employment of terminated employees, (d) costs or expenses realized in connection with, resulting from or in anticipation of any acquisition or (e) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights existing on September 20, 2006 of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded;

(13)
accruals and reserves that are established within 12 months after September 20, 2006 and that are so required to be established in accordance with GAAP shall be excluded;

(14)
solely for purposes of calculating EBITDA, (a) the Net Income of any Person and its Restricted Subsidiaries shall be calculated without deducting the income attributable to, or adding the losses attributable to, the minority equity interests of third parties in any non-wholly-owned Restricted Subsidiary except to the extent of dividends declared or paid in respect of such period or any prior period on the shares of Capital Stock of such Restricted Subsidiary held by such third parties and (b) any ordinary course dividend, distribution or other payment paid in cash and received from any Person in excess of amounts included in clause (7) above shall be included;

(15)
(a) (i) the non-cash portion of “straight-line” rent expense shall be excluded and (ii) the cash portion of “straight-line” rent expense which exceeds the amount expensed in respect of such rent expense shall be included and (b) non-cash gains, losses, income and expenses resulting from fair value accounting required by SFAS No. 133 shall be excluded; and

(16)
unrealized gains and losses relating to hedging transactions and mark-to-market of Indebtedness denominated in foreign currencies resulting from the applications of SFAS No. 52 shall be excluded.

“Consolidated Non-cash Charges” means, with respect to any Person for any period, the aggregate depreciation, amortization and other non-cash expenses of such Person and its Restricted Subsidiaries reducing Consolidated Net Income of such Person for such period on a consolidated basis and otherwise determined in accordance with GAAP, but excluding any such charge which consists of or requires an accrual of, or cash reserve for, anticipated cash charges for any future period.
“Consolidated Taxes” means provision for taxes based on income, profits or capital, including, without limitation, state, franchise and similar taxes and any Tax Distributions taken into account in calculating Consolidated Net Income.
“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:
(1)
to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2)
to advance or supply funds:

(a)   for the purchase or payment of any such primary obligation; or

(b)   to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or
(3)
to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Agreement Documents” means the collective reference to the Credit Agreements, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.
“Credit Agreements” means (i) (A) the Term Loan Credit Agreement and (B) the Revolving Credit Agreement and (ii) whether or not the credit agreements referred to in clause (i) remain outstanding, if designated by BGI to be included in the definition of “Credit Agreement,” one or more (A) debt facilities or commercial paper facilities, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrowers or issuers and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, replaced or refunded in whole or in part from time to time.
“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
“Delaware Divided LLC” means any Delaware LLC which has been formed upon the consummation of a Delaware LLC Division.
“Delaware LLC” means any limited liability company organized or formed under the laws of the State of Delaware.
“Delaware LLC Division” means the statutory division of any Delaware LLC into two or more Delaware LLCs pursuant to Section 18-217 of the Delaware Limited Liability Company Act.
“Discharge” means, with respect to any Obligations, the payment in full and discharge of all such Obligations and the termination of any commitments or other obligations to extend additional credit. The term “Discharged” shall have a corresponding meaning.
“Discharge of Senior Claims” means, except to the extent otherwise provided in the Second Priority Intercreditor Agreement, payment in full in cash (except for contingent indemnities and cost and reimbursement obligations to the extent no claim has been made) of (a) all Obligations in respect of all outstanding First Priority Lien Obligations and, with respect to letters of credit or letter of credit guaranties outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with the Revolving Credit Agreement, in each case after or concurrently with the termination of all commitments to extend credit thereunder and (b) any other First Priority Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid; provided that the Discharge of Senior Claims shall not be deemed to have occurred if such payments are made with the proceeds of other First Priority Lien Obligations that constitute an exchange or replacement for or a refinancing of such Obligations or First Priority Lien Obligations. In the event the First Priority Lien Obligations are modified and the Obligations are paid over time or otherwise modified pursuant to Section 1129 of the Bankruptcy Code, the First Priority Lien Obligations shall be deemed to be discharged when the final payment is made, in cash, in respect of such indebtedness and any obligations pursuant to such new indebtedness shall have been satisfied.
“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event:
(1)
matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such Capital Stock than the asset sale and change of control provisions applicable to the First Priority Notes and any purchase requirement triggered thereby may not become operative until compliance with the asset sale and change of control provisions applicable to the First Priority Notes (including the purchase of any First Priority Notes tendered pursuant thereto)),
(2)
is convertible or exchangeable for Indebtedness or Disqualified Stock of such Person, or

(3)
is redeemable at the option of the holder thereof, in whole or in part, in each case prior to 91 days after the maturity date of the First Priority Notes; provided, however, that only the portion of Capital Stock which so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of BGI or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by BGI in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Capital Stock of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Capital Stock that is not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Domestic Subsidiary” means a Restricted Subsidiary that is not a Foreign Subsidiary or a Qualified CFC Holding Company.
“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication, to the extent the same was deducted in calculating Consolidated Net Income:
(1)
Consolidated Taxes; plus

(2)
Consolidated Interest Expense; plus

(3)
Consolidated Non-cash Charges; plus

(4)
business optimization expenses and other restructuring charges or expenses (which, for the avoidance of doubt, shall include, without limitation, the effect of inventory optimization programs, plant closures, retention, systems establishment costs and excess pension charges); provided that with respect to each business optimization expense or other restructuring charge, BGI shall have delivered to the Trustee an Officers’ Certificate specifying and quantifying such expense or charge and stating that such expense or charge is a business optimization expense or other restructuring charge, as the case may be;

less, without duplication,
(5)
non-cash items increasing Consolidated Net Income for such period (excluding the recognition of deferred revenue or any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period and any items for which cash was received in a prior period).

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).
“Equity Offering” means any public or private sale after September 20, 2006 of common stock or Preferred Stock of BGI or any direct or indirect parent of BGI, as applicable (other than Disqualified Stock), other than public offerings with respect to BGI’s or such direct or indirect parent’s common stock registered on Form S-8.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Existing First Priority Notes” means the First Priority Dollar Notes and the First Priority Euro Notes.
“Existing Second Priority Notes” means the 4.50% Second Priority Senior Secured Notes due 2026 issued by BGI on January 26, 2018 and the 5.625% Second Priority Senior Secured Notes due 2027 issued on June 5, 2019.
“Existing Second Priority Notes Collateral Agent” means U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, where applicable), as collateral agent for the holders of the Existing Second Priority Notes and any successors thereto in such capacity.
“Existing Second Priority Notes Indentures” means the indentures respectively dated as of January 26, 2018 and June 5, 2019, each among BGI, the trustee named therein from time to time, and certain other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of the Indentures.
“Existing Second Priority Notes Trustee” means U.S. Bank Trust Company, National Association(as successor to U.S. Bank National Association), as trustee for the holders of the Existing Second Priority Notes and any successors thereto in such capacity.
“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.
“First Lien Agent” means each of the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent and the Revolving Facility Collateral Agent, the Trustee and the Collateral Agent, and if any other First Priority Lien Obligations are outstanding, the Persons elected, designated or appointed as administrative agent, trustee or similar representative or as collateral agent by or on behalf of the holders of each series of such outstanding Obligations.
“First Priority After-Acquired Property” means any property (other than the initial collateral) of BGI or any Subsidiary Guarantor that secures any Secured Bank Indebtedness.
“First Priority Dollar Notes” means the 4.875% First Priority Senior Secured Notes due 2026 issued on June 5, 2019, the 1.57% First Priority Senior Secured Notes due 2026 issued on December 22, 2020, as supplemented by the additional issuance on March 4, 2021, the 1.65% First Priority Senior Secured Notes due 2027 issued on June 14, 2021, the 5.50% First Priority Senior Secured Notes due 2028 issued on March 30, 2023.
“First Priority Dollar Notes Indentures” means the indenture, dated as of June 5, 2019 with respect to the 4.875% First Priority Senior Secured Notes due 2026, among BGI (as successor to Berry Global Escrow Corporation), the First Priority Dollar Notes Trustee, and certain other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of the Indenture, the indenture, dated as of December 22, 2020, as supplemented by the first supplemental indenture, dated as of March 4, 2021, with respect to the 1.57% First Priority Senior Secured Notes due 2026, among BGI, the First Priority Dollar Notes Trustee, and certain other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of the Indenture, the indenture, dated as of June 14, 2021 with respect to the 1.65% First Priority Senior Secured Notes due 2027, among BGI, the First Priority Dollar Notes Trustee, and certain other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of the Indenture, and the indenture, dated as of March 30, 2023 with respect to the 5.50% First Priority Senior Secured Notes due 2028, among BGI, the First Priority Dollar Notes Trustee, and certain other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of the Indenture.
“First Priority Dollar Notes Obligations” means any Obligations in respect of the First Priority Dollar Notes, the First Priority Dollar Notes Indentures and the security documents entered pursuant thereto.
“First Priority Dollar Notes Trustee” means U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, where applicable), as trustee for the holders of the First Priority Dollar Notes, together with any successors thereto in such capacity.

“First Priority Euro Notes” means 1.00% First Priority Senior Secured Notes due 2025 and the 1.50% First Priority Senior Secured Notes due 2027, in each case, issued on January 2, 2020.
“First Priority Euro Notes Indenture” means the indenture, dated as of January 2, 2020 with respect to the First Priority Euro Notes, among BGI, the First Priority Euro Trustee, and certain other parties thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with the requirements thereof and of the Indentures.
“First Priority Euro Notes Obligations” means any Obligations in respect of the First Priority Euro Notes, the First Priority Euro Notes Indenture and the security documents entered pursuant thereto.
“First Priority Euro Notes Trustee” means U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association, where applicable), as trustee for the holders of the First Priority Euro Notes, together with any successors thereto in such capacity.
“First Priority Event of Default” means an “Event of Default” under and as defined in the Revolving Credit Agreement, the Term Loan Credit Agreement, the Indentures or any other document governing First Priority Lien Obligations.
“First Priority Lien Obligations” means (i) all Secured Bank Indebtedness, (ii) all other Obligations (not constituting Indebtedness) of BGI and its Restricted Subsidiaries under the agreements governing Secured Bank Indebtedness, (iii) all other Obligations of BGI or any of its Restricted Subsidiaries in respect of Hedging Obligations or Obligations in respect of cash management services in each case owing to a Person that is a holder of Indebtedness described in clause (i) or Obligations described in clause (ii) or an Affiliate of such holder at the time of entry into such Hedging Obligations or Obligations in respect of cash management services, (iv) the Note Obligations, (v) the First Priority Dollar Notes Obligations and (vi) the First Priority Euro Notes Obligations.
“Fitch” means Fitch Ratings Inc. or any successor to the rating agency business thereof.
“Foreign Subsidiary” means a Restricted Subsidiary not organized or existing under the laws of the United States of America or any state or territory thereof or the District of Columbia and any direct or indirect subsidiary of such Restricted Subsidiary.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which were in effect on September 20, 2006. For the purposes of the Indentures, the term “consolidated” with respect to any Person shall mean such Person consolidated with its Restricted Subsidiaries, and shall not include any Unrestricted Subsidiary, but the interest of such Person in an Unrestricted Subsidiary will be accounted for as an Investment.
“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.
“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:
(1)
currency exchange, interest rate or commodity swap agreements, currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)
other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates or commodity prices.

“holder” or “noteholder” means the Person in whose name a First Priority Note is registered on the Registrar’s books.

“Incur” means issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.
“Indebtedness” means, with respect to any Person:
(1)
the principal and premium (if any) of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property, except any such balance that constitutes a trade payable or similar obligation to a trade creditor due within six months from the date on which it is Incurred, in each case Incurred in the ordinary course of business, which purchase price is due more than six months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, if and to the extent that any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)
to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business);

(3)
to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person; and

(4)
to the extent not otherwise included, with respect to BGI and its Restricted Subsidiaries, the amount then outstanding (i.e., advanced, and received by, and available for use by, BGI or any of its Restricted Subsidiaries) under any Receivables Financing (as set forth in the books and records of BGI or any Restricted Subsidiary and confirmed by the agent, trustee or other representative of the institution or group providing such Receivables Financing);

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include:
(1)
Contingent Obligations incurred in the ordinary course of business and not in respect of borrowed money;

(2)
deferred or prepaid revenues;

(3)
purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller; or

(4)
Obligations under or in respect of Qualified Receivables Financing.

Notwithstanding anything in the Indentures to the contrary, Indebtedness shall not include, and shall be calculated without giving effect to, the effects of Statement of Financial Accounting Standards No. 133 and related interpretations to the extent such effects would otherwise increase or decrease an amount of Indebtedness for any purpose under the Indentures as a result of accounting for any embedded derivatives created by the terms of such Indebtedness; and any such amounts that would have constituted Indebtedness under the Indentures but for the application of this sentence shall not be deemed an Incurrence of Indebtedness under the Indentures.
“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing, that is, in the good faith determination of BGI, qualified to perform the task for which it has been engaged.

“Intercreditor Agreement” means collectively, (i) the Second Amended and Restated Senior Lender Priority and Intercreditor Agreement, dated as of February 5, 2008, by and among the Existing Term Facility Administrative Agent, the Existing Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Company, certain Subsidiaries of the Company and Berry Global Group, Inc., amended, supplemented or otherwise modified prior to the Issue Date (including in connection with the issuance of the First Priority Dollar Notes and the First Priority Euro Notes Obligations), as will be supplemented as of the Issue Date by the execution and delivery of a joinder agreement by the Collateral Agent, the Trustee, the Existing Term Facility Administrative Agent, the Existing Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, Berry Global Group, Inc., the Company and the Subsidiary Guarantors, and as may be further amended, supplemented or otherwise modified from time to time, and (ii) the Senior Fixed Collateral Priority And Intercreditor Agreement, dated as of February 5, 2008, among Credit Suisse, Cayman Islands Branch, as administrative agent for the Term Loan Secured Parties, Bank of America, N.A., as administrative agent for the Bridge Loan Secured Parties, Credit Suisse, Cayman Islands Branch, as collateral agent for the Term Loan Secured Parties, Bank of America, N.A., as collateral agent for the Bridge Loan Secured Parties, Berry Global Group, Inc. (formerly known as Berry Plastics Group, Inc.), Berry Global, Inc. (formerly known as Berry Plastics Corporation and Berry Plastics Holding Corporation), the subsidiaries of Berry Global, Inc. (formerly known as Berry Plastics Corporation) named herein, each Other First Priority Lien Obligations Administrative Agent and each Other First Priority Lien Obligations Collateral Agent from time to time party thereto, as amended, supplemented or otherwise modified prior to the Issue Date (including in connection with the issuance of the First Priority Dollar Notes and the First Priority Euro Notes Obligations), as was supplemented as of the Issue Date by the execution and delivery of a joinder agreement by the Collateral Agent, the Trustee, the Existing Term Facility Administrative Agent, the Existing Term Loan Collateral Agent, Berry Global Group, Inc., the Company and the Subsidiary Guarantors, as may be further amended, supplemented or otherwise modified from time to time.
“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB - (or the equivalent) by S&P, BBB - (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.
“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit and advances to customers and commission, travel and similar advances to officers, employees and consultants made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet of BGI in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property.
“Issue Date” means the date on which the First Priority Notes are originally issued.
“Junior Claims” means (a) in respect of the Revolving Facility Senior Collateral, the Term Loan Obligations, the Note Obligations and any series of other First Priority Lien Obligations other than Revolving Facility Obligations secured by such Collateral, and (b) with respect to the Collateral other than the Revolving Facility Senior Collateral, the Revolving Facility Obligations secured by such Collateral.
“Junior Representative” means (a) with respect to the Collateral other than the Revolving Facility Senior Collateral, the Revolving Facility Administrative Agent, and (b) with respect to the Revolving Facility Senior Collateral, the Term Facility Administrative Agent, the Collateral Agent and the Representative(s) of any other Senior Fixed Obligations.
“Junior Secured Obligations” means (a) with respect to the Term Loan Obligations, the Note Obligations and any series of First Priority Lien Obligations other than the Revolving Facility Obligations (to the extent such Obligations are secured by Collateral other than the Revolving Facility Senior Collateral), the Revolving Facility Obligations, and (b) with respect to the Revolving Facility Obligations (to the extent such Obligations are secured by the Revolving Facility Senior Collateral), the Term Loan Obligations, the Note Obligations and any Series of First Priority Lien Obligations other than the Revolving Facility Obligations.

“Junior Secured Obligations Collateral” means, with respect to any Obligations, the Collateral in respect of which such Obligations constitute Junior Claims.
“Junior Secured Obligations Secured Parties” means (a) with respect to the Collateral other than the Revolving Facility Senior Collateral, the Revolving Facility Secured Parties; and (b) with respect to the Revolving Facility Senior Collateral, the Term Loan Secured Parties, the Note Secured Parties and any holders of other First Priority Lien Obligations other than Revolving Facility Obligations.
“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction); provided that in no event shall an operating lease be deemed to constitute a Lien.
“Management Group” means the group consisting of the directors, executive officers and other management personnel of BGI or any direct or indirect parent of BGI, as the case may be, on the Issue Date together with (1) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of BGI or any direct or indirect parent of BGI, as applicable, was approved by a vote of a majority of the directors of BGI or any direct or indirect parent of BGI, as applicable, then still in office who were either directors on the Issue Date or whose election or nomination was previously so approved and (2) executive officers and other management personnel of BGI or any direct or indirect parent of BGI, as applicable, hired at a time when the directors on the Issue Date together with the directors so approved constituted a majority of the directors of BGI or any direct or indirect parent of BGI, as applicable.
“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.
“Mortgages” means the mortgages (which may be in the form of mortgage amendments to mortgages securing other Indebtedness), trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Real Property subject to mortgages, each in form and substance reasonably satisfactory to the Collateral Agent and BGI, as amended, supplemented or otherwise modified from time to time.
“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.
“Note Documents” means, collectively, the Indentures, the Notes (including the guarantees thereof) and the Security Documents.
“Note Obligations” means any Obligations in respect of the First Priority Notes, the Indentures and the Security Documents, including, for the avoidance of doubt, obligations in respect of exchange notes and guarantees thereof.
“Note Secured Parties” means, at any time, (a) the holders of the First Priority Notes, (b) the Trustee and the Collateral Agent, (c) the beneficiaries of each indemnification obligation undertaken by BGI and any Guarantor party to the Indentures or under any Note Document and (d) the successors and permitted assigns of each of the foregoing.
“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the First Priority Notes shall not include fees or indemnifications in favor of the Trustee, the Collateral Agent and other third parties other than the holders of the First Priority Notes.
“Officer” means the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of BGI.

“Officers’ Certificate” means a certificate signed on behalf of BGI by two Officers of BGI, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of BGI that meets the requirements set forth in the Indentures.
“Opinion of Counsel” means a written opinion from legal counsel which is acceptable to the Trustee. The counsel may be an employee of or counsel to BGI.
“Other First Priority Lien Obligations” means all indebtedness or obligations owing under any Other First Priority Lien Obligations Document (as defined in the Senior Lender Intercreditor Agreement including, for the avoidance of doubt, the Note Obligations, the First Priority Dollar Notes Obligations and the First Priority Euro Notes Obligations); provided, however, for the avoidance of doubt, none of the Revolving Facility Obligations, Term Loan Obligations or Bridge Loan Obligations (as defined in the Senior Lender Intercreditor Agreement) shall constitute Other First Priority Lien Obligations.
“Other Second-Lien Obligations” means other Indebtedness of BGI and its Restricted Subsidiaries that is equally and ratably secured with the Existing Second Priority Notes and is designated by BGI as an Other Second-Lien Obligation and as Future Second Lien Indebtedness under and as defined in the Second Priority Intercreditor Agreement.
“Parent Guarantee” means the guarantee by Parent Guarantor of the obligations of BGI under the Indentures and the First Priority Notes in accordance with the provisions of the Indentures.
“Parent Guarantor” means Berry Global Group, Inc., a Delaware corporation.
“Parent Pari Passu Indebtedness” means any Indebtedness of the Parent Guarantor which ranks pari passu in right of payment to the Parent Guarantee.
“Parent Subordinated Indebtedness” means any Indebtedness of the Parent Guarantor which is by its terms subordinated in right of payment to the Parent Guarantee.
“Pari Passu Indebtedness” means:
(1)
with respect to BGI, the First Priority Notes and any Indebtedness which ranks pari passu in right of payment to the First Priority Notes; and

(2)
with respect to any Subsidiary Guarantor, its Subsidiary Guarantee and any Indebtedness which ranks pari passu in right of payment to such Subsidiary Guarantor’s Subsidiary Guarantee.

“Paying Agent” means an office or agency maintained by BGI pursuant to the terms of the Indentures, where notes may be presented for payment.
“Permitted Holders” means, at any time, the Management Group. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indentures will thereafter, together with its Affiliates, constitute an additional Permitted Holder.
“Permitted Liens” means, with respect to any Person:
(1)
pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2)
Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(3)
Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings;

(4)
Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5)
minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6)
(A) Liens on assets of a Restricted Subsidiary that is not a Subsidiary Guarantor securing Indebtedness of such Restricted Subsidiary, (B) Liens securing an aggregate principal amount of First Priority Lien Obligations not to exceed the sum of (I) under any Credit Agreement and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), the greater of (x) $9,000 million and (y) the maximum principal amount of Indebtedness that, as of the date such Indebtedness was Incurred, and after giving effect to the Incurrence of such Indebtedness and the application of proceeds therefrom on such date, would not cause the Secured Indebtedness Leverage Ratio of BGI to exceed 4.00 to 1.00 and (II) under the Revolving Credit Agreement or any other Credit Agreement that is a revolving, working capital or liquidity facility in an aggregate amount not to exceed the greater of (x) $1,250 million and (y) the Borrowing Base as of the date of such Incurrence, (C) Liens securing Indebtedness (including Capitalized Lease Obligations) Incurred by BGI or any of its Restricted Subsidiaries to finance (whether prior to or within 270 days after) the purchase, lease, construction or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets (but no other material assets)), (D) other Liens securing Indebtedness not to exceed the greater of $425.0 million and 5.0% of Total Assets at the time of Incurrence and (E) Liens securing Indebtedness of Foreign Subsidiaries not to exceed the greater of $100.0 million and 10.0% of the Total Assets held on the balance sheet of all Foreign Subsidiaries of BGI, taken together, at the time of Incurrence (provided that in the case of this clause (E), such Lien does not extend to the property or assets of any Subsidiary of BGI other than a Foreign Subsidiary);

(7)
Liens existing on the Issue Date (other than Liens described in clauses (6)(B) and (26));

(8)
Liens on assets, property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by BGI or any Restricted Subsidiary of BGI;

(9)
Liens on assets or property at the time BGI or a Restricted Subsidiary of BGI acquired the assets or property, including any acquisition by means of a merger, amalgamation or consolidation with or into BGI or any Restricted Subsidiary of BGI; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by BGI or any Restricted Subsidiary of BGI;

(10)
Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to BGI or another Restricted Subsidiary of BGI;

(11)
Liens securing Hedging Obligations not incurred in violation of the Indentures; provided that with respect to Hedging Obligations relating to Indebtedness, such Lien extends only to the property securing such Indebtedness;

(12)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13)
leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of BGI or any of its Restricted Subsidiaries;

(14)
Liens arising from financing statement filings under the Uniform Commercial Code or equivalent statute of another jurisdiction regarding operating leases entered into by BGI and its Restricted Subsidiaries in the ordinary course of business;

(15)
Liens in favor of BGI or any Subsidiary Guarantor;

(16)
Liens on accounts receivable and related assets of the type specified in the definition of “Receivables Financing” Incurred in connection with a Qualified Receivables Financing;

(17)
deposits made in the ordinary course of business to secure liability to insurance carriers;

(18)
Liens on the Equity Interests of Unrestricted Subsidiaries;

(19)
grants of software and other technology licenses in the ordinary course of business;

(20)
Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (6)(B), (7), (8), (9), (10), (11), (15) and (26) of this definition of “Permitted Liens”; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6)(B), (7), (8), (9), (10), (11), (15) and (26) of this definition of “Permitted Liens” at the time the original Lien became a Permitted Lien under the Indentures, and (B) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement; provided, further, however, that in the case of any Liens to secure any refinancing, refunding, extension or renewal of Indebtedness secured by a Lien referred to in clause (6)(B), the principal amount of any Indebtedness Incurred for such refinancing, refunding, extension or renewal shall be deemed secured by a Lien under clause (6)(B) and not this clause (20) for purposes of determining the principal amount of Indebtedness outstanding under clause (6)(B), for purposes of clause (1) under “Description of First Priority Notes — Release of Collateral” and for purposes of the definition of Secured Bank Indebtedness;

(21)
Liens on equipment of BGI or any Restricted Subsidiary granted in the ordinary course of business to BGI’s or such Restricted Subsidiary’s client at which such equipment is located;

(22)
judgment and attachment Liens not giving rise to an Event of Default and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(23)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(24)
Liens incurred to secure cash management services in the ordinary course of business;

(25)
other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding;

(26)
Liens securing the Note Obligations (other than any Additional Notes); and

(27)
Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution, or winding up.
“Purchase Money Note” means a promissory note of a Receivables Subsidiary evidencing a line of credit, which may be irrevocable, from BGI or any Subsidiary of BGI to a Receivables Subsidiary in connection with a Qualified Receivables Financing, which note is intended to finance that portion of the purchase price that is not paid by cash or a contribution of equity.
“Qualified CFC Holding Company” means a Wholly Owned Subsidiary of BGI that is a limited liability company, the primary asset of which consists of Equity Interests in either (i) a Foreign Subsidiary or (ii) a limited liability company the primary asset of which consists of Equity Interests in a Foreign Subsidiary.
“Qualified Receivables Financing” means any Receivables Financing of a Receivables Subsidiary that meets the following conditions:
(1)
the Board of Directors of BGI shall have determined in good faith that such Qualified Receivables Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to BGI and the Receivables Subsidiary;

(2)
all sales of accounts receivable and related assets to the Receivables Subsidiary are made at Fair Market Value (as determined in good faith by BGI); and

(3)
the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by BGI) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of BGI or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure Bank Indebtedness, Indebtedness in respect of the First Priority Notes, the Existing Second Priority Notes or any Refinancing Indebtedness with respect to the First Priority Notes shall not be deemed a Qualified Receivables Financing.
“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if Moody’s, S&P or Fitch ceases to rate the First Priority Notes for reasons outside of BGI’s control, a “nationally recognized statistical rating organization” within the Section 3(a)(62) under the Exchange Act selected by BGI or any direct or indirect parent of BGI as a replacement agency for Moody’s, S&P or Fitch, as the case may be.
“Rating Event” means (a) in the event that the First Priority Notes have an Investment Grade Rating by all three Ratings Agencies, two or more of the Rating Agencies that provided an Investment Grade Rating withdraw their Investment Grade Rating or downgrade the rating assigned to the First Priority Notes below an Investment Grade Rating, (b) in the event that the First Priority Notes have an Investment Grade Rating by two Ratings Agencies, both such Rating Agencies that provided an Investment Grade Rating withdraw their Investment Grade Rating or downgrade the rating assigned to the First Priority Notes below an Investment Grade Rating, or (c) BGI or any of its Affiliates enters into an agreement to effect a transaction that would result in a Change of Control and two or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the First Priority Notes below an Investment Grade Rating.
“Real Property” means, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by BGI or any Subsidiary Guarantor, together with, in each case, all easements, hereditaments and appurtenances relating thereto, all improvements and appurtenant fixtures incidental to the ownership or lease thereof.
“Receivables Financing” means any transaction or series of transactions that may be entered into by BGI or any of its Subsidiaries pursuant to which BGI or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Subsidiary (in the case of a transfer by BGI or any of its Subsidiaries); and

(b) any other Person (in the case of a transfer by a Receivables Subsidiary), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of BGI or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable and any Hedging Obligations entered into by BGI or any such Subsidiary in connection with such accounts receivable.
“Receivables Repurchase Obligation” means any obligation of a seller of receivables in a Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.
“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of BGI (or another Person formed for the purposes of engaging in Qualified Receivables Financing with BGI in which BGI or any Subsidiary of BGI makes an Investment and to which BGI or any Subsidiary of BGI transfers accounts receivable and related assets) which engages in no activities other than in connection with the financing of accounts receivable of BGI and its Subsidiaries, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of BGI (as provided below) as a Receivables Subsidiary and:
(a)   no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by BGI or any other Subsidiary of BGI (excluding guarantees of obligations (other than the principal of and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates BGI or any other Subsidiary of BGI in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of BGI or any other Subsidiary of BGI, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;
(b)   with which neither BGI nor any other Subsidiary of BGI has any material contract, agreement, arrangement or understanding other than on terms which BGI reasonably believes to be no less favorable to BGI or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of BGI; and
(c)   to which neither BGI nor any other Subsidiary of BGI has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors of BGI shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of BGI giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
“Registration Rights Agreements” means the registration rights agreements with respect to the Outstanding Notes among BGI, the Guarantors and the initial purchasers entered into on the applicable Issue Date.
“Representative” means (a) in the case of any Term Loan Obligations, the Term Facility Administrative Agent, (b) in the case of any Revolving Facility Obligations, the Revolving Facility Administrative Agent, (c) in the case of any Note Obligations, the Trustee, (d) [reserved] and (e) in the case of any Series of Other First Priority Lien Obligations, each administrative agent, trustee or similar representative representing the holders of such Series of Other First Priority Lien Obligations.
“Restricted Subsidiary” means, with respect to any Person, any Subsidiary of such Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this “Description of First Priority Notes,” all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of BGI.

“Revolving Credit Agreement” means the Fourth Amended and Restated Revolving Credit Agreement, dated June 22, 2023, as amended by that certain Amendment No. 1 to the Fourth Amended and Restated Revolving Credit Agreement, dated as of December 7, 2023, and as amended by that certain Amendment No. 2 to the Fourth Amended and Restated Revolving Credit Agreement, dated as of June 5, 2024, by and among the Company, Berry Global Group, Inc., certain Subsidiaries of the Company, Bank of America, N.A., as administrative agent, and the other lenders party thereto, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Revolving Facility Administrative Agent” means Bank of America, N.A., as administrative agent for the lenders under the Revolving Credit Agreement, together with its successors and permitted assigns under the Revolving Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.
“Revolving Facility Collateral Agent” means Bank of America, N.A., as collateral agent for the lenders under the Revolving Credit Agreement and under the security documents in connection therewith, together with its successors and permitted assigns under the Revolving Credit Agreement or the security documents in connection therewith exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.
“Revolving Facility Lenders” means the “Lenders” under and as defined in the Revolving Credit Agreement.
“Revolving Facility Obligations” means all “Obligations” (as such term is defined in the Revolving Credit Agreement) now or hereafter owing to Revolving Facility Secured Parties, and all other indebtedness and obligations now or hereafter owing to the Revolving Facility Secured Parties that is secured by any of the Bank Agreement Security Documents.
“Revolving Facility Secured Parties” means (a) the Revolving Facility Lenders (and any Affiliate of a Revolving Facility Lender designated by BGI as a provider of cash management services to which any obligation referred to in clause (c) of the definition of the term “Security Agreement Obligations” is owed), (b) the Revolving Facility Administrative Agent and the Revolving Facility Collateral Agent, (c) each Issuing Bank (as defined in the Revolving Credit Agreement) party to the Revolving Credit Agreement, (d) each counterparty to any Swap Agreement entered into with BGI or any Subsidiary Guarantor party to the Revolving Credit Agreement, the obligations under which constitute Security Agreement Obligations, (e) the beneficiaries of each indemnification obligation undertaken by BGI or any Subsidiary Guarantor party to the Revolving Credit Agreement under any Loan Document (as defined in the Revolving Credit Agreement) and (f) the successors and permitted assigns of each of the foregoing.
“Revolving Facility Senior Collateral” means any and all of the following Collateral, whether now owned or at any time hereafter acquired, by BGI or any Subsidiary Guarantor or in which such Person may have or in the future may acquire any right, title or interest to the extent a security interest in such Collateral has been or may hereafter be granted to the Collateral Agent under the Security Documents: (a) all Accounts (except to the extent arising out of the sale of Collateral other than Revolving Facility Senior Collateral); (b) all Inventory; (c) to the extent evidencing, governing, securing or otherwise related to the items referred to in the preceding clauses (a) and (b), all (i) General Intangibles, (ii) Chattel Paper, (iii) Instruments and (iv) Documents; (d) all Payment Intangibles (including corporate tax refunds), other than any Payment Intangibles that represent tax refunds in respect of or otherwise relate to real property, Fixtures or Equipment; (e) all Indebtedness of Berry Global Group, Inc. (formerly known as Berry Plastics Group, Inc.) or any of its subsidiaries that arises from cash advances made after the date hereof to enable the obligor or obligors thereon to acquire Inventory; (f) all collection accounts, deposit accounts, lockboxes, securities accounts and commodity accounts and any cash or other assets in any such accounts (other than identifiable cash proceeds in respect of real estate, fixtures or equipment); all books and records related to the foregoing; and (h) all Products and Proceeds and Supporting Obligations of any and all of the foregoing in whatever form received, including proceeds of insurance policies related to Inventory of BGI or any Subsidiary Guarantor and business interruption insurance and all collateral security and guarantees given by any person with respect to any of the foregoing. All capitalized terms used in this definition and not defined elsewhere in this document have the meanings assigned to them in the New York UCC.
“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by BGI or a Restricted Subsidiary whereby BGI or a Restricted Subsidiary transfers such property to a Person and BGI or such Restricted Subsidiary leases it from such Person, other than leases between BGI and a Restricted Subsidiary of BGI or between Restricted Subsidiaries of BGI.
“S&P” means S&P Global Ratings, a division of S&P Global Inc. or any successor to the rating agency business thereof.
“SEC” means the Securities and Exchange Commission.
“Second Priority Designated Agent” means such agent or trustee as is designated “Second Priority Designated Agent” under the Intercreditor Agreement by Second Priority Secured Parties holding a majority in principal amount of the Second Priority Obligations then outstanding.
“Second Priority Intercreditor Agreement” means the Second Amended and Restated Intercreditor Agreement, dated as of February 5, 2008, by and among the Existing Second Priority Notes Trustee, the Existing Second Priority Notes Collateral Agent, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, the Subsidiaries of the Issuer party thereto and Berry Global Group, Inc., as amended, supplemented or otherwise modified prior to the Issue Date (including in connection with the issuance of the First Priority Dollar Notes and the First Priority Euro Notes Obligations), as will be supplemented as of the Issue Date by the execution and delivery of a joinder agreement by the Collateral Agent, the Trustee, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, Trustee, the Collateral Agent, Berry Global Group, Inc., BGI and the Subsidiary Guarantors, and as may be further amended, restated or otherwise supplemented.
“Second Priority Obligations” means the Obligations in respect of the Existing Second Priority Notes and the Other Second-Lien Obligations.
“Second Priority Secured Parties” means all Persons holding any Second Priority Obligations, including the collateral agent for any Other Second-Lien Obligations.
“Secured Bank Indebtedness” means any Bank Indebtedness that is secured by a Permitted Lien incurred or deemed incurred pursuant to clause (6)(B) of the definition of “Permitted Lien.”
“Secured Indebtedness” means any Indebtedness secured by a Lien.
“Secured Indebtedness Leverage Ratio” means, with respect to any Person, at any date the ratio of: (i) an amount equal to (a) the amount of Secured Indebtedness (other than Secured Indebtedness described in clause (6)(B)(II) of the definition of “Permitted Liens”) of such Person and its Restricted Subsidiaries as of such date of calculation (determined on a consolidated basis in accordance with GAAP) that constitutes First Priority Lien Obligations minus (b) the amount of cash and Cash Equivalents of such Person and its Restricted Subsidiaries as of such date to (ii) EBITDA of such Person for the four full fiscal quarters for which internal financial statements are available immediately preceding such date on which such additional Indebtedness is Incurred. In the event that BGI or any of its Restricted Subsidiaries Incurs, repays, repurchases or redeems any Indebtedness subsequent to the commencement of the period for which the Secured Indebtedness Leverage Ratio is being calculated but prior to the event for which the calculation of the Secured Indebtedness Leverage Ratio is made (the “Secured Leverage Calculation Date”), then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect to such Incurrence, repayment, repurchase or redemption of Indebtedness as if the same had occurred at the beginning of the applicable four-quarter period; provided that BGI may elect, pursuant to an Officers’ Certificate delivered to the Trustee to treat all or any portion of the commitment under any Indebtedness as being Incurred at such time, in which case any subsequent Incurrence of Indebtedness under such commitment shall not be deemed, for purposes of this calculation, to be an Incurrence at such subsequent time.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP), in each case with respect to an operating unit of a business, and any operational changes that BGI or any of its Restricted Subsidiaries has determined to make and/or made after September 20, 2006 and during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Secured Leverage Calculation Date (each, for purposes of this definition, a “pro forma event”) shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations, discontinued operations and other operational changes (and the change of any associated Indebtedness and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into BGI or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation, discontinued operation or operational change, in each case with respect to an operating unit of a business, that would have required adjustment pursuant to this definition, then the Secured Indebtedness Leverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, discontinued operation, merger, consolidation or operational change had occurred at the beginning of the applicable four- quarter period.
For purposes of this definition, whenever pro forma effect is to be given to any pro forma event, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of BGI. Any such pro forma calculation may include adjustments appropriate, in the reasonable good faith determination of BGI as set forth in an Officers’ Certificate, to reflect (1) operating expense reductions and other operating improvements or cost synergies reasonably expected to result from the applicable pro forma event and (2) all pro forma adjustments of the nature used in similar calculations in the Existing Second Priority Notes Indentures and the Existing First Priority Notes Indentures (as in effect on the Issue Date).
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.
“Security Agreement Obligations” means (a) the Bank Agreement Obligations, (b) the due and punctual payment and performance of all obligations of each Loan Party (as defined in each of the Term Loan Credit Agreement and the Revolving Credit Agreement) under each Swap Agreement that (i) was in effect on April 3, 2007 with a counterparty that was a Revolving Facility Lender or an Affiliate of a Revolving Facility Lender of April 3, 2007 or (ii) is (or was) entered into after April 3, 2007 with any counterparty that is (or was) a Revolving Lender or an Affiliate of a Revolving Facility Lender at the time such Swap Agreement is (or was) entered into, and (c) the due and punctual payment and performance of all obligations of each Bank Agreement Borrower and any of their Subsidiaries in respect of overdrafts and related liabilities owed to a Revolving Facility Lender or any of its Affiliates (or any other Person designated by BGI as a provider of cash management services and entitled to the benefit of the Security Agreement) and arising from cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, ACH services and other cash management arrangements).
“Security Documents” means the security agreements, pledge agreements, collateral assignments, Mortgages and related agreements, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time, creating the security interests in favor of the Collateral Agent in the Collateral as contemplated by the Indentures.
“Senior Claims” means (a) with respect to the Revolving Facility Senior Collateral, the Revolving Facility Obligations secured by such Collateral, and (b) with respect to the Collateral other than the Revolving Facility Senior Collateral, the Term Loan Obligations, the Note Obligations and any First Priority Lien Obligations other than Revolving Facility Obligations, in each case, secured by such Collateral.
“Senior Fixed Collateral Intercreditor Agreement” means the Senior Fixed Collateral Priority and Intercreditor Agreement, dated as of February 5, 2008, by and among the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Company and Berry Global Group, Inc. (formerly known as Berry Plastics Group, Inc.), as amended, supplemented or otherwise modified from time to time and as will be supplemented as of the Issue Date by the execution and delivery of a joinder agreement by the Collateral

Agent, the Trustee, the Term Facility Administrative Agent, the Term Loan Collateral Agent, Berry Global Group, Inc. (formerly known as Berry Plastics Group, Inc.), BGI and the Subsidiary Guarantors, as amended, supplemented or otherwise modified from time to time.
“Senior Fixed Obligations” means all First Priority Lien Obligations other than Revolving Facility Obligations.
“Senior Fixed Obligations Secured Parties” means each of the Term Loan Secured Parties, the Note Secured Parties and each other First Priority Lien Obligations secured parties.
“Senior Lender Collateral” means all of the assets of BGI or any Subsidiary Guarantor, whether real, personal or mixed, with respect to which a Lien is granted as security for any First Priority Lien Obligations.
“Senior Lender Intercreditor Agreement” means the Second Amended and Restated Senior Lender Priority and Intercreditor Agreement, dated as of February 5, 2008, by and among the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, BGI, certain Subsidiaries of BGI and Berry Global Group, Inc., as amended, supplemented or otherwise modified from time to time and as will be supplemented as of the Issue Date by the execution and delivery of a joinder agreement by the Collateral Agent, the Trustee, the Term Facility Administrative Agent, the Term Loan Collateral Agent, the Revolving Facility Administrative Agent, the Revolving Facility Collateral Agent, Berry Global Group, Inc. (formerly known as Berry Plastics Group, Inc.), BGI and the Subsidiary Guarantors.
“Senior Representative” means (a) with respect to the Collateral other than the Revolving Facility Senior Collateral, each of the Term Facility Administrative Agent, each administrative agent, trustee or similar representative of any Other First Priority Lien Obligations and the Trustee and (b) with respect to the Revolving Facility Senior Collateral, the Revolving Facility Administrative Agent.
“Senior Secured Obligations” means (a) with respect to the Revolving Facility Obligations (to the extent such Obligations are secured by Collateral other than Revolving Facility Senior Collateral), the Senior Fixed Obligations, and (b) with respect to Term Loan Obligations, the Note Obligations and any Series of First Priority Lien Obligations other than Revolving Facility Obligations (to the extent such Obligations are secured by the Revolving Facility Senior Collateral), the Revolving Facility Obligations; all of the foregoing obligations described in clause (a) or clause (b) being a separate “Class” of Senior Secured Obligations.
“Senior Secured Obligations Collateral” means, with respect to any of the Revolving Facility Obligations, Term Loan Obligations and any Other First Priority Lien Obligations, the Collateral in respect of which such Obligations constitute Senior Claims.
“Senior Secured Obligations Secured Parties” means (a) with respect to Collateral other than the Revolving Facility Senior Collateral, the Term Loan Secured Parties, the Note Secured Parties and any holder of other First Priority Lien Obligations other than Revolving Facility Obligations, and (b) with respect to the Revolving Facility Senior Collateral, the Revolving Facility Secured Parties.
“Series” means (a) each of the Term Loan Obligations, Note Obligations and each series of any Other First Priority Lien Obligations, each of which shall constitute a separate Series of the Class of Senior Secured Obligations constituting Senior Fixed Obligations, except that to the extent that any two series of such Other First Priority Lien Obligations (i) are secured by identical Collateral held by a common collateral agent, (ii) have their security interests documented by a single set of security documents and (iii) the two series are issued or incurred either on the same date or within 30 days of the issuance or incurrence of each other, each such series of Other First Priority Lien Obligations shall collectively constitute a single Series; and (b) the Revolving Facility Obligations, which shall constitute the single Series of the Class of Senior Secured Obligations constituting Revolving Facility Obligations. With respect to the Senior Fixed Obligations Secured Parties, the Senior Fixed Obligations Secured Parties with respect to each Series of Senior Fixed Obligations shall constitute a separate Series of Senior Fixed Obligations Secured Parties.
“Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of BGI within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by BGI or any Subsidiary of BGI which BGI has determined in good faith to be customary in a Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.
“Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of BGI unless such contingency has occurred).
“Subordinated Indebtedness” means (a) with respect to BGI, any Indebtedness of BGI which is by its terms subordinated in right of payment to the First Priority Notes, and (b) with respect to any Subsidiary Guarantor, any Indebtedness of such Subsidiary Guarantor which is by its terms subordinated in right of payment to its Subsidiary Guarantee.
“Subsidiary” means, with respect to any Person, (1) any corporation, association or other business entity (other than a partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such entity.
“Subsidiary Guarantee” means any guarantee, other than the Parent Guarantee, of the obligations of BGI under the Indentures and the First Priority Notes by any Restricted Subsidiary in accordance with the provisions of the Indentures.
“Subsidiary Guarantor” means any Restricted Subsidiary that Incurs a Subsidiary Guarantee; provided that upon the release or discharge of such Person from its Subsidiary Guarantee in accordance with the Indentures, such Person ceases to be a Subsidiary Guarantor. For the avoidance of doubt, Parent shall not constitute a Subsidiary Guarantor.
“Tax Distributions” means the payment of dividends or other distributions to any direct or indirect parent of BGI in amounts required for such parent to pay federal, state or local income taxes (as the case may be) imposed directly on such parent to the extent such income taxes are attributable to the income of BGI and its Restricted Subsidiaries (including, without limitation, by virtue of such parent being the common parent of a consolidated or combined tax group of which BGI and/or its Restricted Subsidiaries are members).
“Term Facility Administrative Agent” means UBS AG Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as administrative agent for the lenders under the Term Loan Credit Agreement, together with its successors and permitted assigns under the Term Loan Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.
“Term Loan Collateral Agent” means UBS AG Cayman Islands Branch (formerly known as Credit Suisse, Cayman Islands Branch), as collateral agent for the lenders under the Term Loan Credit Agreement, together with its respective successors and permitted assigns under the Term Loan Credit Agreement exercising substantially the same rights and powers, or such other agent as may from time to time be appointed thereunder.
“Term Loan Credit Agreement” means that certain Second Amended and Restated Term Loan Credit Agreement, dated April 3, 2007, by and among BGI, Berry Global Group, Inc., Credit Suisse, Cayman Islands Branch, as administrative agent, and the other lenders party thereto, as amended by the Incremental

Assumption Agreement, dated as of February 8, 2013, the Incremental Assumption Agreement, dated as of January 6, 2014, the Incremental Assumption Agreement, dated as of October 1, 2015, that certain Incremental Assumption Agreement and Amendment, dated as of June 15, 2016, that certain Incremental Assumption Agreement, dated as of January 19, 2017, that certain Incremental Assumption Agreement, dated as of February 10, 2017, that certain Incremental Assumption Agreement, dated as of August 10, 2017, that certain Incremental Assumption Agreement, dated as of November 27, 2017, that certain Incremental Assumption Agreement and Amendment, dated as of February 12, 2018, that certain Incremental Assumption Agreement, dated as of May 16, 2018, that certain Amendment Agreement, dated as of April 10, 2019, by an Incremental Assumption Agreement and Amendment, dated as of July 1, 2019, by an Incremental Assumption Agreement, dated as of October 18, 2019, that certain Incremental Assumption Agreement, dated as of December 17, 2019, that certain Incremental Assumption Agreement and Amendment, dated as of March 4, 2021, that certain Incremental Amendment, dated as of June 21, 2023, and that certain Incremental Assumption Agreement and Amendment, dated of October 10, 2023, and as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), restructured, repaid, refunded, refinanced or otherwise modified from time to time, including any agreement or indenture extending the maturity thereof, refinancing, replacing or otherwise restructuring all or any portion of the Indebtedness under such agreement or agreements or indenture or indentures or any successor or replacement agreement or agreements or indenture or indentures or increasing the amount loaned or issued thereunder or altering the maturity thereof.
“Term Loan Credit Agreement Documents” means the collective reference to the Term Loan Credit Agreement, any notes issued pursuant thereto and the guarantees thereof, and the collateral documents relating thereto, as amended, supplemented, restated, renewed, refunded, replaced, restructured, repaid, refinanced or otherwise modified from time to time.
“Term Loan Lenders” means the “Lenders” under and as defined in the Term Loan Credit Agreement. “Term Loan Obligations” means all Security Agreement Obligations now or hereafter owing to Term Loan Secured Parties, and all other indebtedness and obligations now or hereafter owing to the Term Loan Secured Parties that is secured by any of the Bank Agreement Security Documents.
“Term Loan Secured Parties” means, at any time, (a) the Term Loan Lenders, (b) the Term Facility Administrative Agent and the Term Loan Collateral Agent, (c) the beneficiaries of each indemnification obligation undertaken by BGI and any Subsidiary Guarantor party to the Term Loan Credit Agreement under any Loan Document (as defined in the Term Loan Credit Agreement) and (d) the successors and permitted assigns of each of the foregoing.
“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the date of the Indentures, except as otherwise provided therein.
“Total Assets” means the total consolidated assets of BGI and its Restricted Subsidiaries, as shown on the most recent balance sheet of BGI.
“Trust Officer” means:
(1)
any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)
who shall have direct responsibility for the administration of the Indentures.

“Trustee” means the party named as such in the Indentures until a successor replaces it and, thereafter, means the successor.
“Unrestricted Subsidiary” means:
(1)
BP Parallel LLC, for so long as such Person is a Subsidiary of BGI and is not designated as a Restricted Subsidiary by the Board of Directors of BGI;

(2)
any Subsidiary of BGI that at the time of determination shall be designated an “Unrestricted Subsidiary” (or equivalent thereof) under the Credit Agreements or the Existing First Priority Notes; and

(3)
any Subsidiary of an Unrestricted Subsidiary.

“U.S. Government Obligations” means securities that are:
(1)
direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)
obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in each case, are not callable or redeemable at the option of BGI thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.
“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.
“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares required to be held by Foreign Subsidiaries) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

DESCRIPTION OF OTHER INDEBTEDNESS
First Priority Senior Secured Term Loan and Revolving Credit Facilities
BGI is a party to senior secured credit facilities that as of December 28, 2024 included a term loan in the outstanding principal amount of $1,538 million that matures July 1, 2029, and a revolving credit facility which is split into an $775 million U.S. tranche (the “U.S. Tranche”) under which BGI is the borrower and a $25 million Canadian tranche (the “Canadian Tranche”) under which Berry Plastics Canada, Inc. (the “Canadian Borrower”) is the borrower.
The U.S. Tranche is available to BGI in an amount equal to the lesser of (a) $975 million or (b) the U.S. borrowing base, which is a function of, among other things, BGI’s and certain of its domestic subsidiaries’ accounts receivable, inventory and certain cash. The Canadian Tranche is available to the Canadian Borrower in an amount equal to the lesser of (a) $25 million or (b) the Canadian borrowing base, which is a function of, among other things, the Canadian Borrower’s and certain of its Canadian subsidiaries’ accounts receivable, inventory and certain cash. BGI has the ability to request a reallocation of the commitments between the U.S. Tranche and the Canadian Tranche on a quarterly basis. The U.S. Tranche will be available in U.S. dollars and the Canadian Tranche will be available in U.S. dollars and Canadian dollars.
The borrowing base for the U.S. Tranche is, at any time of determination, an amount (net of reserves) equal to the sum of:
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90% of the net amount of eligible accounts receivable of BGI and the U.S. subsidiary guarantors;

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85% of the net orderly liquidation value of eligible inventory of BGI and the U.S. subsidiary guarantors; and

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100% of the cash of BGI and the U.S. subsidiary guarantors held in deposit accounts with the administrative agent of the revolving credit facility and subject to blocked account agreements.

The U.S. Tranche includes borrowing capacity available for letters of credit and for borrowings on same- day notice, referred to as swingline loans.
The borrowing base for the Canadian Tranche is, at any time of determination, an amount (net of reserves) equal to the sum of:
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90% of the net amount of eligible accounts receivable of the Canadian Borrower and the Canadian subsidiary guarantors; and

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85% of the net orderly liquidation value of eligible inventory of the Canadian Borrower and the Canadian subsidiary guarantors; and

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100% of the cash of the Canadian Borrower and the Canadian subsidiary guarantors held in deposit accounts with the administrative agent of the revolving credit facility and subject to blocked account agreements.

The Canadian Tranche includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.
Borrowings under the term loan facility bear interest at a rate equal to a customary applicable margin plus, as determined at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of UBS AG Cayman Islands Branch (formerly known as Credit Suisse AG, Cayman Islands Branch), as administrative agent, (2) the U.S. federal funds rate plus 1/2 of 1% and (3) an adjusted one-month term SOFR rate plus 1.00% or (b) a term SOFR rate for the interest period relevant to such borrowing adjusted for certain additional costs. Based on market conditions, from time to time, BGI may reprice existing term loans in order to obtain lower interest rates.
Borrowings under the U.S. Tranche bear interest at a rate equal to a customary applicable margin plus, as determined at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Bank of America, N.A., (2) the U.S. federal funds rate plus 1/2 of 1% and (3) one-month term SOFR plus 1.00% or (b) a term SOFR rate for the interest period relevant to such borrowing. The applicable margin for such borrowings under the U.S. Tranche is adjusted based on the quarterly average daily borrowing availability under the U.S. Tranche. In no event will any index on which the interest rates are based be less than zero.
Borrowings under the Canadian Tranche bear interest at a rate equal to a customary applicable margin plus, as determined at our option, either (a) in the case of a U.S. dollar borrowing, (1) a base rate determined by reference to the higher of (x) the prime rate of Bank of America, N.A., as administrative agent, (y) the U.S. federal funds rate plus 1/2 of 1% and (z) a one-month term SOFR rate plus 1.00% or (2) a term SOFR rate for the interest period relevant to such borrowing and (b) in the case of a Canadian dollar borrowing, (1) a base rate determined by reference to the higher of (x) Canadian prime rate of Bank of America, N.A. (acting through its Canadian branch) or (y) term CORRA rate plus 1%, and (2) a term CORRA rate for the interest period relevant to such borrowing. In no event will any index on which the interest rates are based be less than zero.
Under certain circumstances, the revolving credit facility provides for the substitution of an alternate benchmark rate along with certain conforming changes and adjustments giving due consideration to any evolving or then existing convention for similar syndicated credit facilities.
In addition, BGI must prepay the outstanding Term Loans, subject to certain exceptions, with 100% of the net cash proceeds of all non-ordinary course asset sales and casualty and condemnation events, if BGI does not reinvest or commit to reinvest those proceeds in assets to be used in its business or to make certain other permitted investments within 15 months, subject to certain limitations.
In addition to paying interest on outstanding principal under the senior secured credit facilities, BGI is required to pay a commitment fee to the lenders under the revolving credit facilities in respect of the unutilized commitments thereunder at a rate equal to 0.25% per annum. BGI also pays a customary letter of credit fee, including a fronting fee of 0.125% per annum of the stated amount of each outstanding letter of credit, and customary agency fees. BGI may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to eurodollar loans.
BGI may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to eurocurrency loans.
The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, BGI’s ability and the ability of its subsidiaries to:
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sell assets;

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incur additional indebtedness;

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repay other indebtedness;

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pay dividends and distributions or repurchase our capital stock;

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create liens on assets;

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make investments, loans, guarantees or advances;

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make certain acquisitions;

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engage in mergers or consolidations;

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enter into sale leaseback transactions;

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engage in certain transactions with affiliates;

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amend certain material agreements governing our indebtedness;

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amend organizational documents;

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change the business conducted by BGI and its subsidiaries;

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change BGI’s fiscal year end; and

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enter into agreements that restrict dividends from subsidiaries.

All obligations under the term loan facility and the U.S. Tranche are unconditionally guaranteed by Berry and, subject to certain exceptions, each of BGI’s existing and future direct and indirect domestic subsidiaries. The guarantees of those obligations are secured by substantially all of BGI’s assets and those of each domestic subsidiary guarantor as well as the equity interests in BGI held by Berry. All obligations under the Canadian Tranche are unconditionally guaranteed by Berry, BGI and, subject to certain exceptions, each of BGI’s existing and future direct and indirect domestic and Canadian subsidiaries. The guarantees of those obligations are secured by substantially all of BGI’s assets and those of each domestic and Canadian subsidiary guarantor as well as the equity interests in BGI held by Berry.
The term loan facility also requires BGI to use commercially reasonable efforts to maintain corporate ratings from each of Moody’s and S&P for the term loan facility. The senior secured credit facilities also contain certain other customary affirmative covenants and events of default. In addition, the amended and restated revolving credit facility will require BGI to maintain a minimum fixed charge coverage ratio at any time when specified availability falls below either 10% of the lesser of the revolving credit facility commitments and the borrowing base (and in no event less than $50 million) (and for ten consecutive days following the date upon which availability exceeds and continues to exceed such threshold) or during the continuation of an event of default. In that event, BGI must satisfy a minimum fixed charge coverage ratio requirement of 1.0 to 1.0.
Second Priority Senior Secured Notes
The 4.50% second priority senior secured notes due 2026 issued by BGI (the “4.50% Notes”) will mature on February 15, 2026. BGI may redeem some or all of the 4.50% Notes at redemption prices set forth in the indenture relating to the 4.50% Notes. If a change of control occurs, BGI will give holders of the 4.50% Notes an opportunity to sell their notes at a purchase price of 101% of the principal amount plus accrued and unpaid interest, or redeem the 4.50% Notes in full as provided above.
The 5.625% second priority senior secured notes due 2027 (the “5.625% Notes”) that BGI assumed in July 2019 will mature on July 15, 2027. BGI may redeem some or all of the 5.625% Notes at redemption prices set forth in the indenture relating to the 5.625% Notes. If a change of control occurs, BGI will give holders of the 5.625% Notes an opportunity to sell their notes at a purchase price of 101% of the principal amount plus accrued and unpaid interest, or redeem the 5.625% Notes in full as provided above.
The 4.50% Notes and the 5.625% Notes (together, the “Second Priority Notes”) are secured, senior obligations of BGI, are guaranteed on a senior basis by Berry and by each of BGI’s existing and future direct or indirect subsidiaries that guarantee BGI’s senior secured credit facilities and are secured on a second priority basis by assets of BGI and its subsidiaries that guarantee the corresponding Second Priority Notes. No principal payments are required prior to maturity of the applicable Second Priority Notes.
The indentures relating to the Second Priority Notes (the “Second Priority Indentures”) contain a number of covenants that, among other things and subject to certain exceptions, restrict the ability of BGI and its restricted subsidiaries to incur indebtedness or issue disqualified stock or preferred stock, pay dividends or redeem or repurchase stock, make certain types of investments, sell assets, incur certain liens, enter into agreements restricting dividends or other payments from subsidiaries, enter into certain transactions with affiliates and consolidate, merge or sell all or substantially all of its assets.
The Second Priority Indentures provide that BGI may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not BGI is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person unless certain requirements in the applicable indenture are met.
First Priority Senior Secured Notes
The issued $1.250 billion in aggregate principal amount of 4.875% first priority senior secured notes due 2026 (the “4.875% Notes”) that BGI assumed in July 2019 will mature on July 15, 2026.
BGI may redeem some or all of the 4.875% Notes at redemption prices set forth in the indenture relating to the 4.875% Notes. If a change of control occurs, BGI will give holders of the 4.875% Notes an opportunity to sell their notes at a purchase price of 101% of the principal amount plus accrued and unpaid interest, or redeem the 4.875% Notes in full as provided above.
In January 2020, BGI issued €700 million in aggregate principal amount of 1.00% first priority senior secured notes due 2025 (the “1.00% Notes”) and €375 million in aggregate principal amount of 1.50% first priority senior secured notes due 2027 (the “1.50% Notes”). The 1.00% Notes will mature on July 31, 2025 and the 1.50% Notes will mature on July 31, 2027.
The 1.00% Notes may be redeemed, at BGI’s option, prior to October 15, 2024, at a price equal to 100% of the principal amount of the 1.00% Notes redeemed, plus accrued and unpaid interest and additional interest, if any, to, but not including the redemption date, plus an applicable premium. The 1.50% Notes may be redeemed, at BGI’s option, prior to October 15, 2026, at a price equal to 100% of the principal amount of the 1.50% Notes redeemed, plus accrued and unpaid interest and additional interest, if any, to, but not including the redemption date, plus an applicable premium. On or after July 15, 2024, BGI may redeem some or all of the 1.00% Notes and/or the 1.50% Notes at redemption prices set forth in the indenture relating to the 1.00% Notes and the 1.50% Notes. If a change of control occurs, BGI will give holders of the 1.00% Notes and 1.50% Notes an opportunity to sell their notes at a purchase price of 101% of the principal amount plus accrued and unpaid interest, or redeem the 1.00% Notes and 1.50% Notes in full as provided above.
In December 2020, BGI issued $750 million in aggregate principal amount of 1.57% first priority senior secured notes due 2026 (the “Existing 1.57% Notes”). In March 2021, BGI issued $775 million in aggregate principal amount of the 1.57% first priority senior secured notes due 2026 (the “New 1.57% Notes,” and collectively with the Existing 1.57% Notes, the “1.57% Notes”), which was an additional issuance of the Existing 1.57% Notes issued pursuant to the indenture dated December 22, 2020, and are consolidated with and form a single series with the Existing 1.57% Notes. (the “1.57% Notes”). The 1.57% Notes will mature on January 15, 2026.
Prior to December 15, 2025, BGI may redeem the 1.57% Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to the greater of (i) 100% of the principal amount of the 1.57% Notes redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (assuming that such 1.57% Notes matured on December 15, 2025), exclusive of interest accrued to, but not including, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable treasury rate plus 20 basis points plus accrued and unpaid interest. On or after December 15, 2025, the 1.57% Notes will be redeemable, in whole or in part, at BGI’s option, at any time or from time to time, on at least 15 days’ but not more than 60 days’ prior notice to the holders of the 1.57% Notes to be redeemed, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest.
In June 2021, BGI issued $400 million in aggregate principal amount of 1.65% first priority senior secured notes due 2027 (the “1.65% Notes”). The 1.65% Notes will mature on January 15, 2027.
Prior to December 15, 2026, BGI may redeem the 1.65% Notes at its option, in whole at any time or in part from time to time, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to the greater of (i) 100% of the principal amount of the 1.65% Notes redeemed or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed (assuming that such 1.65% Notes matured on January 15, 2024), exclusive of interest accrued to, but not including, the redemption date, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a rate equal to the sum of the applicable treasury rate plus 15 basis points. On or after December 15, 2026, the 1.65% Notes will be redeemable, in whole or in part, at BGI’s option, at any time or from time to time, on at least 15 days’ but not more than 60 days’ prior notice to the holders of the 1.65% Notes to be redeemed, at a redemption price equal to 100% of the principal amount thereof.
In March 2023, BGI issued $500 million in aggregate principal amount of 5.50% first priority senior secured notes due 2028 (the “5.50% Notes”). The 5.50% Notes will mature on April 15, 2028. Prior to March 15, 2028, BGI may redeem the 5.50% Notes at its option, in whole at any time or in part from time to time, at a redemption price equal to the greater of (i) (a) the sum of the present values of the remaining scheduled payments of principal and interest on the notes being redeemed discounted to the redemption date (assuming that such 5.50% Notes matured on March 15, 2028) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the applicable treasury rate plus 35 basis points less (b) interest accrued to the date of redemption and (ii) 100% of the principal amount of the 5.50% Notes being redeemed, plus, in either case, accrued and unpaid interest thereon to the redemption date. On or after the March 15, 2028, BGI may redeem the 5.50% Notes, in whole or in part at any time and from time to time, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest thereon to the redemption date.
The 4.875% Notes, the 1.00% Notes, the 1.50% Notes, the 1.57% Notes, the 1.65% Notes and the 5.50% Notes (collectively, the “Existing First Priority Notes”) are secured, senior obligations of BGI, are guaranteed on a senior basis by Berry and by each of BGI’s existing and future direct or indirect subsidiaries that guarantee BGI’s senior secured credit facilities and are secured on a first priority basis by assets of BGI and its subsidiaries that guarantee the corresponding Existing First Priority Notes. No principal payments are required prior to maturity of the applicable Existing First Priority Notes.
The indenture relating to the 1.00% Notes and the 1.50% Notes (the “First Priority Euro Indenture”) and the indentures relating to the 4.875% Notes (the “First Priority Dollar Indentures”, and together with the First Priority Euro Indenture, the “First Priority Indentures”) contain a number of covenants that, among other things and subject to certain exceptions, restrict the ability of BGI and its restricted subsidiaries to incur indebtedness or issue disqualified stock or preferred stock, pay dividends or redeem or repurchase stock, make certain types of investments, sell assets, incur certain liens, enter into agreements restricting dividends or other payments from subsidiaries, enter into certain transactions with affiliates and consolidate, merge or sell all or substantially all of its assets.
The indenture relating to the 1.57% Notes, the indenture relating to the 1.65% Notes and the indenture relating to the 5.50% Notes (the “Investment Grade Indentures”) contain a number of restrictive covenants, including those relating to the ability of BGI to create or incur certain liens; and transfer all or substantially all of BGI’s assets or enter into merger or consolidation transactions.
Subject to certain limitations, in the event of the occurrence of both (1) a change of control of BGI and (2) a withdrawal or downgrade of the investment grade ratings of the 1.57% Notes, the 1.65% Notes or the 5.50% Notes, as applicable, by two or more of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global Inc., and Fitch Ratings, Inc. (collectively, the “Rating Agencies”) or a change of control of transaction is proposed and two or more Rating Agencies indicate that, if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its investment grade ratings or downgrade the ratings assigned to the 1.57% Notes, the 1.65% Notes or the 5.50% Notes, as applicable, below investment grade, BGI will be required to make an offer to purchase the 1.57% Notes, the 1.65% Notes or the 5.50% Notes, as applicable, at a price equal to 101% of the principal amount of the 1.57% Notes, the 1.65% Notes or the 5.50% Notes, as applicable, plus accrued and unpaid interest to, but not including, the date of repurchase.
The First Priority Indentures provide that BGI may not, directly or indirectly, consolidate, amalgamate or merge with or into or wind up or convert into (whether or not BGI is the surviving person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to, any person unless certain requirements in the First Priority Indentures are met.
The First Priority Indentures and the Investment Grade Indentures also provide for events of default, which, if any of them occurs, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding 4.875% Notes under the First Priority Dollar Indentures, all the then-outstanding 1.00% Notes and 1.50% Notes under the First Priority Euro Indenture and all the then-outstanding 1.57% Notes, all the then-outstanding 1.65% Notes and all the then-outstanding 5.50% Notes under the Investment Grade Indentures to be due and payable immediately, subject to the provisions of the intercreditor agreements.
Covenant Compliance
BGI’s fixed charge coverage ratio, as defined in the revolving credit facility, is calculated based on a numerator consisting of Adjusted EBITDA less income taxes paid in cash and non-financed capital expenditures, and a denominator consisting of scheduled principal payments in respect of indebtedness for borrowed money, interest expense and certain distributions. BGI’s fixed charge coverage ratio, as defined in the Indenture is calculated based on a numerator consisting of Adjusted EBITDA, and a denominator consisting of interest expense and certain distributions. BGI is required, under its debt incurrence covenant, to use a rolling four quarter Adjusted EBITDA in its calculations.
BGI is required to maintain a minimum fixed charge coverage ratio of 1.0:1.0 under the revolving credit facility at any time when the aggregate unused capacity under the revolving credit facility is less than either 10% of specified availability (and in no event less than $50 million) (and for 10 consecutive days following the date upon which availability exceeds such threshold) or, in each case during the continuation of an event of default. Specified availability is defined as the sum of the aggregate unused capacity under the revolving credit facility plus the excess of the aggregate U.S. and Canadian borrowing base in excess of up to 2.5% of the aggregate commitments.
Failure to maintain a first lien secured indebtedness ratio of 4.0:1.0 under the credit facility relating to the Term Loans, a fixed charge coverage ratio of 2.0:1.0 under the Indenture and unused borrowing capacity under the revolving credit facility or amended and restated revolving credit facility, as applicable, described above, can result in limiting our long-term growth prospects by hindering BGI’s ability to incur additional indebtedness, effect acquisitions, enter into certain significant business combinations, make distributions or redeem indebtedness.

CERTAIN MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax (and, with respect to non-U.S. holders (as defined below) estate tax) consequences relating to the exchange of the Outstanding Notes for Exchange Notes in the exchange offers and the ownership and disposition of the Exchange Notes, but does not purport to be an analysis of all potential tax effects. This summary is based on the Internal Revenue Code of 1986, as amended, which we refer to as the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as in effect on the date hereof and all of which are subject to change (possibly with retroactive effect) or to different interpretations. This summary is limited to persons who hold the notes as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment). The discussion does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or the U.S. federal income tax consequences applicable to special classes of taxpayers such as banks and certain other financial institutions, insurance companies, tax-exempt organizations, holders of Notes that are pass-through entities or the investors in such pass-through entities, dealers in securities or foreign currency, regulated investment companies, real estate investment trusts, U.S. Holders (as defined below) whose “functional currency” is not the U.S. dollar, traders in securities that elect a mark-to- market method of accounting, investors liable for the alternative minimum tax, controlled foreign corporations, passive foreign investment companies, companies that accumulate earnings for the purpose of avoiding tax, U.S. expatriates, persons who are required to recognize income with respect to the Notes no later than such income is reported on such persons’ applicable financial statements and persons holding Notes as part of a hedge, straddle, constructive sale, conversion transaction or other integrated transaction or risk reduction transaction. The discussion does not address any non-income tax considerations or any foreign, state or local tax consequences. We have not sought and will not seek any rulings from the Internal Revenue Service, which we refer to as the IRS, with respect to the matters discussed below. There can be no assurance that the IRS will not take a different position concerning the tax consequences of the exchange of the Outstanding Notes for Exchange Notes or the ownership or disposition of the Exchange Notes or that any such position would not be sustained.
As discussed further below, we believe that the exchange of the Outstanding Notes for the Exchange Notes in the exchange offers will not constitute a taxable exchange for U.S. federal income tax purposes. Accordingly, the material U.S. federal income tax consequences of the ownership and disposition of the Outstanding Notes, as discussed in the final offering memoranda dated March 27, 2023 remain applicable with respect to the ownership and disposition of the Exchange Notes, which material U.S. federal income tax consequences are summarized below in substantially the same form as set forth in such final offering memoranda.
PLEASE CONSULT YOUR OWN TAX ADVISER REGARDING THE APPLICATION OF U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION AND THE CONSEQUENCES OF FEDERAL ESTATE OR GIFT TAX LAWS, STATE, LOCAL AND FOREIGN TAX LAWS AND TAX TREATIES.
As used herein, a “U.S. Holder” means a beneficial owner of a Note that is, for U.S. federal income tax purposes (a) an individual who is a citizen or resident of the United States, (b) a corporation (or other entity classified as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state within the United States, or the District of Columbia, (c) an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of source, or (d) a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust validly elected to be treated as a U.S. person under applicable Treasury regulations. A “Non-U.S. Holder” is a beneficial owner of Notes, other than an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes owns any of the Notes, the tax treatment of a partner of such partnership will generally depend upon the status of the partner and the activities of the partnership. Holders of Notes that are partnerships or partners in such partnerships should consult their own tax advisors.

U.S. Holders
The following discussion applies to you only if you are a U.S. Holder as defined above.
Receipt of Exchange Notes
Generally, a U.S. Holder of an Outstanding Note will not recognize taxable gain or loss on the receipt of an Exchange Note in exchange for an Outstanding Note pursuant to the exchange offers. The tax consequences of holding an Exchange Note will be the same as those of holding an Outstanding Note. The U.S. Holder’s basis and holding period in the Exchange Note will be the same of the U.S. Holder’s basis and holding period in the Outstanding Note surrendered therefore.
Non-U.S. Holders
The following discussion applies to you only if you are a Non-U.S. Holder as defined above.
Special rules may apply to you if you are a “controlled foreign corporation,” “passive foreign investment company,” a company that accumulates earnings for the purpose of avoiding tax or, in certain circumstances, a United States individual who is an expatriate. In such case, you should consult your tax advisor to determine the U.S. federal, state, local and other tax consequences that may be relevant to you.
Receipt of Exchange Notes
Generally, a Non-U.S. Holder of an Outstanding Note will not recognize taxable gain or loss on the receipt of an Exchange Note in exchange for an Outstanding Note pursuant to the exchange offers. The tax consequences of holding an Exchange Note will be the same as those of holding an Outstanding Note. The Non-U.S. Holder’s basis and holding period in the Exchange Note will be the same of the Non-U.S. Holder’s basis and holding period in the Outstanding Note surrendered therefore.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Exchange Notes for its own account in the exchange offers must acknowledge that it will deliver a prospectus in connection with any resale of the Exchange Notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Exchange Notes received in exchange for Outstanding Notes where the Outstanding Notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period ending 180 days from the date on which this registration statement is declared effective, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any resale. In addition, until            , 2025, all dealers effecting transactions in the Exchange Notes may be required to deliver a prospectus.
We will not receive any proceeds from any sale of Exchange Notes by broker-dealers. Exchange Notes received by broker-dealers for their own account in the exchange offers may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the Exchange Notes or a combination of these methods of resale. These resales may be made at market prices prevailing at the time of resale, at prices related to these prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any of the Exchange Notes. Any broker-dealer that resells Exchange Notes that were received by it for its own account in the exchange offers and any broker or dealer that participates in a distribution of the Exchange Notes may be deemed to be an underwriter within the meaning of the Securities Act, and any profit on the resale of Exchange Notes and any commission or concessions received by those persons may be deemed to be underwriting compensation under the Securities Act. Any such broker-dealer must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, including the delivery of a prospectus that contains information with respect to any selling holder required by the Securities Act in connection with any resale of the Exchange Notes. By delivering a prospectus, however, a broker-dealer will not be deemed to admit that it is an underwriter within the meaning of the Securities Act.
Furthermore, any broker-dealer that acquired any of its Outstanding Notes directly from us:
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may not rely on the applicable interpretation of the staff of the SEC’s position contained in Exxon Capital Holdings Corp., SEC no-action letter (April 13, 1988), Morgan, Stanley & Co. Inc., SEC no-action letter (June 5, 1991) and Shearman & Sterling, SEC no-action letter (July 2, 1993); and

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must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the Exchange Notes.

We have agreed to pay all expenses incident to the performance of our obligations in relation to the exchange offers (including the expenses of one counsel for the holder of the Outstanding Notes) other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Exchange Notes, including any broker-dealers, against various liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
Bryan Cave Leighton Paisner LLP, Atlanta, Georgia, will pass on certain legal matters in connection with the Exchange Notes offered hereby. Other counsels have passed upon certain legal matters relating to selected subsidiary guarantors in connection with the Exchange Notes offered hereby.
EXPERTS
The consolidated financial statements of Berry Global Group, Inc. appearing in Berry Global Group, Inc.’s Annual Report (Form 10-K) for the year ended September 28, 2024, and the effectiveness of Berry Global Group, Inc.’s internal control over financial reporting as of September 28, 2024 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE
We are incorporating by reference into prospectus certain information filed with the SEC. This means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is part of this prospectus and any statement contained in a document so incorporated by reference shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document that also is incorporated by reference in this prospectus modifies or supersedes such statement. The following documents filed with the SEC are incorporated by reference in this prospectus (except for the documents, or portions thereof, that have been furnished but not filed with the SEC, including Items 2.02 and 7.01 for Form 8-K, or as otherwise described below, which documents are not incorporated by reference herein):

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our Annual Report on Form 10-K for the fiscal year ended September 28, 2024, and filed with the SEC on November 26, 2024 (excluding the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Outlook” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources — Liquidity Outlook);

•
The information contained in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on January 7, 2025 and incorporated into Part III of our Annual Report on Form 10-K for the fiscal year ended September 28, 2024; and

•
our Current Reports on Form 8-K (as amended, as applicable) filed on October 22, 2024, October 25, 2024, November 4, 2024 and November 19, 2024.

All documents we file later with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this prospectus and prior to the termination of the offering of our securities as described in this prospectus will be deemed to be incorporated by reference into this prospectus, other than information in the documents that is not deemed to be filed with the SEC. A statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded to the extent that a statement contained in any subsequently filed document that is incorporated by reference into this prospectus, modifies or supersedes that statement. Any statements so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may obtain a copy of the documents we file with the SEC as described under “Where You Can Find Additional Information.” In addition, you may request a copy of these filings at no cost, by writing or calling us at the following:
Berry Global Group, Inc.
101 Oakley Street
Evansville, IN 47710
Attention: Director of Investor Relations
(812) 424-2904

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains our reports, proxy statements and other information regarding us at http://www.sec.gov. Our SEC filings are also available free of charge on our website at http://www.berryglobal.com. Our website and the information contained therein or connected thereto shall not be deemed to be incorporated into this prospectus and you should not rely on any such information in making your investment decision.

Berry Global, Inc.
a wholly owned subsidiary of Berry Global Group, Inc.
OFFER TO EXCHANGE ITS
5.650% First Priority Senior Secured Notes due 2034, and
5.800% First Priority Senior Secured Notes due 2031
that have been registered under the Securities Act of 1933, as amended (the “Securities Act”)
FOR AN EQUAL AMOUNT OF ITS OUTSTANDING
5.650% First Priority Senior Secured Notes due 2034, and
5.800% First Priority Senior Secured Notes due 2031
that were issued and sold in transactions exempt from registration under the Securities Act
           , 2025

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Section 145(a) of the General Corporation Law of the State of Delaware (the “DGCL”) provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.
Section 145(b) of the DGCL provides that a Delaware corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the court shall deem proper.
Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue, or matter therein, he shall be indemnified against any expenses actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director, officer, employee or agent of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.
Section 102(b)(7) of the DGCL provides that a Delaware corporation may, with certain limitations, set forth in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of a fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.
Section 145(g) of the DGCL provides that a Delaware corporation has the power to purchase and maintain insurance on behalf of any director, officer, employee or other agent of the corporation or, if serving in such capacity at the request of the corporation, of another enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation has the power to indemnify such person against such liability under the DGCL. Article 10 of Berry Global’s Amended and Restated Certificate of Incorporation permits Berry Global, Inc. to maintain insurance, at Berry Global, Inc.’s expense, to protect Berry Global, Inc. or any directors, officers, employees or agents of the company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not Berry Global, Inc. would have the power to indemnify such person against such expense, liability or loss under the DGCL.
The Amended and Restated Bylaws of Berry Global, Inc. provide for indemnification, to the fullest extent permitted by the DGCL, of any director or officer of Berry Global, Inc. (and their legal representatives), and of any person serving at the request of Berry Global, Inc.as a director, officer, trustee, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise (such person, an “indemnitee”), except that Berry Global, Inc. shall indemnify an indemnitee for a proceeding initiated by such indemnitee only if the proceeding was authorized by Berry Global, Inc.’s board of directors. The Amended and Restated Bylaws of Berry Global, Inc. provide for mandatory advancement of expenses to indemnitees defending any proceeding in advance of its final disposition upon an undertaking to repay such amounts advanced if it is ultimately determined that such indemnitee is not entitled to indemnification. The Amended and Restated Bylaws of Berry Global, Inc. states that Berry Global, Inc. shall hold indemnitees harmless to the fullest extent authorized by the DGCL.
Item 21.   Exhibits and Financial Statement Schedules.
Exhibit No	Description of Exhibit
2.1	Rule 2.7 Announcement, dated as of March 8, 2019 (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 14, 2019).
2.2	Co-Operation Agreement, dated as of March 8, 2019, by and among Berry Global Group, Inc., Berry Global International Holdings Limited and RPC Group Plc (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on March 14, 2019).
2.3	Agreement and Plan of Merger, dated as of November 19, 2024, by and among Berry Global Group, Inc., Amcor plc and Aurora Spirit, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K/A filed on November 19, 2024).
3.1	Amended and Restated Certificate of Incorporation of Berry Global Group, Inc., as amended through February 14, 2024 (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on May 9, 2024).
3.2	Amended and Restated Bylaws of Berry Global Group, Inc., effective February 14, 2024 (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on February 15, 2024).
3.3**	Form of Delaware Subsidiary Guarantor Certificate of Incorporation(1)
3.4**	Form of Delaware Subsidiary Guarantor Bylaws(1)
3.5**	Form of Delaware Subsidiary Guarantor Certificate of Formation(1)
3.6**	Form of Delaware Subsidiary Guarantor Limited Liability Company Agreement(1)
3.7**	Articles of Incorporation of BPRex Product Design and Engineering Inc.
3.8**	By-Laws of BPRex Product Design and Engineering Inc.
3.9**	Certificate of Incorporation, as amended, of BPRex Specialty Products Puerto Rico Inc.
3.10**	Amended and Restated By-Laws of BPRex Specialty Products Puerto Rico Inc.
3.11**	Certificate of Limited Partnership of Chocksett Road Limited Partnership.
3.12**	Limited Partnership Agreement of Chocksett Road Limited Partnership.
3.13**	Trustees’ Certificate of Chocksett Road Realty Trust.
3.14**	Chocksett Road Realty Trust Appointment of Trustee.
3.15**	Articles of Organization of Dumpling Rock, LLC.
3.16**	Limited Liability Company Agreement of Dumpling Rock, LLC.
3.17**	Sixth Amended and Restated Certificate of Limited Partnership and Limited Partnership Agreement of Grafco Industries Limited Partnership.
3.18**	Articles of Incorporation of Laddawn, Inc.
3.19**	Amended and Restated Bylaws of Laddawn, Inc.
3.20**	Articles of Incorporation, as amended, of Letica Corporation.
3.21**	Bylaws of Letica Corporation.
3.22**	Articles of Incorporation, as amended, of Letica Resources, Inc.
3.23**	Bylaws of Letica Resources, Inc.
3.24**	Articles of Organization of M&H Plastics, LLC
3.25**	Articles of Incorporation, as amended, of RPC Bramlage, Inc.

Exhibit No	Description of Exhibit
3.26**	Bylaws of RPC Bramlage, Inc.
3.27**	Articles of Incorporation of F&S Tool, Inc.
3.28**	Bylaws of F&S Tool, Inc.
4.1	Indenture, by and between Berry Global Escrow Corporation and U.S. Bank Trust Company National Association (as successor to U.S. Bank National Association), as Trustee and Collateral Agent, relating to the 4.875% First Priority Senior Secured Notes due 2026, dated June 5, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 6, 2019).
4.2	Supplemental Indenture, among Berry Global Group, Inc., Berry Global, Inc., Berry Global Escrow Corporation, each of the parties identified as a Subsidiary Guarantor thereon, and U.S. Bank Trust Company National Association (as successor to U.S. Bank National Association), as Trustee, relating to the 4.875% First Priority Senior Secured Notes due 2026, dated July 1, 2019 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on July 2, 2019).
4.3	Indenture, by and between Berry Global Escrow Corporation and U.S. Bank Trust Company National Association (as successor to U.S. Bank National Association), as Trustee and Collateral Agent, relating to the 5.625% Second Priority Senior Secured Notes due 2027, dated June 5, 2019 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 6, 2019).
4.4	Supplemental Indenture, among Berry Global Group, Inc., Berry Global, Inc., Berry Global Escrow Corporation, each of the parties identified as a Subsidiary Guarantor thereon, and U.S. Bank Trust Company National Association (as successor to U.S. Bank National Association), as Trustee, relating to the 5.625% Second Priority Senior Secured Notes due 2027, dated July 1, 2019 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on July 2, 2019).
4.5	Indenture, among Berry Global, Inc., certain guarantors party thereto, U.S. Bank Trust Company National Association (as successor to U.S. Bank National Association), as Trustee and Collateral Agent, and Elavon Financial Services DAC, as Paying Agent, Transfer Agent and Registrar, relating to the 1.00% First Priority Senior Secured Notes due 2025 and 1.50% First Priority Senior Secured Notes due 2027, dated January 2, 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 2, 2020).
4.6	Indenture among Berry Global, Inc., certain guarantors party thereto, U.S. Bank Trust Company National Association (as successor to U.S. Bank National Association), as Trustee and Collateral Agent, relating to the 1.57% First Priority Senior Secured Notes due 2026, dated December 22, 2020 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 23, 2020).
4.7	First Supplemental Indenture, among Berry Global, Inc., certain guarantors party thereto, U.S. Bank Trust Company National Association, as Trustee and Collateral Agent, relating to the 1.57% First Priority Senior Secured Notes due 2026, dated March 4, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 4, 2021).
4.8	Indenture, among Berry Global, Inc., certain guarantors party thereto, U.S. Bank Trust Company National Association (as successor to U.S. Bank National Association), as Trustee and Collateral Agent, relating to the 1.65% First Priority Senior Secured Notes due 2027, dated June 14, 2021 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 14, 2021).
4.9	Indenture, among Berry Global, Inc., certain guarantors party thereto, U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent, relating to the 5.50% First Priority Senior Secured Notes due 2028, dated March 30, 2023 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 30, 2023).

Exhibit No	Description of Exhibit
4.10	Indenture, dated January 17, 2024, among Berry Global, Inc., certain guarantors party thereto, U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent, relating to the 5.650% First Priority Senior Secured Notes due 2034, (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on January 17, 2024).
4.11	Indenture, dated May 28, 2024, among Berry Global, Inc., certain guarantors party thereto, U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent, relating to the 5.800% First Priority Senior Secured Notes due 2031, (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on May 28, 2024).
4.12	Registration Rights Agreement, by and between Berry Global, Inc., Berry Global Group, Inc., each subsidiary of Berry Global, Inc. identified therein, and Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, on behalf of themselves and as representatives of the initial purchasers, relating to the 1.57% First Priority Senior Secured Notes due 2026 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on December 23, 2020).
4.13	Registration Rights Agreement, dated March 4, 2021, by and between Berry Global, Inc., Berry Global Group, Inc., each subsidiary of Berry Global, Inc. identified therein, and Citigroup Global Markets Inc. Goldman Sachs & Co. LLC and Wells Fargo Securities, LLC, on behalf of themselves and as representatives of the initial purchasers, relating to the 1.57% First Priority Senior Secured Notes due 2026 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 5, 2021).
4.14	Registration Rights Agreement, by and between Berry Global, Inc., Berry Global Group, Inc., each subsidiary of Berry Global, Inc. identified therein, and J.P. Morgan Securities LLC, Citigroup Global Markets Inc. and Goldman Sachs & Co. LLC, on behalf of themselves and as representatives of the initial purchasers, relating to the 1.65% First Priority Senior Secured Notes due 2027 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on June 14, 2021).
4.15	Registration Rights Agreement, by and between Berry Global, Inc., Berry Global Group, Inc., each subsidiary of Berry Global, Inc. identified therein, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, on behalf of themselves and as representatives of the initial purchasers, relating to the 5.50% First Priority Senior Secured Notes due 2028 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 30, 2023).
4.16	Registration Rights Agreement, dated January 17, 2024, by and between Berry Global, Inc., Berry Global Group, Inc., each subsidiary of Berry Global, Inc. identified therein, and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, on behalf of themselves and as representatives of the initial purchasers, relating to the 5.650% First Priority Senior Secured Notes due 2034 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 17, 2024).
4.17	Registration Rights Agreement, dated May 28, 2024, by and between Berry Global, Inc., Berry Global Group, Inc., each subsidiary of Berry Global, Inc. identified therein, and Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, on behalf of themselves and as representatives of the initial purchasers, relating to the 5.800% First Priority Senior Secured Notes due 2031 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on May 28, 2024).
5.1*	Opinion of Bryan Cave Leighton Paisner LLP.
5.2**	Opinion of Shapiro Sher Guinot & Sandlwer, P.A.
5.3**	Opinion of Bodman PLC.
5.4**	Opinion of Fredrikson & Byron, P.A.
5.5**	Opinion of Gess Gess & Wallace, P.C.
5.6**	Opinion of Dinsmore & Shohl LLP.
5.7**	Opinion of Gentry Locke.

Exhibit No	Description of Exhibit
10.1	$1,000,000,000 Fourth Amended and Restated Revolving Credit Agreement, dated as of June 22, 2023, by and among Berry Global, Inc., Berry Global Group, Inc., Berry Plastics Canada Inc., RPC Group Limited, the lenders party thereto, Bank of America, N.A., as collateral agent and administrative agent, and the financial institutions party thereto (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 9, 2023).
10.2	U.S. $1,200,000,000 Second Amended and Restated Credit Agreement, dated as of April 3, 2007, by and among Berry Plastics Corporation formerly known as Berry Plastics Holding Corporation, Berry Plastics Group, Inc., Credit Suisse, Cayman Islands Branch, as collateral and administrative agent, the lenders party thereto from time to time, and the other financial institutions party thereto (incorporated by reference to Exhibit 10.1(b) to Berry Plastics Corporation’s Current Report on Form 8-K filed on April 10, 2007).
10.3	Second Amended and Restated Intercreditor Agreement, dated as of February 5, 2008, by and among Berry Plastics Group, Inc., Berry Plastics Corporation, certain subsidiaries identified as parties thereto, Bank of America, N.A. and Credit Suisse, Cayman Islands Branch as first lien agents, and U.S. Bank Trust Company National Association, as successor in interest to Wells Fargo Bank, N.A., as trustee (incorporated by reference to Exhibit 10.3 to the Company’s Annual Report on Form 10-K filed on November 23, 2015).
10.4	U.S. $1,147,500,000 and $814,375,000 Incremental Assumption Agreement, dated as of February 10, 2017 by and among Berry Plastics Group, Inc., Berry Plastics Corporation and certain of its subsidiaries referenced therein, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders under the term loan credit agreement referenced therein, Citibank, N.A., as initial Term I lender and Citibank, N.A., as incremental term J lender therein. (incorporated by reference to Exhibit 10.7 to the Company’s Annual Report on Form 10-K filed on November 21, 2017).
10.5	U.S. $1,644,750,000 and $498,750,000 Incremental Assumption Agreement, dated as of August 10, 2017, by and among Berry Plastics Group, Inc., Berry Plastics Corporation and certain of its subsidiaries referenced therein, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders under the term loan credit agreement referenced therein, Wells Fargo Bank, National Association, as initial Term M lender and Wells Fargo Bank, National Association, as initial Term N lender therein (incorporated by reference to Exhibit 10.8 to the Company’s Annual Report on Form 10-K filed on November 21, 2017).
10.6	U.S. $900,000,000 and $814,375,000 Incremental Assumption Agreement, dated as of November 27, 2017, by and among Berry Global Group, Inc., Berry Global, Inc. and certain of its subsidiaries referenced therein, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders under the term loan credit agreement referenced therein, Citibank, N.A., as initial Term O Lender, and Citibank, N.A., as initial Term P Lender therein. (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on February 7, 2018).
10.7	U.S. $1,644,750,000 and $496,250,000 Incremental Assumption Agreement and Amendment, dated as of February 12, 2018, by and among Berry Global Group, Inc., Berry Global, Inc. and certain of its subsidiaries referenced therein, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders under the term loan credit agreement referenced therein, Citibank, N.A., as initial Term Q lender, and Citibank, N.A., as initial Term R lender therein (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on May 3, 2018).
10.8	U.S. $800,000,000 and $814,375,000 Incremental Assumption Agreement, dated as of May 16, 2018, by and among Berry Global Group, Inc., Berry Global, Inc. and certain of its subsidiaries referenced therein, Credit Suisse AG, Cayman Islands Branch, as administrative agent for the lenders under the term loan credit agreement referenced therein, Citibank, N.A., as initial Term S lender, and Citibank, N.A., as initial Term T lender therein (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on August 3, 2018).

Exhibit No	Description of Exhibit
10.9	Cooperation Agreement, dated November 22, 2022, by and among Berry Global Group, Inc., Ancora Catalyst Institutional, LP, Eminence Capital, L.P. and the other persons and entities listed thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 23, 2022).
10.10	Amended and Restated Cooperation Agreement, dated October 18, 2023, by and among Berry Global Group, Inc., Ancora Catalyst Institutional, LP, Eminence Capital, L.P. and the other persons and entities listed thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on October 20, 2023).
10.11	Amendment and Waiver to Equipment Lease Agreement, dated as of January 19, 2011, between Chicopee, Inc., as Lessee and Gossamer Holdings, LLC, as Lessor (incorporated by reference to Exhibit 10.16 to AVINTIV Specialty Materials Inc.’s Registration Statement Form S-4 filed on October 25, 2011).
10.12	Second Amendment to Equipment Lease Agreement, dated as of October 7, 2011, between Chicopee, Inc., as Lessee and Gossamer Holdings, LLC, as Lessor (incorporated by reference to Exhibit 10.17 to AVINTIV Specialty Materials Inc.’s Registration Statement Form S-4 filed on October 25, 2011).
10.13	Third Amendment to Equipment Lease Agreement, dated as of February 28, 2012, between Chicopee, Inc., as Lessee and Gossamer Holdings, LLC, as Lessor (incorporated by reference to Exhibit 10.1 to AVINTIV Specialty Materials Inc.’s Quarterly Report on Form 10-Q filed on May 15, 2012).
10.14	Fourth Amendment to Equipment Lease Agreement, dated as of March 22, 2013, between Chicopee, Inc., as Lessee and Gossamer Holdings, LLC, as Lessor (incorporated by reference to Exhibit 10.1 to AVINTIV Specialty Materials Inc.’s Quarterly Report on Form 10-Q filed on May 9, 2013).
10.15†	Employment Agreement of Thomas E. Salmon (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 6, 2017).
10.16†
Berry Plastics Group, Inc. Executive Bonus Plan, amended and restated December 22, 2015, effective as of September 27, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 28, 2015).

10.17†	Berry Plastics Group, Inc. 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.27 to the Company’s Annual Report on Form 10-K filed on December 17, 2012).
10.18†	Amendment No. 1 to the Berry Plastics Group, Inc., 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.31 to the Company’s Annual Report on Form 10-K filed on December 11, 2013).
10.19†
Omnibus amendment to awards granted under the Berry Plastics Group, Inc., 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.32 to the Company’s Annual Report on Form 10-K filed on December 11, 2013).

10.20†	Amendment No. 2 to the Berry Plastics Group, Inc. 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 10, 2015).
10.21†
Form of 2016 Omnibus Amendment to Awards Granted Under the Berry Plastics Group, Inc. 2012 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on July 22, 2016).

10.22†	2015 Berry Plastics Group, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on March 10, 2015.
10.23†	First Amendment to 2015 Berry Plastics Group, Inc. Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 6, 2018).
10.24†
Form of 2016 Omnibus Amendment to Awards Granted Under the Berry Plastics Group, Inc. 2015 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on July 22, 2016).

Exhibit No	Description of Exhibit
10.25†
Fourth Amended and Restated Stockholders Agreement, by and among Berry Plastics Group, Inc., and the stockholders of the Corporation listed on schedule A thereto, dated as of January 15, 2015 (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on January 30, 2015).

10.26†
Employment Agreement, dated January 1, 2002, between the Berry Plastics Corporation and Curtis Begle (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on January 31, 2014).

10.27†
Amendment No. 1 to Employment Agreement, dated as of September 13, 2006, by and between the Berry Plastics Corporation and Curtis Begle (incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on January 31, 2014).

10.28†
Amendment No. 2 to Employment Agreement, dated December 31, 2008, by and between the Berry Plastics Corporation and Curtis Begle (incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on January 31, 2014).

10.29†
Amendment No. 3 to Employment Agreement, dated August 1, 2010, by and between the Berry Plastics Corporation and Curtis L. Begle (incorporated by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed on January 31, 2014).

10.30†
Amendment No. 4 to Employment Agreement, dated December 16, 2011, by and between the Berry Plastics Corporation and Curtis L. Begle (incorporated by reference to Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q filed on January 31, 2014).

10.31†
Separation and Distribution Agreement, dated February 6, 2024, by and among Berry Global Group, Inc., Treasure Holdco, Inc. and Glatfelter Corporation (incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on February 12, 2024)(2).

10.32†
Employment Agreement, dated February 28, 1998, between Berry Plastics Corporation and Mark Miles, together with amendments dated February 28, 2003, September 13, 2006, December 31, 2008, and December 31, 2011 (incorporated by reference to Exhibit 10.40 to the Company’s Annual Report on Form 10-K filed on November 30, 2016).

10.33†
Form of Amendment to Employment Agreement by and between Berry Plastics Corporation and each of Curtis L Begle, Mark W. Miles, and Thomas E. Salmon (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 22, 2016).

10.34†	Senior Executive Employment Contract dated as of September 30, 2015 by and between PGI Specialty Materials Inc. and Jean Marc Galvez, together with the International Assignment Letter dated December 18, 2016 from Berry Global, Inc. (f/k/a Berry Plastics Corporation) (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on February 7, 2018).
10.35†
Employment Agreement, dated December 16, 2010, between Berry Plastics Corporation and Jason Greene, together with amendments dated December 31, 2011 and July 20, 2016 (incorporated by reference to Exhibit 10.43 to the Company’s Annual Report on Form 10-K filed on November 23, 2020).

10.36†
Amended and Restated Berry Global Group, Inc. 2015 Long-Term Incentive Plan, effective February 24, 2021 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 25, 2021).

10.37†	Form of Employee Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 30, 2020).
10.38†	Form of Employee Performance-Based Stock Unit Award Agreement (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 30, 2020).
10.39†	Form of Director Non-Qualified Stock Option Award Agreement (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed on November 30, 2020).
10.40	Employment Agreement, dated August 11, 2023, among Kevin Kwilinski, Berry Global Group, Inc., and Berry Global, Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 17, 2023).

Exhibit No	Description of Exhibit
10.41	Memorandum of Understanding, dated August 11, 2023, among Thomas E. Salmon, Berry Global Group, Inc., and Berry Global, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on August 17, 2023).
10.42	Berry Global Group, Inc. 2022 Dividend Equivalent Rights Plan (incorporated by reference to Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q filed on February 2, 2023).
10.43	Form of Notice of Dividend Equivalent Rights Award under the Berry Global Group, Inc. 2022 Dividend Equivalent Rights Plan (incorporated by reference to Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q filed on February 2, 2023).
10.44	RMT Transaction Agreement, dated February 6, 2024, by and among Berry Global Group, Inc., Treasure Holdco, Inc., Glatfelter Corporation, Treasure Merger Sub I, Inc. and Treasure Merger Sub II, LLC . (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on February 12, 2024).(2)
10.45	Tax Matters Agreement, dated February 6, 2024, by and among Berry Global Group, Inc., Treasure Holdco, Inc. and Glatfelter Corporation (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 12, 2024).
10.46	Employee Matters Agreement, dated February 6, 2024, by and among Berry Global Group, Inc., Treasure Holdco, Inc. and Glatfelter Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on February 12, 2024).
10.47	First Amendment to the Employee Matters Agreement, dated July 8, 2024, by and among Berry Global Group, Inc., Treasure Holdco, Inc. and Glatfelter Corporation (incorporated by reference to Exhibit 10.46 to the Company’s Annual Report on Form 10-K filed on November 26, 2024).
10.48	Second Amendment to the Employee Matters Agreement, dated September 25, 2024, by and among Berry Global Group, Inc., Treasure Holdco, Inc. and Glatfelter Corporation (incorporated by reference to Exhibit 10.47 to the Company’s Annual Report on Form 10-K filed on November 26, 2024).
10.49	Third Amendment to the Employee Matters Agreement, dated October 24, 2024, by and among Berry Global Group, Inc., Treasure Holdco, Inc. and Glatfelter Corporation (incorporated by reference to Exhibit 10.48 to the Company’s Annual Report on Form 10-K filed on November 26, 2024).
10.50	Fourth Amendment to the Employee Matters Agreement, dated November 1, 2024, by and among Berry Global Group, Inc., Treasure Holdco, Inc. and Glatfelter Corporation (incorporated by reference to Exhibit 10.49 to the Company’s Annual Report on Form 10-K filed on November 26, 2024).
21.1*	Subsidiaries of Berry Global Group, Inc.
22.1*	List of Subsidiary Guarantors.
23.1*	Consent of Ernst & Young LLP, independent registered public accounting firm for Berry Global Group, Inc.
23.2*	Consent of Bryan Cave Leighton Paisner LLP (included in Exhibit 5.1).
24.1**	Power of Attorney (included on Signature Pages).
25.1*	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank Trust Company National Association.
99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery.
99.3**	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4**	Form of Letter to Clients.
107**	Filing Fee Table.

(1)
For all Subsidiary Guarantors that are Delaware corporations, the certificate of incorporation and bylaws are identical in all material respects other than the entity name and date of the organizational document. For all Subsidiary Guarantors that are Delaware limited liability companies, the certificate of formation and limited liability company agreement are identical in all material respects other than the entity name and date of the organizational document.
(2)
Certain schedules (or similar attachments) have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish copies of such schedules (or similar attachments) to the U.S. Securities and Exchange Commission upon request.

*
Filed herewith.

**
Previously filed.

†
Management contract or compensatory plan or arrangement.

Item 22.   Undertakings.
(a)
The undersigned registrants hereby undertake:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
i.
Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

ii.
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

iv.
Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)
The undersigned registrants hereby undertake, that, for purposes of determining any liability under the Securities Act of 1933, each filing of a registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(e)
The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
BERRY GLOBAL GROUP, INC.

By:
/s/ Jason K. Greene

Name:
Jason K. Greene

Title:
Executive Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer and Director (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
* B. Evan Bayh	Director	January 10, 2025
* Jonathan F. Foster	Director	January 10, 2025
* Meridith R. Harper	Director	January 10, 2025
* Idalene F. Kesner	Director	January 10, 2025
* Jill A. Rahman	Director	January 10, 2025
* Chaney M. Sheffield, Jr.	Director	January 10, 2025
* Robert A. Steele	Director	January 10, 2025
* Stephen E. Sterrett	Chairman of the Board and Director	January 10, 2025
* Peter T. Thomas	Director	January 10, 2025
* James T. Glerum, Jr.	Director	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
BERRY GLOBAL, INC.

By:
/s/ Jason K. Greene

Name:
Jason K. Greene

Title:
Executive Vice President, Chief Legal Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer, Director (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer, Director (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, General Counsel and Secretary, Director	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
BERRY PLASTICS ACQUISITION CORPORATION  V
BERRY PLASTICS FILMCO, INC.
BERRY PLASTICS OPCO, INC.
BERRY PLASTICS SP, INC.
BERRY PLASTICS TECHNICAL SERVICES, INC.
BPREX CLOSURES KENTUCKY INC.
BPREX DELTA INC.
BPREX HEALTHCARE BROOKVILLE INC.
BPREX HEALTHCARE PACKAGING INC.
BPREX PLASTIC PACKAGING INC.
BPREX PRODUCT DESIGN AND ENGINEERING INC.
BPREX SPECIALTY PRODUCTS PUERTO RICO INC.
CARDINAL PACKAGING, INC.
CPI HOLDING CORPORATION
ROLLPAK CORPORATION
UNIPLAST U.S., INC.
VENTURE PACKAGING, INC.
VENTURE PACKAGING MIDWEST, INC.
By:
/s/ Jason K. Greene

Name:
Jason K. Greene

Title:
Executive Vice President, General
Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer, Director (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer, Director (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, General Counsel and Secretary, Director	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
GLOBAL CLOSURE SYSTEMS AMERICA 1, INC. LETICA CORPORATION
LETICA RESOURCES, INC.
RPC BRAMLAGE, INC.
RPC LEOPARD HOLDINGS, INC.
RPC PACKAGING HOLDINGS (US), INC.
RPC SUPERFOS US, INC.
RPC ZELLER PLASTIK LIBERTYVILLE, INC.
By:
/s/ Jason K. Greene

Name:
Jason K. Greene

Title:
Executive Vice President, General
Counsel & Assistant Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer, Director (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer, Director (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, Director	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
LADDAWN, INC.
By:
/s/ Jason K. Greene

Name:
Jason K. Greene

Title:
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer, Director (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer, Director (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, Director	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
AEROCON, LLC
BERRY GLOBAL FILMS, LLC
BERRY PLASTICS IK, LLC
BERRY PLASTICS ACQUISITION LLC X
BERRY PLASTICS DESIGN, LLC
BERRY PLASTICS 1K, LLC
BERRY SPECIALTY TAPES, LLC
BPREX CLOSURE SYSTEMS, LLC
BPREX CLOSURES, LLC
COVALENCE SPECIALTY ADHESIVES LLC
KERR GROUP, LLC
PLIANT INTERNATIONAL, LLC
PLIANT, LLC
POLY-SEAL, LLC
By:
/s/ Jason K. Greene

Name:
Jason K. Greene

Title:
Executive Vice President, General
Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, General Counsel and Secretary	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., the registrant’s sole member and/or manager	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
DUMPLING ROCK, LLC
ESTERO PORCH, LLC
LAMB’S GROVE, LLC
MILLHAM, LLC
SUGDEN, LLC
By:
/s/ Jason K. Greene

Name:
Jason K. Greene

Title:
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, General Counsel and Secretary	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., the registrant’s sole member and/or manager	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
CAPLAS LLC
CAPLAS NEPTUNE, LLC
By:
/s/ Jason K. Greene

Name:
Jason K. Greene

Title:
Executive Vice President, General
Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, General Counsel and Secretary	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., the registrant’s manager	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., the manager of Captive Plastics, LLC, the registrant’s sole member	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
CAPTIVE PLASTICS, LLC
KNIGHT PLASTICS, LLC
PACKERWARE, LLC
By:
/s/ Jason K. Greene

Name:
Jason K. Greene

Title:
Executive Vice President, General
Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, General Counsel and Secretary	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., the registrant’s manager	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Berry Plastics SP, Inc., the registrant’s sole member	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
SAFFRON ACQUISITION, LLC SETCO, LLC
By: /s/ Jason K. Greene Name: Jason K. Greene Title: Executive Vice President, General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, General Counsel and Secretary	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., the registrant’s manager	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., manager of Kerr Group, LLC, the registrant’s sole member	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
SUN COAST INDUSTRIES, LLC
By: /s/ Jason K. Greene Name: Jason K. Greene Title: Executive Vice President, General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, General Counsel and Secretary	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., the registrant’s manager	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., manager of Saffron Acquisition, LLC, the registrant’s sole member	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
UNIPLAST HOLDINGS, LLC
By: /s/ Jason K. Greene Name: Jason K. Greene Title: Executive Vice President, General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, General Counsel and Secretary	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., the registrant’s manager	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Pliant, LLC, the registrant’s sole member	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
GRAFCO INDUSTRIES LIMITED PARTNERSHIP
By: Caplas Neptune, LLC, its General Partner
By: /s/ Jason K. Greene Name: Jason K. Greene Title: Executive Vice President, General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., the manager of Captive Plastics LLC, the sole member of Caplas Neptune, LLC, the registrant’s general partner	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
CHOCKSETT ROAD LIMITED PARTNERSHIP
By: Berry Global, Inc., its General Partner
By: /s/ Jason K. Greene Name: Jason K. Greene Title: Executive Vice President, General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., the registrant’s general partner	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
CHOCKSETT ROAD REALTY TRUST
By: Laddawn, Inc., its Trustee
By: /s/ Jason K. Greene Name: Jason K. Greene Title: Executive Vice President
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Mark W. Miles	Chief Financial Officer of Berry Global, Inc., the general partner of Chocksett Road Realty Trust, registrant’s sole beneficiary	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
CONSUMER PACKAGING INT’L HOLDINGS, LLC
By: /s/ Jason K. Greene Name: Jason K. Greene Title: Executive Vice President, General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, General Counsel and Secretary	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Avintiv Inc., the registrant’s sole Member and Manager	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
BERRY TAPES HOLDING COMPANY, INC. F&S EXPORT, INC. F&S PRECISION HOLDINGS, INC. F&S TOOL, INC.
By: /s/ Jason K. Greene Name: Jason K. Greene Title: Executive Vice President, Chief Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer, Director (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer, Director (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, Chief Counsel and Secretary, Director	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on January 10, 2025.
M&H PLASTICS, LLC
By: /s/ Jason K. Greene Name: Jason K. Greene Title: Executive Vice President, General Counsel & Secretary
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
* Kevin Kwilinski	Chief Executive Officer (Principal Executive Officer)	January 10, 2025
* Mark W. Miles	Chief Financial Officer, Treasurer (Principal Financial Officer and Principal Accounting Officer)	January 10, 2025
/s/ Jason K. Greene Jason K. Greene	Executive Vice President, General Counsel and Secretary	January 10, 2025
* Mark W. Miles	Chief Financial Officer of Consumer Packaging Int’l Holdings, LLC, the registrant’s sole member and manager	January 10, 2025

*By:
/s/ Jason K. Greene

Jason K. Greene
Attorney-in-fact